UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

(Amendment No. 3)

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

REVOLUTIONS MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	3841	73-1526138
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

670 Marina Drive, 3rd Floor Charleston, SC 29492 (843) 971-4848
(Address and telephone number of registrant’s principal executive offices and principal place of business)

The Corporation Trust Company of Nevada One East First Street Reno, Nevada 89501 Tel No.: (775) 688-3061
(Name, Address and Telephone Number of Agent for Service)

Communication Copies to:

Lucosky Brookman LLP

101 Wood Avenue South

Woodbridge, New Jersey 08830

Fax No. (732) 395-4401

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Non-accelerated filer	☐

Accelerated filer	☐	Smaller reporting company	☒

 CALCULATION OF REGISTRATION FEE

Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price per share		Proposed Maximum Aggregate Offering Price	Amount of Registration fee
Common Stock, $0.001 par value per share	7,919,613	$0.06	(2)	$475,176.78	$64.81

Common Stock, $0.001 par value per share	4,000,000	$0.06	(2)	$240,000.00	$32.74

Common Stock, $0.001 par value per share, issuable upon the exercise of certain outstanding warrants	4,126,005	$0.25	(3)	$1,031,501.25	$140.70

Common Stock, $0.001 par value per share, issuable upon the exercise of certain outstanding warrants	2,093,003	$0.50	(4)	$1,046,501.50	$142.74

Total	18,138,621	$-		$2,793,179.45	$380.99	(5)

(1) We are registering (i) 11,919,613 shares of the Company’s common stock, par value $0.001 per share, including 4,000,000 shares of our common stock (the “Put Shares”) that we may put to KVM Capital Partners (“KVM”), pursuant to an investment agreement (the “Investment Agreement”) between KVM and the registrant entered into on June 11, 2013; and (ii) 6,219,008 shares underlying warrants issued to certain warrant holders (the “Warrant Shares”).  In the event of stock splits, stock dividends, or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

(2) The offering price of $0.06 per share is calculated based upon the closing market price of the Company’s common stock on July 10, 2013, as reported on the OTC Markets OTCQB quotation system (the “OTCQB”).

(3) This offering price per share of $0.25 is calculated based upon the price at which the warrants or rights may be exercised pursuant to Rule 457(g)(1) of the Securities Act of 1933, as amended.

(4) This offering price per share of $0.50 is calculated based upon the price at which the warrants or rights may be exercised pursuant to Rule 457(g)(1) of the Securities Act of 1933, as amended.

(5) A portion of such fee has already been paid by Revolutions Medical Corporation.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED JULY 19, 2013

REVOLUTIONS MEDICAL CORPORATION

18,138,621 Shares of Common Stock

This prospectus relates to the resale of 18,138,621 shares of our common stock, par value $0.001 per share, including (i) 11,919,613 shares of common stock (the “Common Shares”) and (ii) 6,219,008 shares of common stock underlying certain outstanding warrants (the “Warrant Shares”, and, together with the Common Shares, the “Shares”), by the selling security holders (the “Selling Security Holders”).

This prospectus relates to the resale of up to 4,000,000 of the Common Shares, issuable to KVM Capital Partners (“KVM”), a selling stockholder pursuant to a “put right” under an investment agreement (the “Investment Agreement”) that we entered into with KVM. The Investment Agreement permits us to “put” up to one million five hundred thousand dollars ($1,500,000) in shares of our common stock to KVM over a period of up to thirty-six (36) months. We will not receive any proceeds from the resale of these shares of common stock. However, we will receive proceeds from the sale of securities pursuant to our exercise of this put right offered by KVM. KVM will bear all costs associated with this registration, except for accounting fees and expenses.

KVM is an “underwriter” within the meaning of the Securities Act in connection with the resale of our common stock under the Investment Agreement. No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. KVM will pay a discount of twenty-two and one half percent (22.5%) of the average of the three lowest closing bids for the Company’s common stock during the seven (7) consecutive trading days prior to the date the Company delivers to KVM a put notice in writing requiring KVM to purchase shares from the Company (a “Put”), subject to the terms of the Investment Agreement.

The selling stockholder may offer all or part of the Shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. KVM is paying all of the registration expenses incurred in connection with the registration of the Shares except for accounting fees and expenses and we will not pay any of the selling commissions, brokerage fees and related expenses.

Our common stock is currently quoted on the OTCQB under the symbol “RMCP.” On July 10, 2013, the closing price as reported on the OTCQB was $0.06 per share. These prices will fluctuate based on the demand for our common stock.

This investment involves a high degree of risk. You should purchase shares only if you can afford a complete loss. See “Risk Factors” beginning on page 9.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is_________, 2013

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus is correct as of any time after its date.

PROSPECTUS SUMMARY

This summary highlights certain information contained elsewhere in this prospectus. Because it is a summary, it may not contain all of the information that is important to you. Before investing in our common stock, you should read this entire prospectus carefully, especially the sections entitled “Risk Factors” beginning on page [10] and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page [40], as well our financial statements and related notes included elsewhere in this prospectus.

Overview

Since 1996, Revolutions Medical Corporation (“Revolutions Medical,” the “Company,” “we,” “us” or “our”) has been endeavoring to design, develop and commercialize auto retractable vacuum safety syringes. Our present product development effort is focused on the RevVac™ Auto Retractable Vacuum Safety Syringe, which is designed specifically to reduce accidental needle stick injuries and lower the spread of blood borne diseases. The Company also has developed a suite of proprietary MRI software tools; RevColor™, Rev3D™, RevDisplay™, and RevScan™. “MRI” refers to “Magnetic Resonance Imaging,” a widely used imaging system that safely creates many different and detailed views of selected portions of the internal anatomy.  These tools are designed to enhance general diagnostic confidence through education and research use and in the future we believe will have specific commercial applications.

On February 22, 2009, the Company announced that it had received notification from the Federal Drug Administration (“FDA”) that the 510(k) application for the 3ml RevVac™ safety syringe was cleared. Furthermore, FDA clearance is not needed for educational and research use of our RevDisplay™, RevColor™ and Rev3D™ MRI software tools but future applications will most likely require FDA 510(k) clearance. The Company believes that FDA approval is not presently required for our MRI technology.  Section 510(b) of the Federal Food, Drug and Cosmetic Act requires that anyone engaged in the manufacture of a device register their establishment with FDA, and the Company has so registered with FDA and therefore complies with this requirement.  Sec. 510(k) of the Federal Food, Drug and Cosmetic Act requires that anyone who is required to register submit a report to FDA at least 90 days before such person proposes to "...begin the introduction or delivery for introduction into interstate commerce for commercial distribution of a device intended for human use...".  Because the Company intends to make our MRI coloring technology available for educational and evaluation purposes to physicians primarily at teaching institutions, and the Company does not intend at this time for the technology to be used for diagnostic purposes, the Company does not believe that this constitutes commercial distribution and, therefore, the Company is not required to submit a 510(k) report for its MRI technology to FDA at this time.  The Company believes that this technology is an accessory to MRI and is therefore a medical device, and because MRI devices require  marketing clearance by the FDA, our technology would require such clearance were the Company to begin selling it for diagnostic purposes.

According to the Company’s manufacturing agreement with Medical Investment Group (MIG), signed in September 2010, the RevVac™ auto-retractable vacuum safety syringe was required to be in full production by May 2011.  MIG was not able to perform and on September 6, 2011, the Company terminated its manufacturing agreement with MIG and signed a Memorandum of Understanding with Wuxi Yushou Medical Appliances Co., Ltd., a limited liability company organized and existing under the laws of the People’s Republic of China (“Yeso-med”), on September 8, 2011, for the manufacturing and supply of the Company's proprietary RevVac™ safety syringes, including the 1ml, 3ml, 5ml, and 10ml sizes.  On December 1st, 2011 a formal manufacturing agreement was signed between Revolutions Medical and Yeso-med. Yeso-med opened its new production workshop in March 2012 and began full scale manufacturing of the 3ml RevVac™ safety syringe.

The Company’s partnership with the Yeso-med enabled Revolutions Medical to establish manufacturing capabilities.  In September 2011, Yeso-med began establishing a new, state-of-the-art manufacturing facility dedicated to the manufacture of safety syringes.   The new facility, which began operations in March 2012, consists of 21 injection molding machines with complete assembly lines, capable of producing 100,000,000 safety syringes per year and expansion capability to produce 300,000,000 units per annum.  The new facility is over 300,000 sq. ft. with a Class 8 clean room totaling over 32,000 sq. ft.  Yeso-med employs over 470 employees and has been producing medical devices since 1997.  The manufacturing processes have been certified by the FDA, European Community (CE Mark) and ANVISA and has been issued an ISO 13485 certificate of compliance in recognition of their current good manufacturing practices (cGMP).

During 2010, Revolutions Medical entered into two university clinical studies utilizing its proprietary MRI software tools. These first two clinical studies are for cases involving head trauma and brain masses. These results are expected to clinically validate the use of its MRI software tools as an additional application to enhance the diagnostic confidence of physicians. In preparation for the expected commercial launch of the MRI software suite of products, the Company hired Strata Corporation in March 2012. Strata is an expert in computer software and programming and the Company believes that by the first quarter of 2014 the first application of  RevColor™, RevDisplay™ and Rev3D™ will be  available.  The launch of this product will be a “software as a service” (SaaS) business model, where customers will log on to our secure website and send current black and white images to the Company via high speed internet (teleradiology), and the images will be sent back to the customer in color and three dimensional with auto segmentation. At first the Company will charge a per-use fee but can expand depending upon volume into monthly service agreements. Potential Revolutions Medical customers could include MRI centers, doctors, hospitals and even patients.

An MRI scanner is a large tunnel-shaped machine that will accommodate an adult lying down. Within the MRI scanner is a large magnet which directs harmless radio signals around sections of the body. When these signals pass through the body, they release a signal. The released signals are picked up by a receiver inside the MRI scanner and then sent to a computer. The computer analyzes the signals and converts them to a visual image that is displayed on a viewing monitor and then printed on special film. The images produced by the scanner are gray-scale images similar to an x-ray.  These gray-scale images can be difficult and time consuming to “read.” A radiologist “reads” these images on film by comparing the different scans of each tissue slice, sometimes evaluating one hundred to three hundred individual gray images to obtain a diagnosis. The successful diagnosis of a condition, using MRI, depends not only on the ability of the radiologist to detect the subtle differences in shades of gray, but also the radiologist’s ability to compare visually the vast number of images.

The Company is engaged in the development of technology which can segment and reference MRI images. By “segmenting” an image, the Company’s technology will let the user select a part of the image (bone, fluid, tissue) and render that selection in three dimensions. Essentially, different components of an image are given different colors and the user can choose the color or colors to be studied, thus eliminating those portions colored with the colors being discarded. By “referencing” the image to a data base, the user can obtain similar, identified images to aid the user in interpretation of the image being studied. The Company filed four US patent applications in June of 2007, each of which received USPTO office actions during 2010, 2011 and 2012, requiring the Company to provide more information to the issuing authorities.  As Revolutions Medical continues to improve and enhance its proprietary software capabilities, and as new information and technologies advance with the imaging market, the Company is ready to protect and preserve its technology by filing additional patents, copyrighting, and other protection measures.

The Company has launched sales of its 3ml RevVac™ safety syringe and recorded revenue in 2012 of $1,189 from the sale of syringes.  These sales have been made primarily to distributors the Company has contracted for use in product demonstrations.  Through increased sales orders, the Company hopes to have enough capital to meets its financial needs in 2013.

We have had annual losses since our inception in 1996. We expect to continue to incur losses until we can sell enough products at prices high enough to generate a profit. For the years ending December 31, 2012 and 2011, the Company had a net loss of $7,164,311 and $4,541,518, respectively. The Company’s net loss for the quarter ending March 31, 2013 was $1,373,956. As of December 31, 2012 and March 31, 2013, we had accumulated a deficit of $37,938,720 and $39,312,676, respectively. There is no assurance that our planned products will be commercially viable. There is no assurance that we will generate revenue from the sale of our planned products or that we will achieve or maintain profitable operations. The Company’s auditors have expressed substantial doubt about our ability to continue as a going concern.

The Company is party to a number of legal proceedings and the Company is currently spending approximately $50,000 per month in legal and consulting fees in connections with such disputes. Please see Legal Proceedings, beginning on page 42, for a comprehensive description of these legal proceedings.

Recent Developments

On June 11, 2013, the Company entered into an Investment Agreement (the “Investment Agreement”) with KVM Capital Partners (“KVM”), whereby the parties also agreed to enter into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the terms of the Investment Agreement, for a period of thirty-six (36) months commencing on the trading day immediately following date of effectiveness of the Registration Statement (as defined below), KVM shall commit to purchase up to $1,500,000 of the Company’s common stock, par value $0.001 per share (the “Put Shares”), pursuant to Puts (as defined below), covering the Registrable Securities (as defined below). The purchase price of the Shares under the Investment Agreement is equal to a twenty-two and one half (22.5%) percent discount to the average of the three lowest closing bids as calculated using the average of the three lowest closing bids during the last seven (7) trading days after the Company delivers to KVM a Put notice in writing requiring KVM to purchase shares of the Company, subject to the terms of the Investment Agreement. The “Registrable Securities” include (i) the Put Shares and (ii) any shares of capital stock issued or issuable with respect to the Put Shares, if any, as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise, which have not been (x) included in the Registration Statement that has been declared effective by the SEC, or (y) sold under circumstances meeting all of the applicable conditions of Rule 144 (or any similar provision then in force) under the 1933 Act. As further consideration for KVM entering into and structuring the Investment Agreement, the Company shall pay to KVM a fee by issuing to KVM 250,000 shares of the Company’s common stock.

On June 11, 2013, the Company entered into the Registration Rights Agreement with KVM. Pursuant to the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) with the U.S. Securities and Exchange Commission (the “SEC’) to cover the Registrable Securities within twenty-one (21) days of closing. The Company must use its commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC. In the event that the Registration Statement is not declared effective by the SEC within 180 days of the date of the Registration Rights Agreement, the Company shall issue to the Investor $25,000 of restricted shares of the Company’s Common Stock as calculated using the average of the three lowest closing bids during the last seven (7) trading days of the period ending 180 days after the date of the Registration Rights Agreement.

Effective June 15, 2013, the Company’s board of directors accepted the resignation of Burt Hodges as the Company’s Chief Financial Officer.

Where You Can Find Us

Our principal executive office is located at 670 Marina Drive, 3rd Floor, Charleston, SC 29492, and our telephone number (843) 971-4848.  Our internet address is www.revolutionsmedical.com.

The Offering

Common Stock Offered by the Selling Security Holders	18,138,621 shares of common stock, including 11,919,613 shares of common stock and (ii) 6,219,008 shares of common stock underlying common stock purchase warrants.

Common Stock Outstanding Before the Offering	93,530,337 shares of common stock as of July 10, 2013.

Common Stock Outstanding After the Offering	93,530,337 shares of common stock (1).

Terms of the Offering	The selling security holder will determine when and how they will sell the common stock offered in this prospectus.

Termination of the Offering	The offering will conclude upon such time as all of the common stock has been sold pursuant to the registration statement.

Use of Proceeds	We are not selling any shares of common stock in this offering and, as a result, will not receive any proceeds from this offering. See “Use of Proceeds.”

Risk Factors	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

OTCQB Symbol	RMCP

(1)	This total does not include the 6,219,008 shares being offered underlying unexercised common stock purchase warrants.

SUMMARY FINANCIAL DATA

Summary of Consolidated Financial Information

The following selected financial information is derived from the Company’s financial statements appearing elsewhere in this Prospectus and should be read in conjunction with such financial statements, including the notes thereto.

Summary of Operations

For the Years Ended December 31,

	2012	2011
Total Revenue	$1,189	$-
Loss from operations	$(5,854,475)	$(3,855,309)
Net loss	$(7,164,311)	$(4,541,518)
Net loss per common share (basic and diluted)	$(0.12)	$(0.09)
Weighted average common shares outstanding	61,779,765	49,149,099

For the Three Months Ended March 31,

	2013	2012
Total Revenue	$401	$-
Loss from operations	$(1,333,832)	$(1,561,610)
Net loss	$(1,373,956)	$(1,916,164)
Net loss per common share (basic and diluted)	$(0.02)	$(0.03)
Weighted average common shares outstanding	75,769,154	56,554,145

Statement of Financial Position

As of December 31,

	2012	2011
Cash and cash equivalents	$54	$4,844
Total assets	$790,047	$1,610,078
Working Capital	$(4,079,847)	$(2,571,109)
Long term debt	$-	$-
Stockholders’ equity ( deficit )	$(3,616,504)	$(1,245,743)

As of March 31,

2013
Cash and cash equivalents	$1,272
Total assets	$769,501
Working Capital	$(4,858,664)
Long term debt	$-
Stockholders’ equity ( deficit )	$(4,413,515)

You should carefully consider the risks described below, together with all of the other information included in this report, in considering our business and prospects.  The risks and uncertainties described below are not the only ones facing the Company.  Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.  The occurrence of any of the following risks could harm our business, financial condition or results of operations.

RISK FACTORS

Risks Related to the Our Business and Industry

WE REQUIRE SUBSTANTIAL ADDITIONAL CAPITAL TO CONTINUE DEVELOPING OUR PLANNED PRODUCTS. WE MAY HAVE DIFFICULTY RAISING CAPITAL WHEN WE NEED IT, OR AT ALL. RAISING SUCH CAPITAL MAY DILUTE STOCKHOLDER VALUE. IF WE ARE UNABLE TO RAISE CAPITAL, WE MAY BE REQUIRED TO LIMIT OR CEASE OUR OPERATIONS, OR OTHERWISE MODIFY OUR BUSINESS STRATEGY.

We will require substantial additional capital thereafter to commercialize our planned products. Our commercialization efforts will include, but are not limited to, entering into agreements with third parties for manufacturing (including building molds, designing manufacturing processes and obtaining specialized equipment for our retractable safety syringe), marketing and distribution, and obtaining FDA and/or other regulatory approvals, all of which are necessary before our planned products can be sold and which may take a significant amount of time, if not years, to complete.

Due to the current economic conditions and the risks and uncertainties surrounding our Company, we may not be able to secure additional financing on acceptable terms, if at all.  Our estimated working capital requirement for the next 12 months is $2,700,000 with an estimated burn rate of $190,000 per month, of which approximately $50,000 per month is allocated to legal fees.  A substantial portion of the working capital will be used to in connection with the Company’s recent twelve-month contract with AGN Tech International, LLC, as exclusive distributor of all RevVac™ safety syringe product lines in Brazil, for one million units per month.  In order to implement our business plan and meet our liquidity needs going forward, the Company may sell shares of its common stock, issue additional convertible debt notes or permit warrant exercises.  If we implement any of the foregoing financing alternatives to pay current or future obligations, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or the equity securities may have rights preferences or privileges senior to the common stock. To the extent that services are paid for with common stock or stock options that are exercised and sold into the market, the market price of our common stock could decline and your ownership interest will be diluted.  If adequate funds are not available to us when needed on satisfactory terms, we may be required to cease operating or otherwise modify our business strategy.

IF WE DO NOT OBTAIN FDA APPROVAL FOR OUR FUTURE PLANNED PRODUCTS THEN OUR FUTURE PROSPECTS WILL BE HARMED.

Our future planned products may require FDA approval before they can be sold in the United States. There are some planned products for which we have not yet applied for or received FDA approval. However, we have received FDA 510(k) clearance on our 3ml RevVac™ safety syringe.  Our RevColor™ and Rev3D™ MRI software technology does not require FDA approval for educational and research purposes, however, future applications may require 510(k) clearance.  There is no assurance that our other planned products will qualify for the FDA’s 510(k) pre-market notification approval process. The FDA approval process can take years and be expensive, especially if a pre-market approval (PMA) is required. A PMA is much more rigorous and expensive to complete than a 510(k). In addition, the Medical Device User Fee and Modernization Act, enacted in 2002, allows the FDA to assess and collect user fees for 510(k) and for PMA applications. There is no assurance that we will qualify for fee reductions or waivers or that we will have the funds necessary to apply for or obtain FDA approval for our planned products. The FDA approval process could take a significant amount of time, if not years, to complete and there is no assurance that FDA approval will ever be obtained. If FDA approval is not obtained, then we will not be able to sell our future planned products in the United States, which would have a material adverse effect on our future business prospects.

OUR PLANNED PRODUCTS MAY PROVE TO BE TOO EXPENSIVE TO MANUFACTURE AND MARKET SUCCESSFULLY, WHICH WOULD HARM OUR FUTURE PROSPECTS.

Our planned products may prove to be too expensive to manufacture and market successfully. Market acceptance of our products will depend in large part upon our ability to demonstrate the operational and safety advantages of our product as well as the cost effectiveness of our product compared to both standard and other safety needle products. If we are unable to produce products that are competitive with standard products, we will not be able to sell our products. This could have a material adverse effect on our operations.

IF WE ARE NOT ABLE TO ESTABLISH MARKETING, SALES AND DISTRIBUTION ARRANGEMENTS FOR OUR SAFETY SYRINGES, THEN OUR FUTURE PROSPECTS WILL BE HARMED.

If we do not enter into successful relationships with third parties to market, sell and distribute our planned products, we will need to develop our own such capabilities. If we choose to establish a direct sales force, we will incur substantial additional expenses in developing, training and managing such an organization. We may not be able to build a sales force on a cost effective basis or at all. Any such direct marketing and sales efforts may prove to be unsuccessful. In addition, we will compete with many other companies that currently have extensive and well-funded marketing and sales operations. Our marketing and sales efforts may be unable to compete against these other companies. We may be unable to engage qualified distributors. Even if engaged, they may fail to satisfy financial or contractual obligations to us. They may fail to adequately market our products. They may cease operations with little or no notice to us or they may offer, design, manufacture or promote competing products.

IF WE ARE UNABLE TO PROTECT OUR FUTURE PLANNED PRODUCTS, OR TO AVOID INFRINGING ON THE RIGHTS OF OTHERS, OUR ABILITY TO COMPETE WILL BE IMPAIRED.

Our commercial success depends in part on our avoiding the infringement of patents and proprietary rights of other parties and developing and maintaining a proprietary position with regard to our own technologies and products. We cannot predict with certainty whether we will be able to enforce our patents. Patents that may be issued, or publications or other actions could block our ability to obtain patents or to operate as we would like. Others may develop similar technologies or duplicate technologies that we have developed or claim that we are infringing their patents.

Although we rely on trade secrets to protect our technology and require certain parties to execute nondisclosure and non-competition agreements, these agreements could be breached, and our remedies for breach may be inadequate. In addition, our trade secrets may otherwise become known or independently discovered by our competitors. If we lose any of our trade secrets, our business and ability to compete could be harmed.

Despite our efforts to protect our proprietary rights, we face the risks that pending patent applications may not be issued, that patents issued to us may be challenged, invalidated or circumvented; that unauthorized parties may obtain and use information that we regard as proprietary; that intellectual property laws may not protect our intellectual property; and effective protection of intellectual property rights may be limited or unavailable in China, where we plan to manufacture our retractable safety syringe, or in other foreign countries where we may manufacture and/or sell our retractable safety needle devices. The lack of adequate remedies and impartiality under any foreign legal system may adversely impact our ability to protect our intellectual property.

We may become involved in litigation or interference proceedings declared by the U.S. Patent and Trademark Office, or oppositions or other intellectual property proceedings outside of the United States. If any of our competitors have filed patent applications or obtained patents that claim inventions that we also claim, we may have to participate in an interference proceeding to determine who has the right to a patent for these inventions in the United States. If a litigation or interference proceeding is initiated, we may have to spend significant amounts of time and money to defend our intellectual property rights or to defend against infringement claims of others. Litigation or interference proceedings could divert our management’s time and effort. Even unsuccessful claims against us could result in significant legal fees and other expenses, diversion of management time and disruption in our business. Any of these events could harm our ability to compete and adversely affect our business.

An adverse ruling arising out of any intellectual property dispute could invalidate or diminish our intellectual property position. An adverse ruling could also subject us to significant liability for damages, prevent us from using processes or products, or require us to license intellectual property from third parties. Costs associated with licensing arrangements entered into to resolve litigation or an interference proceeding may be substantial and could include ongoing royalties. We may not be able to obtain any necessary licenses on satisfactory terms or at all.

WE MUST OBTAIN REGULATORY APPROVALS IN FOREIGN JURISDICTIONS TO MARKET OUR PRODUCTS ABROAD.

Whether or not FDA approval has been obtained, we must secure approval for our future planned products by the comparable non-U.S. regulatory authorities prior to the commencement of marketing of the product in a foreign country. The process of obtaining these approvals will be time consuming and costly. The approval process varies from country to country and the time needed to secure additional approvals may be longer than that required for FDA approval. These applications may require the completion of pre-clinical and clinical studies and disclosure of information relating to manufacturing and controls. Unanticipated changes in existing regulations or the adoption of new regulations could affect the manufacture and marketing of our products.

IF WE ARE NOT ABLE TO COMPETE SUCCESSFULLY, THEN OUR BUSINESS PROSPECTS WILL BE MATERIALLY ADVERSELY AFFECTED.

Our retractable safety syringe competes in the United States and abroad with the safety needle devices and standard non-safety needle devices manufactured and distributed by companies such as Becton Dickinson (BD), Covidien, (Kendall Healthcare Products Company), B. Braun, Terumo Medical Corporation of Japan, Smith Medical, and Johnson & Johnson. Developers of safety needle devices against which we could compete include Med-Design Corp., New Medical Technologies, Retractable Technologies, Inc., Unilife, Inc. and Specialized Health Products International, Inc. Our MRI software tools, if developed, approved and commercialized, will compete in the United States and abroad against technologies manufactured and distributed by companies such as General Electric and Siemens. Most of our competitors are substantially larger and better financed than we are and have more experience in developing medical devices and/or software than we do. These competitors may use their substantial resources to improve their current products or to develop additional products that may compete more effectively with our planned products, or may render our planned products obsolete. In addition, new competitors may develop products that compete with our planned products, or new technologies may arise that could significantly affect the demand for our planned products. Even if we are successful in bringing our planned products to market, there is no assurance that we can successfully compete. We cannot predict the development of future competitive products or companies.

In the U.S., the vast majority of decisions relating to the contracting for and purchasing of medical supplies are made by the representatives of group purchasing organizations (“GPOs”), rather than the end-users of the product (nurses, doctors, and testing personnel). GPOs and manufacturers often enter into long-term exclusive contracts which can prohibit entry in the marketplace by competitors. In the needle and syringe market, the market share leader, BD, has utilized, among other things, long-term exclusive contracts which have restricted entry into the market by most of our competitors. We may not be successful in developing profitable relationships with GPOs, which would severely limit our product’s marketability in the U.S. We will be materially adversely affected if we are unable to compete successfully.

WE RELY ON THIRD PARTIES FOR RESEARCH AND DEVELOPMENT ACTIVITIES NECESSARY TO COMMERCIALIZE OUR PRODUCT.  THIS COULD HAVE A MATERIALLY ADVERSE EFFECT ON OUR FUTURE PROSPECTS.

We do not maintain our own laboratory and we do not employ our own researchers. We have contracted with third parties in the past to conduct research, development and testing activities and we expect to continue to do so in the future. Because we rely on such third parties, we have less direct control over those activities and cannot assure you that the research will be done properly or in a timely manner, or that the results will be reproducible. The cost and time to establish or locate an alternative research and development facility to develop our technology could have a materially adverse effect on our future prospects.

IF WE CANNOT GENERATE ADEQUATE, PROFITABLE SALES OF OUR PLANNED PRODUCTS, WE WILL NOT BE SUCCESSFUL.

In order to succeed, we must develop commercially viable products and sell adequate quantities at a high enough price to generate a profit. We may not accomplish these objectives. Even if we succeed in developing a commercially viable product, a number of factors may affect future sales of our product. These factors include:

●	Whether physicians, patients and clinicians accept our product as a viable, safe alternative to the standard medical syringe;

●	Whether the cost of our product is competitive in the medical marketplace; and

●	Whether we successfully contract the manufacture and marketing of the syringe to third parties or develop such capabilities ourselves

OUR PLANNED PRODUCTS, IF SUCCESSFULLY COMMERCIALIZED, COULD BE EXPOSED TO SIGNIFICANT PRODUCT LIABILITY CLAIMS WHICH COULD BE TIME CONSUMING AND COSTLY TO DEFEND, DIVERT MANAGEMENT ATTENTION AND ADVERSELY IMPACT OUR ABILITY TO OBTAIN AND MAINTAIN INSURANCE COVERAGE, WHICH COULD JEOPARDIZE OUR LICENSE.

The testing, manufacture, marketing and sale of our planned products will involve an inherent risk that product liability claims will be asserted against us. We currently have an insurance policy in place with the Hartford Insurance Group for coverage of five million dollars per incident; however, this insurance may prove inadequate to cover claims and/or costs related to potential litigation. Even with insurance in place, product liability claims or other claims related to our planned products, regardless of their outcome, could require us to spend significant time and money in litigation or to pay significant settlement amounts or judgments. Any successful product liability or other claim could increase our insurance premiums to the extent that it may prevent us from maintaining adequate liability insurance in the future on commercially desirable or reasonable terms. In addition, product liability coverage in the future may cease to be available in sufficient amounts or at an acceptable cost. Any inability to obtain sufficient insurance coverage at an acceptable cost or otherwise to protect against potential product liability claims could prevent or inhibit the commercialization of our planned product. A product liability claim could also significantly harm our reputation and delay market acceptance of our planned products.

STRINGENT, ONGOING GOVERNMENT REGULATION AND INSPECTION OF OUR PLANNED PRODUCTS COULD LEAD TO DELAYS IN MANUFACTURE, MARKETING AND SALES.

The FDA continues to review products even after they receive FDA approval. Manufacturing and marketing will be subject to ongoing regulation, including compliance with current Good Manufacturing Practices, adverse reporting requirements and the FDA’s general prohibitions against promoting products for unapproved or “off-label” uses. We and any third party manufacturers we may use are also subject to inspection and market surveillance by the FDA for compliance with these and other requirements. Any enforcement action resulting from failure to comply with these requirements could affect the manufacture and marketing of our planned products. In addition, the FDA can withdraw a previously approved product from the market at any time, upon receipt of newly discovered information.

UNCERTAINTY OF THIRD-PARTY REIMBURSEMENT COULD AFFECT OUR ABILITY TO SELL OUR PLANNED PRODUCTS AT A PROFIT.

Sales of medical products largely depend on the reimbursement of patients’ medical expenses by governmental healthcare programs and private health insurers. There is no guarantee that governmental healthcare programs or private health insurers will cover the cost of some of our products, if and when they are commercially available, or permit us to sell our products at a high enough price to generate a profit.

OUR LIMITED OPERATING HISTORY MAKES EVALUATING OUR STOCK MORE DIFFICULT.

Since inception in 1996, we have engaged primarily in research and development, technology licensing, and raising capital. This limited history may not be adequate to enable you to fully assess our ability to develop and commercialize our planned products and to achieve market acceptance of our planned products and to respond to competition.

WE HAVE A HISTORY OF LOSSES AND EXPECT FUTURE LOSSES.

We have had annual losses since our inception in 1996. We expect to continue to incur losses until we can sell enough products at prices high enough to generate a profit. As of December 31, 2012, we had accumulated a deficit of $37,938,721. There is no assurance that our planned products will be commercially viable. There is no assurance that we will generate revenue from the sale of our planned products or that we will achieve or maintain profitable operations.

To achieve and maintain profitability, we need to generate significant revenues from our existing and future product sales.  Because of the numerous risks and uncertainties associated with medical device development and commercialization, we are unable to predict the extent of any future losses.  We may never successfully commercialize any products, generate significant future revenues or achieve and sustain profitability.

WE HAVE RECEIVED AN AUDIT REPORT WITH A GOING CONCERN DISCLOSURE ON OUR CONSOLIDATED FINANCIAL STATEMENTS.

The continuation of our Company as a going concern is dependent upon our Company attaining and maintaining profitable operations and/or raising additional capital. Our independent registered public accounting firm included, in their audit report on our consolidated financial statements for the year ended December 31, 2012, an explanatory paragraph regarding the substantial doubt about our ability to continue as a going concern. Our consolidated financial statements contain additional note disclosures describing the liquidity condition of the Company. As a result of this uncertainly we may have a more difficult time obtaining necessary financing.

OUR SUCCESS DEPENDS IN LARGE PART ON OUR ABILITY TO SUCCESSFULLY MANUFACTURE OUR PRIMARY PRODUCT, THE REVVAC™ SAFETY SYRINGE, AND ACHIEVE SUBSTANTIAL COMMERCIAL SALES OF THIS PRODUCT TO CUSTOMERS. IF WE EXPERIENCE PROBLEMS OR DELAYS IN MANUFACTURING OR SECURING FAVORABLE AGREEMENTS TO SUPPLY THE REVVAC™ SAFETY SYRINGE TO CUSTOMERS, OUR BUSINESS, INCLUDING OUR ABILITY TO GENERATE SIGNIFICANT REVENUES, WILL BE MATERIALLY AND ADVERSELY AFFECTED.

We have commenced commercial sale of the RevVac™ safety syringe, beginning in the 2nd quarter of 2012. Since the RevVac™ safety syringe is our primary product, any failure or significant delay in successfully commercializing the syringe could materially harm our business and our ability to generate any significant amount of revenues for the foreseeable future. Our ability to generate significant revenues will directly depend on our ability to negotiate successfully one or more supply agreements for the RevVac™ syringe with distributors and to begin supplying substantial quantities of the product under such agreements. We cannot predict with certainty the ability of our distributors to enter into supply agreements for the RevVac™ syringe or what the terms of any such agreements will be. If we are unable to secure favorable supply agreements for the RevVac™ syringe in a timely manner, our ability to generate significant revenues will be materially and adversely affected.

OUR RESEARCH AND DEVELOPMENT AND OTHER OPERATING EXPENSES ARE SIGNIFICANT AND WE DO NOT EXPECT TO BE PROFITABLE UNLESS AND UNTIL WE BEGIN TO MANUFACTURE OUR REVVAC SAFETY SYRINGE ON A CONSISTENT BASIS, NEGOTIATE SUPPLY AGREEMENTS WITH DISTRIBUTORS AND ADVANCE COMMERCIAL SALE OF THE REVVAC SAFETY SYRINGE.

We have incurred and will continue to incur significant research and development expenses for other product variants of our technology. We will also incur general and administrative expenses related to increasing our operations, expanding our sales and marketing capabilities, seeking regulatory approvals, and complying with the requirements related to being a public company in the United States. We will not be profitable unless we are successful in developing and commercializing the RevVac™ safety syringe and other new products, obtaining regulatory approvals, and manufacturing, marketing and selling commercial products.

OUR ABILITY TO SUCCESSFULLY MARKET AND SELL OUR SAFETY SYRINGES MAY BE IMPAIRED UNTIL WE ARE ABLE TO OFFER A FULL RANGE OF SAFETY SYRINGES IN SIZES COMMONLY USED IN ACUTE-CARE FACILITIES.

In addition to the 3ml RevVac™ safety syringe, our planned product portfolio will also include the 1ml, 5ml, and 10ml RevVac™ safety syringe sizes. Acute-care hospitals are the largest single healthcare market for clinical syringes. These facilities use a range of clinical syringes, including 1ml, 3ml and 5ml sizes, for the subcutaneous and intramuscular administration of therapeutic drugs and vaccines. We have completed development and secured regulatory approvals only for the marketing and sale of our 3ml RevVac™ safety syringe. While we intend to market the 3ml RevVac™ safety syringe to other healthcare sectors in addition to acute-care facilities, our ability to market and sell our safety syringes successfully may be impaired until we are able to offer clinical syringes in a full range of sizes.

OUR SUCCESS WILL DEPEND ON THE FULL COMMERCIALIZATION OF OUR CURRENT PRODUCTS, AND THE DEVELOPMENT AND COMMERCIALIZATION OF OTHER PIPELINE PRODUCTS. THERE CAN BE NO ASSURANCE THAT WE WILL BE SUCCESSFUL IN THESE EFFORTS.

A significant element of our strategy focuses on developing products that deliver greater benefits to pharmaceutical companies, healthcare workers and patients. The development of these products requires significant research and development, clinical evaluations and regulatory approvals. The results of our product development efforts may be affected by a number of factors, including our ability to innovate, develop and manufacture new products, complete clinical trials, obtain regulatory approvals and secure customer orders for these products. In addition, patents attained by others can preclude or delay our commercialization of a product. There can be no assurance that any products now in development, or that we may seek to develop in the future, will achieve technological feasibility, obtain regulatory approval or gain market acceptance.

WE MAY ENCOUNTER DIFFICULTIES MANAGING OUR GROWTH, WHICH COULD MATERIALLY HARM OUR BUSINESS.

We expect to expand our operations and grow our research and development, product development, regulatory, manufacturing, sales, marketing and administrative operations. This expansion has placed, and is expected to continue to place, a significant strain on our management, operational and financial resources. To manage our growth and to develop and commercialize our products, we will be required to improve existing, and implement new, operational and financial systems, procedures and controls and expand, train and manage our growing employee base. In addition, we will need to manage relationships with various manufacturers, suppliers, customers and other organizations. Our ability to manage our operations and growth will require us to improve our operational, financial and management controls, as well as our internal reporting systems and controls. We may not be able to implement such improvements to our management information, disclosure controls and procedures and internal control systems in an efficient and timely manner and may discover deficiencies in existing systems and controls. Our failure to accomplish any of these tasks could materially harm our business.

WE DEPEND ON OUR EXECUTIVE OFFICERS AND KEY PERSONNEL AND THE LOSS OF THEM COULD ADVERSELY AFFECT OUR BUSINESS.

Our success depends upon the efforts and abilities of our executive officers and other key personnel, particularly Mr. Rondald Wheet, our Chief Executive Officer, and Vincent Olmo, our Chief Operating Officer, to provide strategic direction, manage our operations and maintain a cohesive and stable environment. Although we have employment agreements with Mr. Wheet and Mr. Olmo and other key personnel, as well as incentive compensation plans that provide various economic incentives for them to remain with us, these agreements and incentives may not be sufficient to retain them. Further, the SEC has brought suit against the Company and Mr. Wheet relating to the alleged issuance of misleading press releases, and although the Company and Mr. Wheet are defending against such allegations, the outcome of such lawsuit could result in Mr. Wheet’s separation from the Company.  Our ability to operate successfully and manage our potential future growth also depends significantly upon our ability to attract, retain and motivate highly skilled and qualified personnel. We face intense competition for such personnel, and we may not be able to attract, retain and motivate these individuals. The loss of our executive officers or other key personnel for any reason or our inability to hire, retain and motivate additional qualified personnel in the future could prevent us from sustaining or growing our business. In addition, we have a limited history of operations under our current officers and directors. Our officers have not worked together for an extensive length of time. If for any reason our management members cannot work efficiently as a team, our business will be adversely affected.

THE MANUFACTURING FACILITIES OF OUR SUPPLIERS MUST COMPLY WITH APPLICABLE REGULATORY REQUIREMENTS. IF THEY FAIL TO ACHIEVE OR MAINTAIN REGULATORY APPROVAL FOR THESE MANUFACTURING FACILITIES, OUR BUSINESS AND OUR RESULTS OF OPERATIONS WOULD BE HARMED.

Commercialization of our products requires access to, or the development of, manufacturing facilities that meet applicable regulatory standards to manufacture a sufficient supply of our products. In addition, the FDA must approve facilities that manufacture our products for U.S. commercial purposes, as well as the manufacturing processes and specifications for the product. Suppliers of components of, and products used to manufacture, our products must also comply with FDA and foreign regulatory requirements, which often require significant time, money and record-keeping and quality assurance efforts and subject us and our suppliers to potential regulatory inspections and stoppages. If our suppliers do not achieve or maintain required regulatory approval for our manufacturing operations, our commercialization efforts could be delayed, which would harm our business and our results of operations.

THE COSTS OF RAW MATERIALS HAVE A SIGNIFICANT IMPACT ON THE LEVEL OF EXPENSES THAT WE INCUR. IF THE PRICES OF RAW MATERIALS AND RELATED FACTORS SUCH AS ENERGY PRICES INCREASE, AND WE CANNOT PASS THOSE PRICE INCREASES ON TO OUR CUSTOMERS, OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION WOULD SUFFER.

We use a number of raw materials including polymer plastics. The prices of many of these raw materials, such as those sourced from petroleum-based raw materials, are cyclical and volatile. While we would generally attempt to pass along increased costs to our customers in the form of sales price increases, we might not be able to do so, for competitive or contract-related reasons or otherwise. If we are not able to set our prices to reflect the costs of our raw materials, our results of operations and our financial condition could suffer.

DISRUPTIONS IN THE SUPPLY OF KEY RAW MATERIALS AND DIFFICULTIES IN THE SUPPLIER QUALIFICATION PROCESS COULD ADVERSELY IMPACT OUR OPERATIONS.

We employ a supply chain management strategy which seeks to source components and materials from a number of established third party companies. Where possible, we seek to establish dual contracts for the supply of particular components or services. However, there is a risk that our supply lines may be interrupted in the event of a supplier production problem, material recall or financial difficulties. If one of our suppliers is unable to supply materials required for production of our products or our strategies for managing these risks are unsuccessful, we may be unable to complete the production of sufficient quantities of product to fulfill customer orders, or complete the qualification of new replacement materials for some programs in time to meet future production requirements. Prolonged disruptions in the supply of any of our key raw materials, difficulty in completing qualification of new sources of supply, or in implementing the use of replacement materials or new sources of supply, could have a material adverse effect on our results of operations, our financial condition or cash flows.

SOME COMPANIES WE MAY UTILIZE FOR THE SUPPLY OF COMPONENTS ARE ALSO COMPETITORS, AND THEY COULD ELECT TO CEASE SUPPLY RELATIONSHIPS WITH US IN THE FUTURE FOR COMPETITIVE REASONS.

Some companies we may utilize for the supply of components for the RevVac™ safety syringe also develop and market their own safety products. These companies may elect to cease supply relationships with us in the future for competitive reasons. This may disrupt our supply chain, cause difficulties in the qualification of new sources of supply and impair our ability to supply customer orders. Such events may have a material adverse effect on our results of operations, our financial condition or cash flows.

THE MEDICAL DEVICE INDUSTRY IS VERY COMPETITIVE.

Competition in the medical device industry is intense. We face this competition from a wide range of companies. These include large medical device companies, most of which have greater financial and human resources, distribution channels and sales and marketing capabilities than we do. Our ability to compete effectively depends upon our ability to distinguish our company and our products from our competitors and their products. Factors affecting our competitive position include, for example, product design and performance, product safety, sales, marketing and distribution capabilities, success and timing of new product development and introductions and intellectual property protection.

OUR COMPETITORS HAVE GREATER RESOURCES.

The three leading manufacturers of hypodermic syringes and blood collection products are BD, Covidien, and Terumo. All three companies offer both standard syringes and at least one safety syringe alternative. These competitors have greater financial resources, larger and more established sales and marketing and distribution organizations, and greater market influence, including long-term contracts. These competitors may be able to use these resources to improve their products through research and acquisitions or develop new products, which may compete more effectively with our products. If our competitors choose to use their resources to create products superior to ours, we may be unable to sell our products and our ability to continue operations would be weakened.

WE MAY BE ADVERSELY IMPACTED BY NEXT GENERATION DRUG DELIVERY TECHNOLOGIES.

Much of our potential sales and potential profitability depends to a large extent on the sale of drug products delivered by subcutaneous or intramuscular injection. Other device companies, and pharmaceutical companies, are attempting to develop alternative therapies or drug administration systems such as needle-free or intradermal injection technology for the treatment or prevention of various diseases. The development of new or improved products, processes or technologies by other companies may render our products or proposed products obsolete or less competitive. If the products developed in the future by our customers or potential customers use another delivery system, our sales and potential profitability could suffer. Furthermore, we will be largely reliant upon the receipt of revenues from the sale of the RevVac™ safety syringe and will not have the benefit of diversification.

WE MAY FACE SIGNIFICANT UNCERTAINTY IN THE INDUSTRY DUE TO GOVERNMENT HEALTHCARE REFORM.

The healthcare industry in the United States is subject to fundamental changes due to the ongoing healthcare reform and the political, economic and regulatory influences. In March 2010, comprehensive healthcare reform legislation was signed into law in the United States through the passage of the Patient Protection and Affordable Health Care Act and the Health Care and Education Reconciliation Act. Among other initiatives, the legislation provides for a 2.3% annual excise tax on the sale of certain medical devices in the United States, commencing in January 2013. This enacted excise tax may adversely affect our operating expenses and results of operations. In addition, various healthcare reform proposals have also emerged at the state level. We cannot predict with certainty what healthcare initiatives, if any, will be implemented at the state level, or what ultimate effect of federal healthcare reform or any future legislation or regulation may have on us or on our customers’ purchasing decisions regarding our products and services.

WE ARE SUBJECT TO REGULATION BY GOVERNMENTS AROUND THE WORLD, AND IF THESE REGULATIONS ARE NOT COMPLIED WITH, EXISTING AND FUTURE OPERATIONS MAY BE CURTAILED, AND WE COULD BE SUBJECT TO LIABILITY.

The design, development, manufacturing, marketing and labeling of our products are subject to regulation by governmental authorities in the United States, Europe and other countries, including the FDA. The regulatory process can result in required modification or withdrawal of existing products and a substantial delay in the introduction of new products. Also, it is possible that regulatory approval may not be obtained for a new product. Our business may be adversely affected by changes in the regulation of drug products and medical devices.

Our target customers are also subject to government regulations for the manufacturing, approval, marketing and labeling of medical products. An effect of the governmental regulation of our customers’ injectable drug products and manufacturing processes is that compliance with regulations makes it costly and time consuming to transition to the use of our devices for existing products, or to secure approval for pipeline products targeted for use with our devices. If regulation of our customers’ products incorporating our devices increases over time, it is likely that this would adversely affect our sales and profitability.

IF OUR PRODUCTS ARE FOUND TO HAVE DEFECTS OR FAIL TO MEET INDUSTRY STANDARDS, WE WILL INCUR SUBSTANTIAL LITIGATION, JUDGMENT, PRODUCT LIABILITY AND PRODUCT RECALL COSTS, WHICH WILL INCREASE OUR LOSSES AND NEGATIVELY AFFECT OUR BRAND NAME REPUTATION AND PRODUCT SALES.

We may be subject to liability for errors that occur with our technologies due to claims of negligence or product malfunction. Pursuant to our manufacturing agreement, the Company has the right to claim reimbursement for damages due to manufacturing defects but will have product liability insurance in place before delivery of its products. We can still suffer litigation as a result of perceived product malfunctioning, adversely affecting our reputation, planned revenue stream and company. Despite purchasing product liability insurance at the industry standard amount, product liability claims could increase our costs and adversely affect our reputation, planned revenues and, ultimately, lead to additional losses. In addition, product defects could result in product recalls and warranty claims. A product recall could delay or halt production of our product until we are able to remedy the product defects. The occurrence of any claims, judgments or product recalls will negatively affect our brand name image and product sales, lead to additional costs, and adversely affect our financial condition and results of operation.

INTELLECTUAL PROPERTY LITIGATION COULD BE COSTLY AND DISRUPTIVE TO US.

The retractable syringe product lines in which we compete are relatively new inventions with numerous companies having patents. In recent years, there have been several patent infringement suits involving other industry participants. To-date, we have not been subject to any such patent infringement suits and also hold freedom to operate reports which we believe indicate that our technology and associated products are substantially different from other known patents. There is no assurance, however, that third parties will not assert any patent, copyright, trademark and other intellectual property rights to technologies used in our business. Any claims, with or without merit, could be time-consuming, result in costly litigation, divert the efforts of our technical and management personnel or require us to pay substantial damages. If we are unsuccessful in defending ourselves against these types of claims, we may be required to do one or more of the following:

●	stop, delay or abandon our ongoing or planned commercialization of the product that is the subject of the suit;

●	attempt to obtain a license to sell or use the relevant technology or substitute technology, which license may not be available on reasonable terms or at all; or

●	redesign those products that use the relevant technology.

IF WE ARE UNABLE TO PROTECT THE CONFIDENTIALITY OF OUR PROPRIETARY INFORMATION AND KNOW-HOW, THE VALUE OF OUR TECHNOLOGY AND PRODUCTS COULD BE ADVERSELY AFFECTED.

In addition to patented technology, we rely on our unpatented proprietary technology, trade secrets, processes and know-how. We generally seek to protect this information by confidentiality agreements with our employees, consultants, scientific advisors and third parties. These agreements may be breached, and we may not have adequate remedies for any such breach. In addition, our trade secrets may otherwise become known or be independently developed by competitors. To the extent that our employees, consultants or contractors use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions.

WE PURCHASE SOME OF THE KEY COMPONENTS OF OUR PRODUCTS FROM SINGLE SUPPLIERS. THE LOSS OF THESE SUPPLIERS COULD PREVENT OR DELAY SHIPMENTS OF OUR PRODUCTS OR DELAY OUR CLINICAL TRIALS OR OTHERWISE ADVERSELY AFFECT OUR BUSINESS.

All of the key components of our products and related services are currently purchased from a single supplier with which we have a five year contract. Our current supplier is located outside of the United States, which could make us subject to foreign export laws and U.S. import and customs statutes and regulations, thus complicating and delaying shipments of components. If necessary or desirable, we could source our product components and related services from other suppliers. However, establishing additional or replacement suppliers for these components, and obtaining any necessary regulatory clearances or approvals, could take a substantial amount of time and could result in increased costs and impair our ability to produce our products, which would adversely impact our business, operating results and prospects. If our independent contract manufacturer fails to timely deliver to us sufficient quantities of some of our products and components in a timely manner, our operations may be harmed.

OUR RELIANCE ON INDEPENDENT CONTRACT MANUFACTURERS TO MANUFACTURE MOST OF OUR PRODUCTS AND COMPONENTS INVOLVES SEVERAL RISKS, INCLUDING:

●	inadequate capacity of the manufacturer’s facilities;

●	financial difficulties experienced by manufacturers due to the recent economic recession and continuing economic uncertainty;

●	interruptions in access to certain process technologies; and

●	reduced control over product availability, quality, delivery schedules, manufacturing yields and costs.

Shortages of raw materials, production capacity or financial constraints, or delays by our contract manufacturers could negatively affect our ability to meet our production obligations. Any such reduction, constraint or delay may result in delays in shipments of our products which could have a material adverse effect on our business.

IF WE, OUR CONTRACT MANUFACTURERS OR OUR COMPONENT SUPPLIERS FAIL TO COMPLY WITH THE FDA’S QUALITY SYSTEM REGULATIONS, THE MANUFACTURING AND DISTRIBUTION OF OUR DEVICES COULD BE INTERRUPTED, AND OUR PRODUCT SALES AND OPERATING RESULTS COULD SUFFER.

We, our contract manufacturers and our component suppliers are required to comply with the FDA’s quality system regulations, which is a complex regulatory framework that covers the procedures and documentation of the design, testing, production, control, quality assurance, labeling, packaging, sterilization, storage and shipping of our devices. The FDA enforces its quality system regulations through periodic unannounced inspections. We cannot assure you that our facilities or our contract manufacturers’ or component suppliers’ facilities would pass any future quality system inspection. If our or any of our contract manufacturers’ or component suppliers’ facilities fails a quality system inspection, the manufacturing or distribution of our devices could be interrupted and our operations disrupted. Failure to take adequate and timely corrective action in response to an adverse quality system inspection could force a suspension or shutdown of our packaging and labeling operations or the manufacturing operations of our contract manufacturers, or a recall of our devices. If any of these events occurs, we may not be able to provide our customers with the quantity of RevVac™ safety syringes they require on a timely basis, our reputation could be harmed and we could lose customers, any or all of which may have a material adverse effect on our business, financial condition and results of operations.

OUR OPERATING RESULTS MAY BE ADVERSELY IMPACTED BY WORLDWIDE POLITICAL AND ECONOMIC UNCERTAINTIES AND SPECIFIC CONDITIONS IN THE MARKETS WE ADDRESS.

In the recent past, general worldwide economic conditions have experienced a downturn due to slower economic activity, concerns about inflation, increased energy costs, decreased consumer confidence, reduced corporate profits and capital spending, and adverse business conditions. Any continuation or worsening of the current global economic and financial conditions could materially adversely affect (i) our ability to raise, or the cost of, needed capital, (ii) demand for our current and future products and (iii) our ability to commercialize products. We cannot predict the timing, strength, or duration of any economic slowdown or subsequent economic recovery, worldwide, or in the display industry.

BECAUSE WE PLAN TO CONTINUE USING FOREIGN CONTRACT MANUFACTURERS, OUR OPERATING RESULTS COULD BE HARMED BY ECONOMIC, POLITICAL, REGULATORY AND OTHER FACTORS IN FOREIGN COUNTRIES.

We currently use a contract manufacturer in Asia to manufacture our RevVac™ safety syringe, and we plan to use foreign manufacturers to manufacture future products, where appropriate. These international operations are subject to inherent risks, which may adversely affect us, including:

●	political and economic instability;

●	high levels of inflation, historically the case in a number of countries in Asia;

●	burdens and costs of compliance with a variety of foreign laws;

●	foreign taxes;

●	changes in tariff rates or other trade and monetary policies; and

●	changes or volatility in currency exchange rates.

IF WE FAIL TO MANAGE EXPANSION EFFECTIVELY, OUR REVENUE AND EXPENSES COULD BE ADVERSELY AFFECTED.

Our ability to successfully offer products and implement our business plan in a rapidly evolving market requires an effective planning and management process. The growth in business and relationships with customers and other third parties has placed, and will continue to place, a significant strain on our management systems and resources. We will need to continue to improve our financial and managerial controls, reporting systems and procedures and will need to continue to train and manage our work force.

INCREASES IN FREIGHT AND ENERGY PRICES WOULD INCREASE OUR OPERATING COSTS AND WE MAY BE UNABLE TO PASS THESE INCREASES ON TO OUR CUSTOMERS IN THE FORM OF HIGHER PRICES, WHICH MAY ADVERSELY AFFECT OUR OPERATING RESULTS.

We use energy to process and transport our products. The prices for and availability of energy resources are subject to volatile market conditions, which are affected by political, economic and regulatory factors beyond our control. Our operating costs increase if energy costs, including electricity, diesel fuel and natural gas, rise. During periods of higher freight and energy costs, we may not be able to recover our operating cost increases through price increases without reducing demand for our products. In addition, we typically do not hedge our exposure to higher freight or energy prices.

THE MANUFACTURE OF MANY OF OUR PRODUCTS IS A HIGHLY EXACTING AND COMPLEX PROCESS, AND IF WE OR ONE OF OUR SUPPLIERS SHOULD ENCOUNTER PROBLEMS MANUFACTURING PRODUCTS, OUR BUSINESS COULD SUFFER.

The manufacture of many of our products is a highly exacting and complex process, in part due to strict regulatory requirements. Problems may arise during the manufacturing process for a variety of reasons, including equipment malfunction, failure to follow specific protocols and procedures, problems with raw materials, maintenance of our manufacturing environment, natural disasters, various contagious diseases and process safety issues. If problems arise during the production of a batch of product, that batch of product may have to be discarded. This could, among other things, lead to increased costs, lost sales, damage to customer relations, time and expenses being spent investigating the cause and, depending on the cause, similar losses with respect to other batches or products. If problems are not discovered before the affected product is released to the market, recall and product liability costs as well as reputational damage may also be incurred. To the extent that we or one of our suppliers experience significant manufacturing problems, this could have a material adverse effect on our business.

IF WE FAIL TO INCREASE OUR PRODUCTION AND MANUFACTURING CAPACITY TO MEET DEMAND, WE WILL BE UNABLE TO GROW AND OUR ABILITY TO PRODUCE NEW PRODUCTS AND ENTER INTO MARKETS WILL BE LIMITED.

Global growth and demand for our products could increase the utilization of our production and manufacturing facilities, including manufacturing capacity provided by third-party manufacturers and packaging capacity with respect to our products. If we are unable to successfully expand our production and manufacturing capacity, we will be unable to grow and expand our markets or enter into additional geographic markets or new product categories. In addition, failure to successfully expand our production and manufacturing capacity will limit our ability to introduce and distribute new products, including our existing pipeline of innovations and product improvements, or otherwise take advantage of opportunities in new markets. Further, increasing our production and manufacturing facilities requires significant investment and time to build. Delays in increasing capacity could also limit our ability to grow and materially adversely affect our business.

THE SEC HAS BROUGHT SUIT AGAINST THE COMPANY AND ITS CHIEF EXECUTIVE OFFICER, AND IF THE COMPANY DOES NOT PREVAIL IN ITS DEFENSE, THE COMPANY MAY BE OBLIGATED TO PAY CERTAIN AMOUNTS TO THE SEC, WHICH COULD ADVERSELY AFFECT OUR FINANCIAL POSTION

The SEC filed a civil complaint in Federal District Court in Georgia against the Company, alleging that the Company issued four misleading press releases during the period from August 2010 through October 2010 and one misleading press release in July 2011, related to the Company’s production schedule of its auto retractable safety syringe. The SEC names the Company’s current Chief Executive Officer, Rondald L. Wheet, as a co-defendant. Among other relief, the SEC seeks an order requiring the defendants to disgorge money received from its equity line financing from August 2010 through May 2011, in addition to other civil penalty amounts.  The Company believes that these claims are unfounded and is vigorously defending against them; however, should the Company not prevail in such defense the amount of damages owed to the SEC could be substantial and could adversely affect the Company’s financial condition or cause the Company to cease operations.

FLUCTUATIONS IN FOREIGN CURRENCY EXCHANGE RATES COULD ADVERSELY AFFECT OUR FINANCIAL CONDITION AND RESULTS FROM OPERATIONS.

Changes in foreign currency exchange rates can affect the value of our assets and liabilities, and the amount of our revenues and expenses. We do not currently try to mitigate our exposure to currency exchange rate risks by using hedging transactions. We cannot predict future changes in foreign currency exchange rates, and as a result, we may suffer losses as a result of future fluctuations.

Risks Related to Our Common Stock

YOUR OWNERSHIP INTEREST MAY BE DILUTED AND THE VALUE OF THE SHARES OF OUR COMMON STOCK MAY DECLINE BY THE EXERCISE OF STOCK OPTIONS WE HAVE GRANTED OR MAY GRANT IN THE FUTURE AND BY THE COMMON STOCK WE HAVE ISSUED OR WILL ISSUE IN THE FUTURE.

As of December 31, 2012, there were 12,100,000 options outstanding, which consisted of options to purchase common stock at exercise prices ranging from $0.08 to $0.50 per share, all of which are exercisable. 5,000,000 options still outstanding were granted in 2007 at an exercise price of $0.08 per share and are considered in the money as of December 31, 2012. 2,500,000 options issued in 2012 exercisable at $0.15 per share are considered out of the money. An additional 1,000,000 options issued at an exercise price of $0.50 are considered out of the money. 3,300,000 options issued in 2011 at an exercise price of $0.30 are considered out of the money. 300,000 options issued in 2012 at an exercise price of $0.40 are considered out of the money. Additionally, as of December 31, 2012, there were 2,880,000 warrants outstanding. All of these warrants were issued in 2012 according to the terms of 21 convertible debt agreements. 1,920,000 of these warrants are exercisable at $0.25 and 960,000 are exercisable at $0.50. The warrants exercisable at $0.25 were originally to expire on March 31, 2013, but were modified to expire on June 30, 2013. The warrants exercisable at $0.50 were originally to expire on March 31 or June 30, 2013, but were modified to expire on September 30, 2013.

We may decide, however, to modify the terms and/or exercise price of these “out of the money” options. To the extent that the outstanding options to purchase our common stock are exercised, your ownership interest may be diluted. If the options are exercised and sold into the market, they could cause the market price of our common stock to decline.

From time to time the Company has issued and plans to continue to issue shares of its common stock to pay current and future obligations. During 2012, the Company issued 2,751,229 shares for services rendered. If and when, and to the extent that, those shares are sold into the market, they could cause the market price of our common stock to decline.

As of April 22, 2013, we had 250,000,000 shares of common stock authorized and 77,610,014 shares of common stock outstanding. The authorized but unissued shares have the same rights and privileges as the common stock presently outstanding. The unissued authorized shares can be issued without further action of the shareholders. If and when, and to the extent that, the unissued authorized shares are issued and sold into the market, they could cause the market price of our common stock to decline.

OUR STOCK PRICE IS VOLATILE AND YOUR INVESTMENT IN OUR SECURITIES COULD DECLINE IN VALUE, RESULTING IN SUBSTANTIAL LOSSES TO YOU.

The market price of our common stock, which is currently quoted on the OTC Markets, has been, and may continue to be, highly volatile. Our stock began trading on the over the counter bulletin board on May 1, 2008. On April 19, 2010, the Company began trading on the OTC Markets. Factors such as announcements of product development progress, financings, technological innovations or new products, either by us or by our competitors or third parties, as well as market conditions within the medical devices industry may have a significant impact on the market price of our common stock. In general, medical device stocks tend to be volatile even during periods of relative market stability because of the high rates of failure and substantial funding requirements associated with medical device companies. Market conditions and conditions of the medical device sector could also negatively impact the price of our common stock.

THE APPLICATION OF THE “PENNY STOCK” RULES COULD ADVERSELY AFFECT THE MARKET PRICE OF OUR COMMON SHARES AND INCREASE YOUR TRANSACTION COSTS TO SELL THOSE SHARES.

The Securities and Exchange Commission (the “SEC”) has adopted rule 3a51-1 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 requires:

●	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased; and

●	that a broker or dealer approves a person’s account for transactions in penny stocks.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

●	obtain financial information and investment experience objectives of the person; and

●

make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

●	sets forth the basis on which the broker or dealer made the suitability determination; and

●	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

AS AN ISSUER OF “PENNY STOCK,” THE PROTECTION PROVIDED BY THE FEDERAL SECURITIES LAWS RELATING TO FORWARD LOOKING STATEMENTS DOES NOT APPLY TO US.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, the Company will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by the Company contained a material misstatement of fact or was misleading in any material respect because of the Company’s failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

KVM WILL PAY LESS THAN THE THEN-PREVAILING MARKET PRICE FOR OUR COMMON STOCK.

The common stock to be issued to KVM pursuant to the Investment Agreement will be purchased at a discount of 22.5% of the average of the three lowest closing bids for the Company’s common stock during the seven consecutive trading days prior to the date the Company delivers to KVM a Put Notice, subject to the terms of the Investment Agreement.. KVM has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If KVM sells the shares, the price of our common stock could decrease. If our stock price decreases, KVM may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further impact on our stock price.

YOUR OWNERSHIP INTEREST MAY BE DILUTED AND THE VALUE OF OUR COMMON STOCK MAY DECLINE BY EXERCISING THE PUT RIGHT PURSUANT TO THE INVESTMENT AGREEMENT.

Effective June 11, 2013, we entered into a $1,500,000 Investment Agreement with KVM. Pursuant to the Investment Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to KVM at a discount of 22.5% of the average of the three lowest closing bids for the Company’s common stock during the seven consecutive trading days prior to the date the Company delivers to KVM a Put Notice. Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.

WE ARE REGISTERING AN AGGREGATE OF 4,000,000 SHARES OF COMMON STOCK TO BE ISSUED UNDER THE INVESTMENT AGREEMENT. THE SALE OF SUCH SHARES COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

We are registering an aggregate of 4,000,000 Put Shares of common stock under the registration statement of which this prospectus forms a part for issuance pursuant to the Investment Agreement. Notwithstanding KVM’s ownership limitation, the 4,000,000 Put Shares would represent approximately 4.28% of our shares of common stock outstanding immediately after our exercise of the put right under the Investment Agreement. The sale of these Put Shares into the public market by KVM could depress the market price of our common stock.

At an assumed purchase price under the Investment Agreement of $0.0434 (equal to 77.5% of the closing price of our common stock of $0.06 on July 10, 2013), we will be able to receive up to $173,600 in gross proceeds, assuming the sale of the entire 4,000,000 Put Shares being registered hereunder pursuant to the Investment Agreement. At an assumed purchase price of $0.0434 under the Investment Agreement, we would be required to register 30,562,211 additional shares to obtain the balance of $1,326,400 under the Investment Agreement. Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Investment Agreement.

WE MAY NOT HAVE ACCESS TO THE FULL AMOUNT AVAILABLE UNDER THE INVESTMENT AGREEMENT.

We have not drawn down funds and have not issued shares of our common stock under the Investment Agreement with KVM. Our ability to draw down funds and sell shares under the Investment Agreement requires that the registration statement, of which this prospectus is a part, be declared effective by the SEC, and that this registration statement continue to be effective. In addition, the registration statement of which this prospectus is a part registers 4,000,000 Shares issuable under the Investment Agreement, and our ability to access the Investment Agreement to sell any remaining shares issuable under the Investment Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These subsequent registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these subsequent registration statements cannot be assured. The effectiveness of these subsequent registration statements is a condition precedent to our ability to sell the shares of common stock subject to these subsequent registration statements to KVM under the Investment Agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Investment Agreement to be declared effective by the SEC in a timely manner, we will not be able to sell shares under the Investment Agreement unless certain other conditions are met. Accordingly, because our ability to draw down amounts under the Investment Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the $1,500,000 available to us under the Investment Agreement.

CERTAIN RESTRICTIONS ON THE EXTENT OF PUTS AND THE DELIVERY OF ADVANCE NOTICES MAY HAVE LITTLE, IF ANY, EFFECT ON THE ADVERSE IMPACT OF OUR ISSUANCE OF SHARES IN CONNECTION WITH THE INVESTMENT AGREEMENT, AND AS SUCH, KVM MAY SELL A LARGE NUMBER OF SHARES, RESULTING IN SUBSTANTIAL DILUTION TO THE VALUE OF SHARES HELD BY EXISTING SHAREHOLDERS.

KVM has agreed, subject to certain exceptions listed in the Investment Agreement, to refrain from holding an amount of shares which would result in KVM or its affiliates owning more than 4.99% of the then-outstanding shares of our common stock at any one time. These restrictions, however, do not prevent KVM from selling shares of common stock received in connection with a put, and then receiving additional shares of common stock in connection with a subsequent put. In this way, KVM could sell more than 4.99% of the outstanding common stock in a relatively short time frame while never holding more than 4.99% at one time.

ASSUMING WE UTILIZE THE MAXIMUM AMOUNT AVAILABLE UNDER THE INVESTMENT AGREEMENT, EXISTING SHAREHOLDERS COULD EXPERIENCE SUBSTANTIAL DILUTION UPON THE ISSUANCE OF COMMON STOCK.

Our Investment Agreement with KVM contemplates the potential future issuance and sale of up to $1,500,000 of our common stock to KVM subject to certain restrictions and obligations.  The following table is an example of the number of shares that could be issued at various prices assuming we utilize the maximum amount remaining available under the Investment Agreement.  These examples assume issuances at a market price of $0.06 per share and at 10%, 25%, 50%, and 75% below $0.0465 per share, taking into account KVM’s 22.5% discount.

 The following table should be read in conjunction with the footnotes immediately following the table.

Percent below Current market price	Price per share (1)	Number of shares issuable (2)	Shares outstanding (3)	Percent of outstanding shares (4)

10%	$0.04185	35,842,293	129,372,630	27.7%

25%	$0.034875	43,010,752	136,541,089	31.5%

50%	$0.02325	64,516,129	158,046,466	40.8%

75%	$0.01500	100,000,000	193,530,337	51.7%

(1)	Represents purchase prices equal to 77.5% of $0.06 and potential reductions thereof of 10%, 25%, 50% and 75%.
(2)

Represents the number of shares issuable if the entire $1,500,000 under the Investment Agreement were drawn down at the indicated purchase prices.  Our Articles of Incorporation currently authorizes 250,000,000 shares of common stock.

(3)

Based on 93,530,337 shares of common stock outstanding at July 10, 2013.  Our Articles of Incorporation currently authorizes 250,000,000 shares of common stock.  We may in the future need to amend our Articles of Incorporation in order to increase our authorized shares of common stock.

(4)

Percentage of the total outstanding shares of common stock after the issuance of the shares indicated, without considering any contractual restriction on the number of shares the selling shareholder may own at any point in time or other restrictions on the number of shares we may issue.

MR. RONDALD L. WHEET, OUR CHIEF EXECUTIVE OFFICER AND CHAIRMAN, HAS VOTING CONTROL OF THE COMPANY AND CAN UNILATERALLY MAKE BUSINESS DECISIONS FOR US. ALTHOUGH WE HAVE ONE OUTSIDE DIRECTOR, THERE ARE NO PROCEDURES IN PLACE TO RESOLVE POTENTIAL CONFLICTS AND TO EVALUATE RELATED PARTY TRANSACTIONS THAT ARE TYPICALLY REVIEWED BY INDEPENDENT DIRECTORS.

Because Mr. Wheet owns 1,000,000 Series 2006 Preferred shares, which gives him the right to vote 125 shares to one in addition to the shares of common stock he already owns, voting together as a single class with the Company’s common stock, he controls a majority of the Company’s common stock and can unilaterally make business decisions on our behalf. Although we appointed an outside director, there are no procedures in place to resolve potential conflicts and evaluate related party transactions that are typically reviewed by independent directors.

WE HAVE NOT PAID DIVIDENDS IN THE PAST AND DO NOT EXPECT TO PAY DIVIDENDS FOR THE FORESEEABLE FUTURE. ANY RETURN ON INVESTMENT MAY BE LIMITED TO THE VALUE OF OUR COMMON STOCK.

No cash dividends have been paid on the Company’s common stock. We expect that any income received from operations will be devoted to our future operations and growth. The Company does not expect to pay cash dividends in the near future. Payment of dividends would depend upon our profitability at the time, cash available for those dividends, and other factors as the Company’s board of directors may consider relevant. If the Company does not pay dividends, the Company’s common stock may be less valuable because a return on an investor’s investment will only occur if the Company’s stock price appreciates.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Registration Statement, including in the documents incorporated by reference into this Registration Statement, includes some statement that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our and their management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the Share Exchange on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Registration Statement are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated.  These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

USE OF PROCEEDS

We will not receive any proceeds from the sale of common stock by the Selling Security Holders. All of the net proceeds from the sale of our common stock will go to the Selling Security Holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We may, however, receive proceeds in the event that some or all of the warrants held by a selling stockholder are exercised for cash. There can be no assurance that any of the Selling Security Holders will exercise their warrants or that we will receive any proceeds therefrom. We intend to use any net proceeds received for working capital or general corporate needs.

DETERMINATION OF OFFERING PRICE

Our common stock currently trades on the OTCQB under the symbol “RMCP”.  The offering price of $0.06 for the shares of common stock offered is based on the closing price of the Company’s common stock as reported on the OTCQB on July 10, 2013.  The offering prices of the Warrant Shares are $0.25 and $0.50, respectively, which is equal to the exercise prices of the warrants.  The Selling Security Holders may sell shares in any manner at the current market price.

SELLING SECURITY HOLDERS

The Common Shares and the Put Shares

Of the 18,138,621 shares of common stock being offered for resale in this registration statement (i) 7,919,613 are held by certain shareholders who received shares upon conversion of certain convertible promissory notes and/or pursuant to other agreements (the “Common Shares”); and (ii) 4,000,000 are issuable to KVM upon Puts by the Company in accordance with the terms and conditions of the Investment Agreement.

The Warrant Shares

The 6,219,008 Warrant Shares being offered for resale in this registration statement are held by certain shareholders who purchased common stock purchase warrants in private transactions.

All expenses incurred with respect to the registration of the common stock will be borne by us, but we will not be obligated to pay any underwriting fees, discounts, commission or other expenses incurred by the Selling Security Holders in connection with the sale of such shares.

Except as indicated below, neither the Selling Security Holders nor any of their associates or affiliates has held any position, office, or other material relationship with us in the past three years.

The following table sets forth the name of the Selling Security Holders, the number of shares of common stock beneficially owned by each of the Selling Security Holders as of the date hereof and the number of share of common stock being offered by each of the Selling Security Holders. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Security Holder. The “Amount Beneficially Owned After the Offering” column assumes the sale of all shares offered.

Name	Shares Beneficially Owned Prior to Offering	Shares to be Offered		Amount Beneficially Owned After Offering (1)	Percent Beneficially Owned After the Offering

KVM Capital Partners	250,000	4,000,000		3,750,000

John A. Deleye	1,257,434	1,257,434	(2)	0	*	%

Roy C. Smith	511,177	511,177	(3)	0	*	%

Joshua Buhler	356,524	356,524	(4)	0	*	%

Arkady Frekhtman	2,491,266	2,491,266	(5)	0	*	%

Christopher Lenart	642,367	642,367	(6)	0	*	%

Randy Hope	600,000	504,594	(7)	95,406	*	%

Van Johnson	500,000	259,008	(8)	240,992	*	%

Charles Nickle	1,680,581	1,080,581	(9)	600,000	*	%

Salvatore Zingales	339,820	292,820	(10)	47,000	*	%

Vincent L. Olmo	1,785,811	1,050,000	(11)	735,811	*	%

Robert A. Nickle	630,000	533,024	(12)	96,976	*	%

Charles R. & Pamela T. Nickle Revocable Trust	1,100,613	1,100,613	(13)	0	*	%

Donald Baker	623,727	150,000	(14)	473,727	*	%

Patterson Smith	372,244	372,244	(15)	0	*	%

Jean Garneau	1,350,000	378,934	(16)	971,066	*	%

Robert H. Hill, Trustee of the Robert H. Hill Trust, UBD 252009	196,151	196,151	(17)	0	*	%

Ken Glasson	796,361	796,361	(18)	0	*	%

(1)	This number assumes each Selling Security Holder sells all of its shares being offered pursuant to this prospectus.

(2)

Includes (i) 657,434 shares of common stock already issued, (ii) 400,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 200,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(3)

Includes (i) 211,177 shares of common stock already issued, (ii) 200,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 100,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(4)

Includes (i) 206,524 shares of common stock already issued, (ii) 100,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 50,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(5)

Includes (i) 1,291,266 shares of common stock already issued, (ii) 800,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 400,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(6)

Includes (i) 342,367 shares of common stock already issued, (ii) 200,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 100,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(7)

Includes (i) 204,594 shares of common stock already issued, (ii) 200,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 100,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(8)

Includes (i) 100,000 shares of common stock already issued, (ii) 106,005 warrants to purchase shares at an exercise price of $0.25 and (iii) 53,003 warrants to purchase shares of common stock at an exercise price of $0.50.

(9)

Includes (i) 780,581 shares of common stock already issued, (ii) 200,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 100,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(10)

Includes (i) 142,820 shares of common stock already issued, (ii) 100,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 50,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(11)	Includes 700,000 warrants to purchase shares at an exercise price of $0.25 and 350,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(12)

Includes (i) 383,024 shares of common stock already issued, (ii) 100,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 50,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(13)

Includes (i) 800,613 shares of common stock already issued, (ii) 200,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 100,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(14)	Includes 100,000 warrants to purchase shares at an exercise price of $0.25 and 50,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(15)

Includes (i) 222,244 shares of common stock already issued, (ii) 100,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 50,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(16)

Includes (i) 228,934 shares of common stock already issued, (ii) 100,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 50,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(17)

Includes (i) 106,151 shares of common stock already issued, (ii) 60,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 30,000 warrants to purchase shares of common stock at an exercise price of $0.50.

(18)

Includes (i) 526,361 shares of common stock already issued, (ii) 160,000 warrants to purchase shares at an exercise price of $0.25 and (iii) 110,000 warrants to purchase shares of common stock at an exercise price of $0.50.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of 18,138,621 shares including (i) 11,919,613 shares of common stock and (ii) 6,219,008 Warrant Shares held by certain shareholders who purchased common stock purchase warrants in private transactions.

The Selling Security Holders and any of its respective pledges, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions.  The Selling Security Holders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;

●	through the writing of options on the shares;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Security Holders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a Selling Security Holder will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Security Holders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holders. In addition, the Selling Security Holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Security Holder. The Selling Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as a Selling Security Holder under this prospectus.

The Selling Security Holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as a Selling Security Holder under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock.  Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Security Holders.

The Selling Security Holders acquired the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Security Holder.  We will file a supplement to this prospectus if a Selling Security Holder enters into a material arrangement with a broker-dealer for sale of common stock being registered.  If the Selling Security Holders use this prospectus for any sale of the shares of common stock, they will be subject to the prospectus delivery requirements of the Securities Act.

Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than eight percent (8%) of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Security Holders.  The Selling Security Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents.  If any of these other expenses exists, we expect Southridge to pay these expenses.  We have agreed to indemnify Southridge and its controlling persons against certain liabilities, including liabilities under the Securities Act. We estimate that the expenses of the offering to be borne by us will be approximately $30,000.  We will not receive any proceeds from the resale of any of the shares of our common stock by Southridge.  We may, however, receive proceeds from the sale of our common stock under the Equity Purchase Agreement.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 255,000,000 shares of capital stock, of which 250,000,000 shares are common stock, $0.001 par value per share, and 5,000,000 shares are preferred stock, $0.001 par value per share.

Common Stock

We are authorized to issue 250,000,000 shares of common stock, par value $0.001 per share, of which 77,610,014 shares were outstanding as of April 22, 2013.

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of the shareholders. Shares of our common stock do not have cumulative voting rights, which mean that the holders of a majority of the shareholder votes eligible to vote and voting for the election of the board of directors can elect all members of the board of directors. Holders of a majority of the issued and outstanding shares of common stock may take action by written consent without a meeting. Upon any liquidation, dissolution or winding up, holders of shares of our common stock are entitled to receive pro rata all of our assets available for distribution to shareholders. Holders of our common stock do not have any preemptive rights to subscribe for or to purchase any stock, obligations or other securities.

Preferred Stock

The Company has 5,000,000 shares of preferred stock ($0.001 par value) authorized. When the Company issues its preferred stock, it is designated with the year of when it is issued. As of March 29, 2013, there were 1,000,000 shares of preferred stock outstanding. On October 24, 2006, the Company designated 1,000,000 shares as Series 2006 Preferred Stock, which were then issued to Mr. Wheet, the Company’s Chief Executive Officer. Each share of preferred stock is convertible, at any time at the discretion of Mr. Wheet, into one share of the Company’s common stock for each share of series of preferred share. Each series of preferred stock has voting rights of 125 votes per share of series preferred voting together as one class with the Company’s common stock. As a result, Mr. Wheet has effective voting control of the Company’s common stock and as such can unilaterally decide on business matters. Upon conversion of the series preferred, each share of common stock resulting from the conversion shall be entitled to one vote per share-not 125 votes per share.

Common Stock Options and Warrants Outstanding

As of December 31, 2012, there were 12,100,000 options outstanding, which consisted of options to purchase common stock at exercise prices ranging from $0.08 to $0.50 per share, all of which are exercisable. 5,000,000 options still outstanding were granted in 2007 at an exercise price of $0.08 per share and are considered in the money as of December 31, 2012. 2,500,000 options issued in 2011 exercisable at $0.15 per share are considered out of the money. An additional 1,000,000 options issued at an exercise price of $0.50 are considered out of the money. 3,300,000 options issued in 2011 at an exercise price of $0.30 are considered out of the money. 300,000 options issued in 2012 at an exercise price of $0.40 are considered out of the money. Additionally, as of December 31, 2012, there were 2,880,000 warrants outstanding. All of these warrants were issued in 2012 according to the terms of 21 convertible debt agreements. 1,920,000 of these warrants are exercisable at $0.25 and 960,000 are exercisable at $0.50.The warrants exercisable at $0.25 expire on June 30, 2013. The warrants exercisable at $0.50 expire on September 30, 2013.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements as of December 31, 2012 and the year then ended and the period from August 16, 1996 (inception) to December 31, 2012 included in this prospectus and the registration statement have been audited by GBH CPAs, PC and the financial statements as of December 31, 2011 and the year then ended and the period from August 16, 1996 (inception) to December 31, 2011 included in this prospectus and the registration statement have been audited by Hood & Associates CPAs, P.C. are included in reliance upon such reports given upon the authority of said firms as experts in auditing and accounting.

DESCRIPTION OF BUSINESS

Since 1996, Revolutions Medical Corporation (“Revolutions Medical,” the “Company,” “we,” “us” or “our”) has been endeavoring to design, develop and commercialize auto retractable vacuum safety syringes. Our present product development effort is focused on the RevVac™ Auto Retractable Vacuum Safety Syringe, which is designed specifically to reduce accidental needle stick injuries and lower the spread of blood borne diseases. The Company also has developed a suite of proprietary MRI software tools; RevColor™, Rev3D™, RevDisplay™, and RevScan™. “MRI” refers to “Magnetic Resonance Imaging,” a widely used imaging system that safely creates many different and detailed views of selected portions of the internal anatomy.  These tools are designed to enhance general diagnostic confidence through education and research use and in the future we believe will have specific commercial applications.

On February 22, 2009, the Company announced that it had received notification from the Federal Drug Administration (“FDA”) that the 510(k) application for the 3ml RevVac™ safety syringe was cleared. Furthermore, FDA clearance is not needed for educational and research use of our RevDisplay™, RevColor™ and Rev3D™ MRI software tools but future applications will most likely require FDA 510(k) clearance. The Company believes that FDA approval is not presently required for our MRI technology.  Section 510(b) of the Federal Food, Drug and Cosmetic Act requires that anyone engaged in the manufacture of a device register their establishment with FDA, and the Company has so registered with FDA and therefore complies with this requirement.  Sec. 510(k) of the Federal Food, Drug and Cosmetic Act requires that anyone who is required to register submit a report to FDA at least 90 days before such person proposes to "...begin the introduction or delivery for introduction into interstate commerce for commercial distribution of a device intended for human use...".  Because the Company intends to make our MRI coloring technology available for educational and evaluation purposes to physicians primarily at teaching institutions, and the Company does not intend at this time for the technology to be used for diagnostic purposes, the Company does not believe that this constitutes commercial distribution and, therefore, the Company is not required to submit a 510(k) report for its MRI technology to FDA at this time.  The Company believes that this technology is an accessory to MRI and is therefore a medical device, and because MRI devices require  marketing clearance by the FDA, our technology would require such clearance were the Company to begin selling it for diagnostic purposes.

According to the Company’s manufacturing agreement with Medical Investment Group (MIG), signed in September 2010, the RevVac™ auto-retractable vacuum safety syringe was required to be in full production by May 2011.  MIG was not able to perform and on September 6, 2011, the Company terminated its manufacturing agreement with MIG and signed a Memorandum of Understanding with Wuxi Yushou Medical Appliances Co., Ltd., a limited liability company organized and existing under the laws of the People’s Republic of China (“Yeso-med”), on September 8, 2011, for the manufacturing and supply of the Company's proprietary RevVac™ safety syringes, including the 1ml, 3ml, 5ml, and 10ml sizes.  On December 1st, 2011 a formal manufacturing agreement was signed between Revolutions Medical and Yeso-med. Yeso-med opened its new production workshop in March 2012 and began full scale manufacturing of the 3ml RevVac™ safety syringe.

The Company’s partnership with the Yeso-med enabled Revolutions Medical to establish manufacturing capabilities.  In September 2011, Yeso-med began establishing a new, state-of-the-art manufacturing facility dedicated to the manufacture of safety syringes.   The new facility, which began operations in March 2012, consists of 21 injection molding machines with complete assembly lines, capable of producing 100,000,000 safety syringes per year and expansion capability to produce 300,000,000 units per annum.  The new facility is over 300,000 sq. ft. with a Class 8 clean room totaling over 32,000 sq. ft.  Yeso-med employs over 470 employees and has been producing medical devices since 1997.  The manufacturing processes have been certified by the FDA, European Community (CE Mark) and ANVISA and has been issued an ISO 13485 certificate of compliance in recognition of their current good manufacturing practices (cGMP).

 During 2010, Revolutions Medical entered into two university clinical studies utilizing its proprietary MRI software tools. These first two clinical studies are for cases involving head trauma and brain masses. These results are expected to clinically validate the use of its MRI software tools as an additional application to enhance the diagnostic confidence of physicians. In preparation for the expected commercial launch of the MRI software suite of products, the Company hired Strata Corporation in March 2012. Strata is an expert in computer software and programming and the Company believes that by the end of 2013 the first application of  RevColor™, RevDisplay™ and Rev3D™ will be  available.  The launch of this product will be a “software as a service” (SaaS) business model, where customers will log on to our secure website and send current black and white images to the Company via high speed internet (teleradiology), and the images will be sent back to the customer in color and three dimensional with auto segmentation. At first the Company will charge a per-use fee but can expand depending upon volume into monthly service agreements. Potential Revolutions Medical customers could include MRI centers, doctors, hospitals and even patients.

An MRI scanner is a large tunnel-shaped machine that will accommodate an adult lying down. Within the MRI scanner is a large magnet which directs harmless radio signals around sections of the body. When these signals pass through the body, they release a signal. The released signals are picked up by a receiver inside the MRI scanner and then sent to a computer. The computer analyzes the signals and converts them to a visual image that is displayed on a viewing monitor and then printed on special film. The images produced by the scanner are gray-scale images similar to an x-ray.  These gray-scale images can be difficult and time consuming to “read.” A radiologist “reads” these images on film by comparing the different scans of each tissue slice, sometimes evaluating one hundred to three hundred individual gray images to obtain a diagnosis. The successful diagnosis of a condition, using MRI, depends not only on the ability of the radiologist to detect the subtle differences in shades of gray, but also the radiologist’s ability to compare visually the vast number of images.

The Company is engaged in the development of technology which can segment and reference MRI images. By “segmenting” an image, the Company’s technology will let the user select a part of the image (bone, fluid, tissue) and render that selection in three dimensions. Essentially, different components of an image are given different colors and the user can choose the color or colors to be studied, thus eliminating those portions colored with the colors being discarded. By “referencing” the image to a data base, the user can obtain similar, identified images to aid the user in interpretation of the image being studied. The Company filed four US patent applications in June of 2007, each of which received USPTO office actions during 2010, 2011 and 2012, requiring the Company to provide more information to the issuing authorities.  As Revolutions Medical continues to improve and enhance its proprietary software capabilities, and as new information and technologies advance with the imaging market, the Company is ready to protect and preserve its technology by filing additional patents, copyrighting, and other protection measures.

The Company has launched sales of its 3ml RevVac™ safety syringe and recorded revenue in 2012 of $1,189 from the sale of syringes.  These sales have been made primarily to distributors the Company has contracted for use in product demonstrations.  Through increased sales orders, the Company hopes to have enough capital to meets its financial needs in 2013.

Agreement with KVM Capital Partners

On June 11, 2013, we entered into an investment agreement (the "Investment Agreement") with KVM Investment Partners ("KVM"). Pursuant to the terms of the Investment Agreement, KVM shall commit to purchase, in a series of purchase transactions ("Puts") up to One Million Five Hundred Thousand ($1,500,000) Dollars of our common stock over a period of up to thirty-six (36) months.

Our common stock will be valued a discount of 22.5% of the average of the three lowest closing bids for the Company’s common stock during the seven consecutive trading days prior to the date the Company delivers to KVM a Put Notice, subject to the terms of the Investment Agreement. Upon each closing of a Put, we shall deliver to KVM certificates representing the shares. Within one business day after receipt of such certificate, KVM shall deliver to us the purchase price to be paid for such shares. KVM has agreed to refrain from holding an amount of shares which would result in KVM from owning more than 4.99% of the then-outstanding shares of our common stock at any one time.

In connection with the Investment Agreement, we also entered into a registration rights agreement (the "Registration Rights Agreement") with KVM. Pursuant to the Registration Rights Agreement, we are obligated to file a registration statement with the Securities and Exchange Commission ("SEC") covering shares of the common stock underlying the Investment Agreement within 21 days after the closing of the Investment Agreement. In addition, we are obligated to use all commercially reasonable efforts to have the registration statement declared effective by the SEC; in the event that the Registration Statement is not declared effective by the SEC within 180 days of the date of the Registration Rights Agreement, the Company shall issue to the KVM $25,000 of restricted shares of the Company’s Common Stock as calculated using the average of the three lowest closing bids during the last seven Trading Days of the period ending on such date. .

We intend to receive the full amount of proceeds of $1,500,000 available under the Investment Agreement. However, at an assumed purchase price under the Investment Agreement of $0.0434 (equal to 77.5% of the closing price of our common stock of $0.06 on July 10, 2013), we will be able to receive up to $173,600 in gross proceeds, assuming the sale of the entire 4,000,000 Put Shares being registered hereunder pursuant to the Investment Agreement. As such, based on the current 4,000,000 Put Shares being registered under this Registration Statement, we will not be able to drawn down on the entire $1,500,000 as permitted under the Investment Agreement. At an assumed purchase price of $0.0434 under the Investment Agreement, we would be required to register 30,562,211 additional shares to obtain the balance of $1,326,400 under the Investment Agreement.

In order for us to sell any remaining shares issuable under the Investment Agreement for the remaining $1,326,400, we would be required to file one or more additional registration statements registering the resale of these shares. These subsequent registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm. We cannot guarantee that we will be successful in preparing and filing one or more additional registration statements registering the resale of the shares. Due to the floating offering price, we are not able to determine the exact number of shares that we will issue under the Investment Agreement.

There are no broker fees or commissions with respect to the Investment Agreement and Registration Rights Agreement payable for any Put. Other than the Investment Agreement, the Amendment to the Investment Agreement, and the Registration Rights Agreement, we have not entered into any prior transactions with KVM or its affiliates.

Principal Markets

Our 3ml RevVac™ safety syringe is currently being marketed to healthcare providers in the U.S. and internationally which include, but are not limited to, acute care hospitals, alternate care facilities, doctors’ offices, clinics, emergency centers, surgical centers, convalescent hospitals, Veterans Administration facilities, military organizations, public health facilities, and prisons.

The syringe and needle device market continues to be a market in transition.  The nature of the products comprising the market is gradually changing from standard to safety devices.  The impetus for the change to safety devices is the risk that is carried with each needlestick injury which includes the transmission of over 20 blood borne pathogens, including the human immunodeficiency virus (“HIV,” which causes AIDS), hepatitis B, and hepatitis C.  Because of the occupational and public health hazards posed by conventional disposable syringes, public health policy makers, domestic organizations, and government agencies have been involved in the effort to get more effective safety needle products to healthcare workers.  Federal legislation was signed into law on November 6, 2000, by former President William Jefferson Clinton.  This legislation, which became effective for most states on April 12, 2001, now requires safety needle products be used for the vast majority of procedures.  However, even with this requirement, hospitals are slow to follow the law intended to protect healthcare workers.

Distribution Method of Products and Services

In the U.S., the vast majority of decisions relating to the contracting for and purchasing of medical supplies are made by the representatives of group purchasing organizations (“GPOs”) rather than the end-users of the product (nurses, doctors, and testing personnel). GPOs and manufacturers often enter into long-term exclusive contracts which can prohibit entry in the marketplace by competitors. In the needle and syringe market, the market share leader, Becton-Dickinson, has utilized, among other things, long-term exclusive contracts which have restricted entry into the market by most of our competitors. The Company has been in direct communication and has shown samples of its RevVac™ safety syringes to many GPOs. We believe that we have a superior product compared to the competition which would allow us to penetrate the market. However, we may not be successful in obtaining any contracts with GPOs, which would severely limit our product’s marketability in the United States. See “RISK FACTORS.”

We presently have our 3ml RevVac™ safety syringe for sale and expect to have additional products for sale in 2013.  The Company has signed a sales and marketing contract with MedPro Associates, Inc. (MedPro) in October 2012. MedPro has 30 sales representatives throughout the United States who act as an extension of Revolutions Medical sales force. MedPro is responsible for selling the RevVac™ safety syringe line of products primarily to the long term care market and to provide in servicing and marketing support to other distributors and customers.

In November 2012, Revolutions Medical signed a distribution agreement with McKesson, Inc. for the RevVac™ safety syringe line of products.  All current sizes and gauges are listed in the McKesson catalog so customers can easily order product directly through the McKesson sales and distribution ordering system.   A stocking order for inventory was placed and delivered by Revolutions Medical and a new sales initiative program was began in February 2013. McKesson has over 600 sales representatives in the United States and completed its merger with PSS WorldMed in March 2013, bringing its new total to over 1.300 sales representatives.

The Company believes with its sales and distribution relationships with McKesson and MedPro, it is strategically positioned for future growth in market share in the United States for its RevVac™ safety syringe product line.

In 2012, the Company has signed international non- exclusive distribution agreements with several firms, together covering the countries of Israel, Mexico, Malaysia, Brazil, Puerto Rico, Caribbean, Virgin Islands, Qatar, Thailand, and South Korea. The Company believes it will continue to sign new international distribution agreements as the RevVac™ safety syringe product line gets introduced to more markets.

Status of Planned Products

The RevVac™ safety syringe uses vacuum technology to retract the needle into the plunger immediately after use. The syringe cannot be reused once the vacuum is activated. The Company believes its safety syringe has many advantages over its competition including price, ease of use, and safety. We believe that it will help reduce accidental needle stick injuries and also aid in reducing the spread of contagious diseases. The Company also believes that, with the help of government regulation initiatives, individual state laws, and the importance of world health concerns, the safety syringe market will continue to have substantial growth into the foreseeable future. The Company expects to launch sales of its RevVac™ safety syringe in the 1ml size, including insulin and tuberculin syringes, along with the 5ml and 10ml sizes, in 2013.

The Company is currently working on developing, enhancing and securing its proprietary MRI software tools for commercial launch.  The Company believes that once clinical application validations using its MRI software suite of products including RevColor™, RevDisplay™ and Rev3D™ directed at concussions, stroke, Alzheimer’s and breast disease are achieved, it will eventually aid in the enhanced diagnosis, detection, and monitoring of such diseases and afflictions.

When an MRI is taken, the black and white images are sent to a picture archiving and communication system (“PACS”), which displays the images for a radiologist to view. By using high speed internet, these images can be securely sent to the Company’s secure website, after a secure account is opened. This process is called teleradiology. For a nominal fee the Company will use its proprietary software, based upon specific parameters and information provided, and sends back the images in enhanced color and sorted in correct sequence along with the original black and white images in a matter of minutes.

Competitive Business Conditions, Competitive Position and Methods of Competition

The safety medical device market is highly competitive. The leading manufacturers and marketers of safety medical devices are Becton-Dickinson, Covidien (Kendall Healthcare Products Company), B. Braun, Terumo Medical Corporation of Japan, Smith Medical, and Johnson & Johnson. Developers of safety medical devices, which we compete against for license and collaborative arrangements with medical device and pharmaceutical companies, include Med-Design Corporation, New Medical Technologies, Retractable Technologies, Inc., Unilife, Inc. and Specialized Health Products International. Our competitors have substantially greater assets, technical staffs, established market shares, and greater financial and operating resources than we do. There is no assurance that we can successfully compete.

Traditionally, competition regarding non-safety medical devices was primarily based upon price with little differentiation between products. We expect our products to compete against both safety products and non-safety products based upon safety and ease of use and disposal. Most of the safety medical devices we will compete with are priced substantially above the cost of non-safety products. Market demand for safety devices is being driven by the estimated costs associated with accidental needle sticks and by government mandates.

We compete primarily on the basis of product performance and quality.  We believe our competitive advantages include, but are not limited to, our superior design and innovation. We believe the RevVac™ safety syringe to be the most effective safety syringe on the market.  Our syringe products include passive safety activation, require less disposal space, and are activated while in the patient, virtually eliminating exposure to the contaminated needle.  Our price per unit is competitive or even lower than the competition once all the costs incurred during the life cycle of a syringe are considered. Such life cycle costs include disposal costs, testing and treatment costs for accidental needlestick injuries, and treatment for contracted illnesses through accidental needlestick injuries.  With our unique design, the disposal costs can be drastically reduced by requiring, in certain situations, just the plunger with the retracted needle to be disposed of in a sharps container. This dramatically cuts the disposal costs compared to other safety syringes on the market that require the entire syringe to be disposed of in a sharps container.

We have several major competitors including BD and Covidien Ltd. (“Covidien”) domestically and Terumo Medical Corp. (“Terumo”), and B. Braun internationally.

Included as safety-engineered devices manufactured by BD are the SafetyLok™, a syringe that utilizes a tubular plastic sheath that must be manually slid over the needle after an injection, and the SafetyGlide™, a needle which utilizes a hinged lever to cover the needle tip.  BD also manufactured the Integra 3mL retracting needle product based on a license agreement with Specialized Health Products International, Inc. (formerly the Med-Design Corporation).  Terumo manufactures conventional and auto-disable syringes and operates internationally with sales in more than 150 countries.

Both BD’s SafetyLok™ and Covidien’s Monoject® safety syringes require the use of two hands and several extra steps to activate the tubular plastic shield which must be slid and locked into place to protect the needle.  These products must be removed from the patient prior to activation, resulting in exposure to the contaminated needle.  In contrast, use of the RevVac™ syringe is identical to that of a standard syringe until the end of an injection, when the automated vacuum retraction mechanism retracts the needle directly from the patient safely into the barrel of the syringe.  This allows both hands to remain safely out of harm’s way.

Our safety syringe products have an advantage over non-retracting safety syringes because minimal training and changes to practitioners’ normal routines are required.  Use of our products also prohibits unfortunate and improper reuse.  Several factors could materially and beneficially affect the marketability of our products.  Demand could be increased by existing legislation and other legislative and investigative efforts.  Licensing agreements could provide entry into new markets and generate additional revenue.

Sources of Raw Materials and the Names of Principal Suppliers

On December 1, 2011, the Company entered into an International Manufacturing Agreement (the “Yeso-med Agreement”) with Yeso-med. The term of the Yeso-med Agreement is for a period of sixty (60) months commencing on the Effective Date (the “Term”). Pursuant to the Yeso-med Agreement, during the Term, Yeso-med will serve as the Company’s exclusive manufacturer in China of the Company’s RevVac™ safety syringes, including the 1ml, 3ml, 5ml and 10ml sizes. The Company is also pursuing manufacturing capabilities outside of China as market demand increases and the need for more supply grows.

The Company is obligated under the terms of the Yeso-med Agreement to place a minimum of 2,500,000 units per month.  Since its initial order the Company has not met this obligation.  As market conditions and demand improves, the Yeso-med Agreement provides for the Company to satisfy this obligation through orders of additional units. In reaction to the high market demand for the 1ml RevVac™ safety syringe, including insulin and tuberculin, and the possibility of increased sales of the whole product line, both parties are negotiating an acceleration of the production of the 1ml size and the granting of limited licensing and distribution rights in China and other countries. The parties are negotiating an amendment to the Yeso-med agreement to allow both parties more opportunity for success.

Dependence on One or Few Major Customers

We anticipate that our safety syringe will be marketed to the entire field of medical professionals. We do not anticipate being dependent on any particular customer, however, at this time we cannot know if any one customer will account for more than 1% of our anticipated safety syringe sales.

Patents, Trademarks, Licenses, Royalty Agreements or Labor Contracts

Our success depends in part on our ability to maintain proprietary protection surrounding our product candidates, technology and know-how; to operate without infringing the proprietary rights of others; and to prevent others from infringing our proprietary rights. Our policy is to seek to protect our proprietary position by filing U.S. and foreign patent applications related to our proprietary technology, including both new inventions and improvements of existing technology, that are important to the development of our business, unless this proprietary position would be better protected using trade secrets.

Our patent strategy includes obtaining patent protection, where possible, on compositions of design, methods of manufacture and methods of use. We also rely on trade secrets, know-how, continuing technological innovation, in-licensing and partnership opportunities to develop and maintain our proprietary position.

Reflecting our commitment to safeguarding proprietary information, we require our employees and consultants to sign confidentiality agreements.  Furthermore, we enter into research agreements in which we exchange proprietary materials and information with collaborators including material transfer agreements, research agreements, development agreements and clinical trial agreements.  These agreements prohibit unauthorized disclosure of our proprietary information.   To the extent that our consultants, contractors or collaborators use intellectual property owned by others in their work for us, disputes may arise as to the rights in related or resulting know-how and inventions. We also seek to preserve the integrity and confidentiality of our data and trade secrets by maintaining physical security of our premises and physical and electronic security of our information technology systems.

Even though we employ a number of safeguards to protect our proprietary information, including confidentiality agreements and implementation of physical security and electronic security of information technology systems, we cannot be assured that our proprietary information is protected. Despite our efforts to protect our proprietary information, unauthorized parties may attempt to obtain and use our proprietary information.  Policing unauthorized use of our proprietary information is difficult and the steps we have taken might not prevent misappropriation, particularly in foreign countries where the laws may not protect our proprietary rights as fully as do the laws of the U.S.

In some cases, litigation or other proceedings may be necessary to enforce our patents or protect our know-how or other intellectual property rights.  Any additional potential litigation is likely to result in a substantial cost to us and a diversion of our resources.  We cannot be sure that any of our patents will ultimately be held valid.  An adverse outcome in any litigation or proceeding could subject us to significant liability.

We focus special attention on filing patent applications for formulations and delivery regimens for our products in development to further enhance our patent exclusivity for those products. We seek to protect our proprietary technology and processes, in part, by contracting with our employees, collaborators, scientific advisors and our commercial consultants to ensure that any inventions resulting from the relationship are disclosed promptly, maintained in confidence until a patent application is filed and preferably until publication of the patent application, and assigned to us or subject to a right to obtain a license.

We do not know whether any of our own patent applications will result in the issuance of any patents. Furthermore, because of the extensive time required for development, testing and regulatory review of a potential product, it is possible that any related patent may expire prior to or shortly after commencing commercialization, thereby reducing the advantage of the patent to our business and products.

As part of our product development, we have filed or may file patent applications related to new product designs and production methods in the U.S. and in many of the major international markets.

Individual patents extend for varying time periods depending on the effective date of filing the patent application or the date of patent issuance, and the legal term of the patents in the countries in which they are obtained. Generally, patents issued in the U.S. are effective for:

●	The longer of 17 years from the issue date or 20 years from the earliest effective filing date, if the patent application was filed prior to June 8, 1995; or

●	20 years from the earliest effective filing date, if the patent application was filed on or after June 8, 1995.

The term of foreign patents varies in accordance with provisions of applicable local law, but typically is 20 years from the earliest effective filing date.

In September 2005, we filed an additional patent on our RevVac™ safety syringe under a joint venture agreement with Globe Med Tech which gives a 50% ownership of this patent to the Company and 50% to Globe Med Tech. The Company filed a lawsuit to rescind, terminate and seek monetary damages for the non-fulfillment and breach of the joint venture agreement and other related agreements with Globe Med Tech in March 2007, in addition to an accounting of expenditures of funds under the terms and provisions of the agreements and to give 100% ownership back to the Company (see Item 3 - Legal Proceedings and “RISK FACTORS”). This patent was issued January 13, 2009. A summary judgment hearing was held in May, 2011, in Tulsa, OK. On August 15, 2011, the District Court of Tulsa County, State of Oklahoma granted Revolutions Medical summary judgment against Globe Medical Tech. On October 21, 2011, Revolutions Medical received journal entry of judgment. The Court requires Globe Med Tech to pay to Revolutions Medical the sum of $311,440, the return of all syringes, design files and sample molds, the return of 266,667 shares of common stock, to assign all rights to the January 2009 issued patent number 11/115,446 and to cease and be prohibited from claiming any interest or ownership to the RevVac™ auto-retractable vacuum safety syringe.  Globe Med Tech’s appeal was denied on December 13, 2011.  On January 30, 2013 the court ruled a Nunc Pro Tunc judgment dismissing all third party and counterclaims by Globe Med Tech. Globe Med Tech is appealing that decision. Revolutions Medical is executing its rights under the judgment against Globe Med Tech to seek all relief and damages.

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RMCP SAFETY SYRINGE PATENTS. A U.S. patent covering our retractable safety syringe design was published on January 28, 2005. This patent will expire on April 9, 2023. The Company has filed applications for foreign patent protection for the following countries: Canada, Mexico, Taiwan, Japan, China, Australia, and in Europe. An international patent has been issued in Mexico, Japan and China. See “RISK FACTORS.”

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RMCP BLOOD SAMPLING DEVICE PATENT. A U.S. patent covering the Company’s blood sampling device was published on April 10, 2003. The Company has not filed any applications for foreign patent protection. See “RISK FACTORS.”

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The Company filed a provisional patent with the U.S. Patent and Trademark Office on May 3, 2011 and  on May 2, 2012 filed an international provisional PCT patent  These provisional patents provide additional protection for the Company’s auto-retractable vacuum technology for use with prefilled designs.

●

PATENT APPLICATIONS FOR COLOR AND 3D MRI SOFTWARE TECHNOLOGY. In June 2007, the Company filed four patent applications with the USPTO related to the Color and 3D MRI technology, none of which has yet been published. The Company also filed an application for foreign patent protection in Europe. All of these patent applications received office actions in 2010, 2011 and 2012, requiring the Company to provide more information to the issuing authorities. Although the Company continues to supplement information, there is no assurance that any of the patent applications will be issued or that any patent protection for the Color MRI technology can or will be obtained. See “RISK FACTORS.”

In November 2010, the Company filed a trademark on its logo and several word marks for its product line which include: RevColor™, RevDisplay™, Rev3D™, RevScan™ and RevVac™.

On December 31, 2010, the Company completed a reworking of a worldwide exclusive license with Traxsys, LLC, for a guided navigational Breast Biopsy System (BBS). This BBS facilitates accurate and fast non-palpable lesions and micro calcification localization in the treatment of breast cancer. The BBS localization needle can be modified to use the Company’s proprietary RevVac™ safety syringe technology. Additionally, one of the patents covering the stabilization technology could be used to further enhance the Company's MRI software tools by providing for a proprietary platform for image fusion between MRI and X-Ray. This technology has already received 510(k) clearance from the FDA. After a full due diligence review of the technology, the Company sees a potential synergy between its proprietary MRI software tools and this technology for breast imaging. However, the Company has decided not to invest additional capital at this time and to focus its resources on its RevVac™ safety syringe line of products and applications for its MRI software technology. In the future, the Company could re-license this technology for future products.

Need for Governmental Approval

Pursuant to the Federal Food, Drug and Cosmetic Act, the FDA regulates the research, design, testing, manufacture, safety, labeling, storage, record keeping, advertising and promotion, distribution, and production of medical devices in the United States.  The Company’s safety needle devices are considered to be medical devices, are subject to FDA regulation, and must receive FDA approval prior to sale in the United States.

Medical devices are classified into one of three classes, depending on the controls deemed by FDA to be necessary to reasonably ensure their safety and effectiveness. Class I devices are subject to general controls (e.g. labeling, pre-market notification and adherence to Quality System regulations, which have replaced Good Manufacturing Practice regulations.) These devices are subject to the lowest level of regulatory control. Class II devices are subject to general controls and special controls (e.g. performance standards, post-market surveillance, patient registries, and FDA guidelines). Generally, Class III devices are those that must receive pre-market approval by the FDA to ensure their safety and effectiveness, and require clinical testing and FDA approval prior to marketing and distribution. Class III devices are the most rigorously regulated.

Generally, before a new device can be introduced into the market in the United States, the manufacturer must obtain FDA clearance through a 510(k) pre-market notification or approval of a premarket approval (“PMA”) application. If a medical device manufacturer can establish that a device is “substantially equivalent” to a legally marketed Class I, Class II device, or a Class III device for which FDA has not called for PMAs, the manufacturer may seek clearance from FDA to market the device by filing a 510(k) pre-market notification. The 510(k) pre-market notification will need to be supported by appropriate data establishing the claim of substantial equivalence to the satisfaction of the FDA.

If the Company or its collaborative partners cannot establish that the Company’s safety needle devices are substantially equivalent to legally marketed predicate devices, pre-market approval of the device through submission of a PMA application must be obtained.  A PMA application must be supported by valid scientific evidence, including pre-clinical and clinical trial data, as well as extensive literature to demonstrate a reasonable assurance of the safety and effectiveness of the device.  The PMA represents the most rigorous form of FDA regulatory approval.

The Medical Device User Fee and Modernization Act, enacted in 2002, authorizes the FDA to assess and collect review fees for Section 510(k) pre-market notifications and pre-market approval applications filed on or after October 1, 2002. Fees for fiscal year 2007 for small businesses (companies with less than $100 million in sales) range from $3,326 for Section 510(k) pre-market notifications to $107,008 for PMAs, although fee reductions and waivers are available for companies qualifying as small businesses.

There is no assurance that any of our other planned products will qualify for the 510(k) pre-market notification approval process or that the Company will have the funds necessary to seek FDA approval. There is no assurance that any of our other planned products will obtain FDA approval.

If FDA approval is received on future planned products, however, then the Company and/or its collaborative partner (relating to manufacturing and marketing) would also be required to comply with FDA post-market reporting requirements, including the submission of reports on certain adverse events and malfunctions, and requirements governing the promotion of medical devices. In addition, modifications to our devices may require the filing of new 510(k) submissions or pre-market approval supplements, and we will need to comply with FDA regulations governing medical device manufacturing practices. The FDA requires medical device manufacturers to register as such and subjects them to periodic FDA inspections of their manufacturing facilities. The FDA requires that medical device manufacturers produce devices in accordance with the FDA’s current Quality System Regulation (QSR), which governs the methods, facilities and controls used for the design, manufacture, testing, packaging, labeling and storage of medical devices.

There is a different set of regulatory requirements in place for the European Union (EU). In the EU, a company putting a medical device onto the market must comply with the requirements of the Medical Devices Directive (MDD) and affix the CE mark to the product to attest to such compliance. To achieve this, the medical devices in question must meet the “essential requirements” defined under the MDD relating to safety and performance, and the relevant company must successfully undergo a verification of its regulatory compliance by a third party standards certification provider, known as a “Notified Body.” The nature of the assessment will depend on the regulatory class of products concerned, which in turn determines the precise form of testing to be undertaken by the Notified Body.

The requirements of the MDD must be complied with by the “manufacturer of the device,” which is defined as the party responsible for the design, manufacture, packaging and labeling of the device before it is placed on the EU market, regardless of whether these operations are carried out by this entity or on its behalf.

Accordingly, where medical devices are marketed by our potential licensees or by collaborative partners under their names, compliance with the MDD will be their responsibility. In the event that we decide to manufacture devices to be distributed in the EU market under our name, all compliance responsibilities will be borne by us.

There may be numerous other approvals needed before our products can be sold in countries other than the United States or the European Union. There is no assurance that the Company or its collaborative partners, if any, will be successful in obtaining such approvals.

Effect of Existing or Probable Governmental Regulation

The World Health Organization estimates that 1.3 million people die each year as a result of unsafe injection practices, which can include syringe re-use and needlestick injuries. Unsafe injection practices result in the transmission of a number of blood-borne diseases such as HIV/AIDS and hepatitis C. The U.S. Centers for Disease Control and Prevention estimates that 385,000 needlestick and other sharps-related injuries are sustained by U.S. hospital-based healthcare personnel each year. The U.S. Occupational Safety and Health Administration, or OSHA, estimates that when other secondary healthcare settings are also taken into account, there are as many as 800,000 needlestick injuries to U.S. healthcare workers each year. To help minimize the transmission of blood-borne pathogens caused by unsafe injection practices, many international healthcare and pharmaceutical markets are transitioning to the mandatory use of safety syringes.

In many sophisticated healthcare markets, governments are focused on the mandatory use of safety devices within healthcare facilities to protect healthcare workers from the risk of acquiring blood-borne pathogens via needlestick injuries. Regulatory actions at the federal and state level promote the use of safety needles to reduce the risk of accidental needle sticks. On July 1, 1999, California, through its state Occupational Safety and Health Administration (OSHA) program, began requiring the use of safety needles. Other states such as Texas, Tennessee, Maryland and New Jersey have passed similar legislation.

On November 6, 2000, President Clinton signed the Needle Stick Safety and Prevention Act amending OSHA’s Blood Borne Pathogens Standard to require that employers implement the use of safer medical devices in their facilities. To implement the statutory mandates in the Needle stick Safety and Prevention Act, OSHA has issued a number of further revisions to its Blood borne Pathogens Standard. The revised standard became effective on April 18, 2001. The new standard provisions impose several needle device safety requirements on employers, including:

●	evaluation and implementation of safer needle devices as part of the re-evaluation of appropriate engineering controls during an employer’s annual review of its exposure control plan;

●	documentation of the involvement of non-managerial, frontline employees in choosing safer needle devices; and

●	establishment and maintenance of a sharps injury log for recording injuries from contaminated sharps.

On November 27, 2001, OSHA issued a compliance directive (CPL 2-2.69) that advises OSHA’s regional offices on the proper interpretation and enforcement of the revised Blood borne Pathogens Standard provisions. The compliance directive confirms that the consideration of safer needle devices, in annually reviewing and updating the exposure control plan, is a critical element of the Blood borne Pathogens Standard. The directive also stresses that the standard requires employers to use engineering controls (e.g., safer needle devices) if such controls will remove or eliminate the hazards to employees.

OSHA differentiates safety features in two primary ways. First, it differentiates passive safety features which “remain in effect before, during and after use” from active devices which “require the worker to activate the safety mechanism.” Second, OSHA regulations state that products with an “integrated safety design that is an integral part of the device and cannot be removed” are usually preferred to those with an accessory safety device with safety features that are “external” and “dependent on employee compliance.” We believe the majority of safety syringe products used in U.S. healthcare facilities incorporate active safety features which are not fully integrated within the barrel of the syringe.

The European Union has also introduced a directive in March 2010 requiring member countries to introduce laws within three years requiring the use of needlestick prevention products within healthcare facilities. On May 11, 2013 the European Union's new legislation regarding the use of safety syringes will go into effect. Other countries such as Canada, Brazil and Australia have also taken steps to encourage the use of safety syringes. As a result of this existing and proposed legislation, safety syringes are now commonly used within the healthcare facilities in a number of countries.  As a result of these regulatory actions, we anticipate that the demand for safety medical devices such as those we have designed and are designing will continue to increase for the foreseeable future.

Amount Spent on Research and Development

Research and development expenses were $35,544 and $57,000 in 2012 and 2011, respectively.

Costs and effects of environmental compliance

The Company has not spent any sums on environmental compliance and does not expect to be required to spend any sums on environmental compliance in the future, unless the Company chooses to become a manufacturer of its own products. All environmental costs would be borne by the contract manufacturer.

Number of total employees and number of full time employees

We presently have four full-time employees.  Services such as product design and development and sales consulting are provided by third parties on a contract basis. Consequently, developing our business may require a greater period of time than if we had full time employees.

Our success depends in large measure on our ability to attract and retain capable executive officers and highly skilled employees who are in great demand.  None of our employees are represented by a labor union and we believe that our relations with our employees are generally good. Generally, our employees are at-will employees.  However, we have entered into employment agreements with certain of our executive officers.

Available information

We file electronically with the U.S. Securities and Exchange Commission (SEC) our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934. We make available on our website at http://www.revolutionsmedical.com, free of charge, copies of these reports as soon as reasonably practicable after filing these reports with, or furnishing them to, the SEC.  The public can also obtain materials that we file with the SEC through the SEC’s website at http://www.sec.gov or at the SEC’s Public Reference Room at 100 F Street, NE, Washington, DC 20549.  Information on the operation of the Public Reference Room is available by calling the SEC at 800-SEC-0330.

DESCRIPTION OF PROPERTY

On September 1, 2009, the Company entered into a five (5) year lease agreement with Osprey South, LLC (“Osprey”), to lease the property at 670 Marina Drive, Suite 301, Building F, Charleston, South Carolina, 29492. The leased property is approximately 5,000 square feet. During the course of the five (5) year lease, ending on August 31, 2014, the Company is to pay to Osprey $10,000 in monthly rental installments payable on the first day of each succeeding month.

LEGAL PROCEEDINGS

In September 2005, we filed an additional patent on our RevVac™ safety syringe under a joint venture agreement with Globe Med Tech which gives a 50% ownership of this patent to the Company and 50% to Globe Med Tech. The Company filed a lawsuit to rescind, terminate and seek monetary damages for the non-fulfillment and breach of the joint venture agreement and other related agreements with Globe Med Tech in March 2007, in addition to an accounting of expenditures of funds under the terms and provisions of the agreements and to give 100% ownership back to the Company. This patent was issued January 13, 2009. A summary judgment hearing was held in May 2011, in Tulsa, Oklahoma. On August 15, 2011, the District Court of Tulsa County, State of Oklahoma granted Revolutions Medical summary judgment against Globe Medical Tech. On October 21, 2011, Revolutions Medical received journal entry of judgment. The Court requires Globe Med Tech to pay to Revolutions Medical the sum of $311,440, the return of all syringes, design files and sample molds, the return of 266,667 shares of common stock, to assign all rights to the January 2009 issued patent number 11/115,446 and to cease and be prohibited from claiming any interest or ownership to the RevVac™ auto-retractable vacuum safety syringe. Globe Med Tech’s appeal was denied on December 13, 2011. On January 30, 2013 the court ordered a Nunc Pro Tunc decision denying all counterclaims and third party claims by Globe Med Tech and Globe Med Tech filed another appeal on March 1, 2013.  On April 30, 2013, the Company exercised its legal rights under a writ of execution in Harris County, Texas, pursuant to which the Company, along with its attorneys and county constables, seized all valuable property from Globe Med Tech’s office including 266,667 restricted shares of common stock of Revolutions Medical, all design and patent files relating to its auto retractable vacuum safety syringe, furniture, computers, phones and other office equipment and information.  Globe Med Tech’s web hosting company has been notified and ordered under the judgment and writ of execution to shut down Globe Med Tech’s website until all information and references of ownership, patents and awards regarding the auto-retractable vacuum safety syringe are removed from the website. The Company will continue to use all available legal means under the judgment until all monies are collected and the judgment is satisfied in full.

On January 2, 2013, the Company won its arbitration proceeding concerning its counter claims against Richard Theriault, former manufacturer MIG and former consultant SPD.  The monetary award claims included $770,000 in recoupment of production costs plus interest, legal fees and other arbitration costs, which will total close to $1 million dollars. In other claims, Theriault was found guilty of fraud in the inducement and breach of contract and was found to have no rights to any of the Company's proprietary technology, files, drawings, designs, patents or products. The ruling determined that all production mold payments made by the Company to MIG for the manufacturing of production molds had instead been used by Mr. Theriault for other non-production related purposes. The panel of American Arbitration Association ruled that the only assets in which production was funded by MIG from the Company’s production payments were $50,000 in trial molds. The equipment asset on the balance sheet has been reduced by $710,000 and charged to impairment for the payments no longer associated with a production or trial mold. The $770,000 award is for the recovery of damages related to these production payments.  The Company has retained counsel in Massachusetts and South Carolina to assist in efforts to collect these damages.

On March 12, 2012 the Company filed a lawsuit against Justin Keener and JMJ Financial (“JMJ”) in Charleston County, South Carolina.  The Company sought a rescission and financial relief for the convertible debt agreement signed February 22, 2011. The Company claimed that it was unable to deliver the shares requested in the common stock conversion requests dated January 9, 2012 for 1,000,000 shares and  January 30, 2012 for 1,226,049 shares due to the risk of defaulting on the convertible debt agreement by losing Depository Trust Company “DTC” eligibility. The contract stated that the Company would be considered in default of the agreement if the Company lost DTC eligibility due to a “chill” placed upon the electronic transfer of the stock. The Company had previously been made aware of other companies that had entered into similar agreements losing DTC eligibility and took the position that JMJ had put the Company in an untenable position of either defaulting by losing DTC eligibility or defaulting by failing to issue the requested shares.  The Company claimed that JMJ’s unreasonably high demands for conversion caused a “frustration” of the principal purpose of the contract and supports the rescission of the contract and a return of the parties to their respective positions before the contract was signed.  On April 12, 2012 the Company withdrew the lawsuit filed in South Carolina to pursue its rights and counterclaims in Miami-Dade County, Florida, described below.

A lawsuit was filed against the Company by JMJ Financial in Miami-Dade County, Florida on March 15, 2012. The lawsuit claims that the Company breached the terms of the convertible debt agreement by failing to issue shares requested in a stock conversion by JMJ on January 9, 2012 for 1,000,000 shares and on January 30, 2012 for 1,226,049 shares.  JMJ is seeking the delivery of 2,226,049 shares of common stock of the Company, plus costs and prejudgment interest. On August 30, 2012, the Company filed its counterclaims against JMJ, which included fraud by concealment, among other claims. The Company alleges that Keener and JMJ had a responsibility and obligation under Florida law to disclose not to conceal during the negotiations of the agreement the fact that Keener and JMJ had outstanding and current issues with these type of convertible notes with DTC which could do detrimental harm to liquidity and electronic transfer of the Company's stock if DTC eligibility was "chilled". This would severely hamper future capital raising and harm its current shareholders but would solely benefit Keener and JMJ under the default clauses in this agreement.

On September 26, 2012, the Company filed suit in South Carolina Federal District Court against Strategic Product Development ("SPD"), Richard H. Theriault, Vita S. Theriault, Darius R. Theriault, Raminta Theriault, Goddard Technologies, Inc. ("GTI") and others, claiming that the defendants purposely and materially misled and misrepresented capabilities and progress on a variety of initiatives related to the development and manufacture of the Company's RevVac™ Auto-Retractable Vacuum safety syringe to officers and directors of Revolutions Medical, which caused a delay in its production of approximately one year. The suit further alleges that Richard H. Theriault and other defendants defrauded the Company and misappropriated funds in violation of the United States' Racketeer Influenced and Corrupt Organizations ("RICO") Act and that GTI improperly assigned certain rights to the Company's new provisional patents to SPD without authorization. On February 2, 2013, Richard H. Theriault filed for bankruptcy in Massachusetts under Chapter 11.  The South Carolina lawsuit has been temporarily stayed until such time when the arbitration award against Richard H. Theriault and MIG can be ruled on in United States Federal District Court in Massachusetts, granting judgment outside the bankruptcy court. On March 13, 2013, United States Federal District Court in Massachusetts granted an injunction against Richard H. Theriault and MIG, enjoining and restraining them from transferring or alienating any assets in their possession without approval from the Court and at a hearing on May 6, 2013, the court upheld its ruling on the injunction against Theriault and MIG.  The Company is now awaiting a ruling from the bankruptcy court to set aside its arbitration award outside of the bankruptcy so that the Company can lift the stay, confirm the judgment and proceed with its court cases and its efforts to seek monetary satisfaction of its award against Theriault and MIG.

 On October 1, 2012, the Company filed suit in South Carolina Federal District Court against its former President and Director, Thomas G. O'Brien, alleging that O'Brien, as a director and officer of the Company, committed fraud, disregarded his fiduciary duties, and breached other obligations owed to the Company and its shareholders, by facilitating and negotiating contracts on behalf of the Company while at the same time sharing confidential Company information with, and receiving bribes from, Richard H. Theriault, Strategic Product Development (SPD), and Medical Investment Group, (MIG). The complaint seeks to recover actual and punitive damages as well as a return of all salary paid to O'Brien under his employment agreement and over 3.6 million restricted shares.  On January 17, 2013, the South Carolina lawsuit was dismissed without prejudice, so the Company can pursue all of its claims against Thomas G. O'Brien in arbitration.

On September 21, 2012, the Company received notification from the SEC that the SEC had filed a civil complaint in Federal District Court in Georgia against the Company, alleging that the Company issued four misleading press releases during the period from August 2010 through October 2010 and one misleading press release in July 2011, related to the Company’s production schedule of its auto retractable safety syringe. The SEC names the Company’s current Chief Executive Officer, Rondald L. Wheet, as a co-defendant. Among other relief, the SEC seeks an order requiring the defendants to disgorge money received from its equity line financing from August 2010 through May 2011, in addition to other civil penalty amounts. In April 2013, the SEC identified Phillip Maurice Hicks a/k/a Marty Hicks as its client or whistle blower. In September of 2011, a South Carolina Circuit Court declared Mr. Hicks to be liable by default for internet defamation of the Company and Rondald L. Wheet, CEO. In June 2013, a special referee awarded the Company and Mr. Wheet more than $20 million in a default judgment against Mr. Hicks. Specifically, the Company was awarded $3.6 million in compensatory damages and $1.5 million in punitive damages and Mr. Wheet was awarded $12,010,000 in compensatory damages and $3 million in punitive damages.

Other than the matters outlined above, we are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. Except as disclosed above, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our common stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

(a) Market Information

The Company’s Common Stock is quoted on the OTCQB under the under the symbol “RMCP.”  The following table sets forth the quarterly high and low sale prices for our common shares for the last two completed fiscal years and the subsequent interim periods. The prices set forth below represent interdealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

Quarter ended	High	Low
March 31, 2013	$0.110	$0.078
December 31, 2012	$0.220	$0.040
September 30, 2012	$0.250	$0.070
June 30, 2012	$0.390	$0.160
March 31, 2012	$0.390	$0.191
December 31, 2011	$0.320	$0.120
September 30, 2011	$0.320	$0.170
June 30, 2011	$0.445	$0.220
March 31, 2011	$0.480	$0.330
December 31, 2010	$0.783	$0.442
September 30, 2010	$1.440	$0.210
June 30, 2010	$0.420	$0.220
March 31, 2010	$0.390	$0.260

Quotations on the OTCQB reflect bid and ask quotations, may reflect inter-dealer prices, without retail markup, markdown or commission, and may not represent actual transactions.

(b) Holders

As of January 24, 2013, there were approximately 450 holders of record of our common stock.  This figure does not take into account those shareholders whose certificates are held in the name of broker-dealers or other nominees.

(c) Dividends

We have never paid any cash dividends on our common shares, and we do not anticipate that we will pay any dividends with respect to those securities in the foreseeable future. Our current business plan is to retain any future earnings to finance the expansion development of our business.

(d) Securities Authorized for Issuance under Equity Compensation Plan

The following table shows information with respect this plan as of the fiscal year ended December 31, 2011.

Equity Compensation Plan Information
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average Exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	15,473,750	0.24	4,526,250
Equity compensation plans not approved by security holders	-	-	-
Total	15,473,750	0.24	4,526,250

Transfer Agent

Our transfer agent is American Stock Transfer and Trust Company at 6201 15th Avenue, Brooklyn, NY 11219.

PENNY STOCK RULES

The U.S. Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock, which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stocks for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his/her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in us will be subject to Rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, which:

●	Contains a description of the nature and level of risk in the market for penny stock in both Public offerings and secondary trading;

●

Contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the Securities Act of 1934, as amended;

●	Contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” price for the penny stock and the significance of the spread between the bid and ask price;

●	Contains a toll-free number for inquiries on disciplinary actions;

●	Defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

●	Contains such other information and is in such form (including language, type, size and format) as the Securities and Exchange Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, to the customer:

●	The bid and offer quotations for the penny stock;

●	The compensation of the broker-dealer and its salesperson in the transaction;

●	The number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

●	Monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling their securities.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

THE FOLLOWING DISCUSSION OF OUR RESULTS OF OPERATIONS SHOULD BE READ IN CONJUNCTION WITH THE FINANCIAL STATEMENTS AND RELATED NOTES TO THE FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS THAT RELATE TO FUTURE EVENTS OR OUR FUTURE FINANCIAL PERFORMANCE. THESE STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE OUR ACTUAL RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY THESE FORWARD-LOOKING STATEMENTS. THESE RISKS AND OTHER FACTORS INCLUDE, AMONG OTHERS, THOSE LISTED UNDER “FORWARD-LOOKING STATEMENTS” AND “RISK FACTORS” AND THOSE INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT.

 Plan of Operations

The Company has begun sales of its 3ml RevVac™ safety syringe through introduction to distributors, advertisements through its online sales program, attendance at numerous industry trade shows and a direct marketing campaign. The Company expects to be in full scale production by October 2013 for its 1ml, including insulin, 5ml and 10ml RevVac™ safety syringes.  When all sizes of the RevVac™ safety syringe are in production, the Company believes that it can ship a total of 30 million RevVac™ safety syringes for the following twelve month period.

This RevVac™ safety syringe uses vacuum technology to retract the needle into the plunger after use. The syringe cannot be reused once the vacuum is activated. Revolutions Medical believes its safety syringe has many advantages over its competition including price, ease of use and safety. It should virtually eliminate accidental needle stick injuries and also aid in reducing the spread of contagious diseases. The Company also believes that with the help of government regulatory initiatives and individual state law reforms that the safety syringe market will grow in the foreseeable future.

During 2010, Revolutions Medical entered into two university clinical studies utilizing its proprietary MRI software tools. These first two clinical studies are for cases involving head trauma and brain masses. These results are expected to clinically validate the use of its MRI software tools as an additional application to enhance the diagnostic confidence of physicians. In preparation for the expected commercial launch of the MRI software suite of products, the Company hired Strata Corporation (“Strata”) in March 2012. Strata is an expert in computer software and programming and the Company believes that by the first quarter of 2014, the first application of RevColor™, RevDisplay™ and Rev3D™ will be commercially available. The launch of this product will be a “software as a service” (SaaS) business model, where customers will log on to our secure website and send current black and white images to the Company via high speed internet (teleradiology), and the images will be sent back to the customer in color and three dimensional with auto segmentation. Preliminarily, the Company will charge a per-use fee, but may expand depending upon volume into monthly service agreements. Potential customers could include MRI centers, doctors, hospitals and even patients.

The Company is currently working on developing, enhancing and securing it proprietary MRI software tools for commercial launch. The Company believes that once clinical application validations using its MRI software suite of products including RevColor™, RevDisplay™ and Rev3D™ directed at concussions, stroke, Alzheimer’s and breast disease are achieved, it will eventually aid in the enhanced diagnosis, detection, and monitoring of such diseases and afflictions.

Results of Operations

For the Year Ended December 31, 2012 Compared to the Year Ended December 31, 2011

Revenues

During the year ended December 31, 2012, the Company had $1,189 in revenues as it began making sales to its domestic and international distributors to assist in the introduction of the RevVac™ safety syringe to primary care, ambulatory care and governmental markets. The Company had no revenue in 2011.

General and Administrative Expenses

During the year ended December 31, 2012, the Company incurred $4,046,080 in general and administrative expenses, compared to $3,781,286 for the same period in 2011.  The Company recorded option expenses of $758,962 for the year ended December 31, 2012 compared to option expenses of $525,554 for the same period in 2011. Further, consulting agreement fees and legal fees were $910,046 and $577,426, respectively, for the year ended December 31, 2012, a decrease in consulting fees of $421,718 and an increase in legal fees of $108,442, respectively, compared to $1,331,764 and $468,984, respectively, for the same period in 2011.  The decrease in consulting fees was partly due to a reduction in consultants retained in 2011 to begin promotion of the RevVac™ safety syringe in various markets and an elimination of fees due to MIG.  The increase in legal fees was due primarily due to the arbitration case against MIG and the SEC civil complaint filed against the Company and our CEO, Rondald Wheet.  A total of $281,504 in prepaid consulting agreements was expensed in the year ended December 31, 2012, compared to $636,856 for the same period in 2011 as the company transitioned from hiring individual consultants to retaining larger distributors.

Impairment of assets

Also during the year ended December 31, 2012, the Company removed from the balance sheet and impaired equipment valued at $710,000 for the production of the 3 ml production pilot molds, as the Company determined through the arbitration proceeding with MIG in November 2012 that these molds had not been produced and MIG could not account for the whereabouts of the funds the Company paid toward these assets. Additionally, the Company wrote off prepayment of $80,000 made to MIG in 2011due to the uncertainty of the collectability. In 2011, $328,000 of production mold equipment had been reclassified from the balance sheet to consulting expense in 2011 as the Company learned that some of the trial molds and production molds had not been produced by MIG.

The Company also impaired intangible and goodwill of $38,276 and equipment of $50,000 during the year ended December 31, 2012.

Interest expense

Interest expense increased to $1,727,512 during the year ended December 31, 2012, compared to $567,081 for the same period in 2011.  This increase is due to individual convertible debt agreements and additional convertible debt agreements with Asher Enterprises, Inc. and TCA.

Net Loss

Net loss for the year ended December 31, 2012 was $7,164,311 compared to $4,541,518 for the same period in 2011, as the Company incurred greater expenses primarily related to an increase in salaries, consulting and legal fees, expenses associated with the convertible debt agreements and fixed asset impairment.  The Company incurred a net operating loss of $5,854,475 during the year ended December 31, 2012, compared to a net operating loss of $3,855,309 for the same period in 2011.

For the three months ended March 31, 2013 compared to the three months ended March 31, 2012

Revenues

During the three months ended March 31, 2013, the Company had $1,300 in revenues as it began making sales to its domestic and international distributors to assist in the introduction of the RevVac™ safety syringe to primary care, ambulatory care and governmental markets. The Company had no revenue in the first three months of 2012.

Loss on firm purchase commitment

During the three months ended March 31, 2013, the Company incurred $484,665 in loss on firm purchase commitment, compared to $0 for the same period in 2012. The loss was related to a 5-year agreement with Wuxi Yushou Medical Appliance Co., Ltd (“Yeso-med”) entered on December 1, 2011 which states that commencing from the date that Yeso-med demonstrates to the Company’s satisfaction that it has the capacity to commence regular production of the syringes in the 3ml size in the minimum amount of at least 2,500,000 units per month, the Company will place orders of at least 2,500,000 units per month for the term of this agreement. In July 2012, Yeso-med met the capacity requirement. However, the Company has not yet placed any order after July 2012.

General and Administrative Expenses

During the three months ended March 31, 2013, the Company incurred $1,086,754 in general and administrative expenses, compared to $1,573,095 for the same period in 2012. Compensation costs related to the issuance of options to officers and directors during the three months ended March 31, 2013, totaled $110,763, compared to $330,343 for the same period in 2012.

Further, consulting agreement fees and legal fees were $154,608 and $190,766, respectively, for the three months ended March 31, 2013, a decrease in consulting fees of $190,773 and a decrease in legal fees of $82,884, respectively, compared to $345,381 and $273,650 for the same period in 2012. The decrease in consulting fees was partly due to the decrease in expenses for individual consulting agreements for business development. The decrease in legal fees was due primarily to decreased expenses for SEC attorney fees.

Interest expense

Interest expenses decreased to $117,370 during the three months ended March 31, 2013, compared to $533,436 for the same period in 2012. This decrease is due primarily to the convertible debt agreements entered into with individual investors during the three months ended March 31, 2012.

Net Loss

Net loss for the three months ended March 31, 2013 was $1,645,772 compared to $2,102,009 for the same period in 2012, as the Company decreased convertible debt interest expenses, legal fees, consulting fees and employee option compensation expenses while expenses for cost of goods sold increased in the first three months of 2013 compared to the same period in 2012.

Liquidity and Capital Resources

As of March 31, 2013, the Company did not have and currently does not have sufficient cash on hand to pay present obligations as they become due. In addition, due to current economic conditions and the Company’s related risks and uncertainties, there is no assurance that we will be able to raise additional capital on acceptable terms, if at all, to meet our current obligation over the next 12 months. Because of the foregoing, the Company’s auditors have expressed substantial doubt about our ability to continue as a going concern.

Net cash used for operating activities for the years ended December 31, 2012 and 2011, was $1,674,342 and $2,563,073, respectively.  The net loss for the years ended December 31, 2012 and 2011 was $7,164,311 and $4,541,518, respectively.  This increase is primarily related to an increase in salaries, consulting and legal fees, expenses associated with the convertible debt agreements and asset impairment.

Net cash used for operating activities for the three months ended March 31, 2013 and March 31, 2012, was $180,300 and $507,606, respectively. The net loss for the three months ended March 31, 2013 and 2012, was $1,645,772 and $2,102,009, respectively. This decrease is primarily attributable to the decreased expense related to legal expenses, consulting fees, other compensation expenses, and the interest and derivative expenses related to the convertible debt agreements.

Net cash used for investing activities for the years ended December 31, 2012 and 2011, was $39,224 and $129,091 respectively.  This cash used for investing activities is a result of patent fees and leasehold improvements.

Net cash used for investing activities for the three months ended March 31, 2013 and March 31, 2012, was $5,982 and $140,399, respectively. This cash used for investing activities in the first three months of 2013 is a result of legal expenses related to patent development for the RevVac™ safety syringe. Cash used for investing activities for the three months ended March 31, 2012 was mainly $116,098 payment for purchase of equipment.

Net cash obtained through all financing activities for year ended December 31, 2012, was $1,708,776, as compared to $2,627,491 for the year ended December 31, 2011.   In order to fund the completion of the RevVac™ safety syringe production molds, we issued stock options and/or common stock when it is acceptable to third parties for services rendered in assisting us in the product distribution and marketing process. Proceeds from issuance of common stock through cash exercise of stock options and warrants were $258,275 for the year ended December 31, 2012 as compared to $1,654,420 for the year ended December 31, 2011. This decrease is due primarily to a decrease in consulting agreements and the options issued under the terms of these agreements. Proceeds from issuance of notes for cash were $1,450,501 for the year ended December 31, 2012 as compared to $770,500 for the year ended December 31, 2011.

Net cash obtained through all financing activities for three months ended March 31, 2013, was $187,500, as compared to $680,225 for the three months ended March 31, 2012.  In order to fund the completion of the RevVac™ safety syringe production molds, we issued stock options and/or common stock when it is acceptable to third parties for services rendered in assisting us in the product distribution and marketing process. Proceeds from issuance of common stock through cash- exercise of stock options and warrants were $85,000 for the three months ended March 31, 2013 as compared to $26,775 for the three months ended March 31, 2012. This increase is due primarily to an increase in consulting agreements and the options exercised under the terms of these agreements. Proceeds from issuance of notes for cash were $102,500 for the three months ended March 31, 2013 as compared to $653,450 for the three months ended March 31, 2012.

As of March 31, 2013, the Company did not have and currently does not have sufficient cash to pay present obligations as they become due. The Company secured a credit facility with TCA Global Credit Master Fund, LP on May 1, 2013 to fund additional domestic orders but we continue to search for additional financing to generate the liquidity necessary to continue our operations. Due to current economic conditions and the Company’s risks and uncertainties, there is no assurance that we will be able to raise any additional capital on acceptable terms, if at all. Because of these uncertainties, the auditors have expressed substantial doubt about our ability to continue as a going concern if sales of the RevVac™ safety syringe do not increase significantly to pay current obligations. If we obtain additional funds by selling any of our equity securities or by issuing common stock to pay current or future obligations, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or the equity securities may have rights preferences or privileges senior to the common stock. If adequate funds are not available to us on satisfactory terms, we may be required to cease operating or otherwise modify our business strategy.

Because we do not currently generate significant cash from operations and have only one credit facility available, our only means of funding is through the sale of our common stock. We presently have 250,000,000 shares of common stock authorized, of which 77,610,014 shares were issued and outstanding as of March 31, 2013. If we obtain additional funds by selling any of our equity securities or by issuing common stock to pay current or future obligations, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or the equity securities may have rights preferences or privileges senior to the common stock. If adequate funds are not available to us when needed on satisfactory terms, we may be required to cease operating or otherwise modify our business strategy.

Our estimated working capital requirement for the next 12 months is $2,700,000 with an estimated burn rate of $190,000 per month, of which approximately $50,000 per month is allocated to legal fees.

The following table summarizes total current assets, liabilities and working capital at March 31, 2013, compared to December 31, 2012.

	March 31, 2013	December 31, 2012	Increase/ (Decrease)
Current Assets	$320,570	$326,704	$(6,134)
Current Liabilities	$5,185,898	$4,406,551	$779,347
Working Capital Deficit	$(4,865,328)	$(4,079,847)	$(785,481)

As of March 31, 2013, we had a working capital deficit of $4,865,328, as compared to a working capital deficit of $4,079,847 as of December 31, 2012, an increase of $785,481. Current assets decreased primarily due to a decrease in inventory of $5,174. Factors contributing to the increase in current liabilities include an increase in accounts payable due to the take or pay costs according to the terms of the manufacturing agreement signed with Yeso-med in December 2011. Additional factors increasing the current liabilities include an increase in trades payable of $227,927 primarily due to increased legal fees and an increase in payroll tax liabilities of $93,467.

The Company does not currently generate significant cash from operations but does  have access to a credit facility to finance additional domestic sales; however, the Company does expect an increase in product sales in the second quarter of 2013. Over the next 12 months, in order to implement our business plan and meet our liquidity needs going forward, the Company may sell shares of its common stock, issue additional convertible debt notes or permit warrant exercises. If we implement any of the foregoing financing alternatives to pay current or future obligations, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or the equity securities may have rights preferences or privileges senior to the common stock. If adequate funds are not available to us when needed on satisfactory terms, we may be required to cease operating or otherwise modify our business strategy.

Expected Purchase or Sale of Plant and Significant Equipment

The Company expects to either purchase or negotiate select country distribution rights with Yeso-med to begin production of the 1ml, including insulin, 5ml and 10ml RevVac™ safety syringe molds in the second quarter of 2013.

Expected Significant Changes in the Number of Employees

The Company expects to hire between 3 to 7 additional office personnel to assist with operations as sales continue with the 3ml RevVac™ safety syringe.

Off-Balance Sheet Arrangements

As of March 31, 2013, the Company had no off-balance sheet arrangements.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

ON ACCOUNTING AND FINANCIAL DISCLOSURE

On March 20, 2013, the Company accepted the resignation of Hood & Associates, CPAs, P.C. (“Hood”), as the Company’s independent registered public accounting firm. Hood’s resignation is solely a result of reaching the prescribed term limit as the Company’s independent auditor as required by the auditor rotation rules and regulations prescribed by the SEC and Public Company Accounting Oversight Board. Hood’s report on the financial statements for the fiscal years ended December 31, 2011 and December 31, 2010, contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle, other than for a going concern.

During the fiscal years ended December 31, 2011 and December 31, 2010, and in the subsequent interim period through March 20, 2013, the date of Hood’s resignation, there were no disagreements with Hood on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Hood, would have caused them to make reference to the subject matter of the disagreements in its reports on the financial statements for such year. During the fiscal years ended December 31, 2011 and December 31, 2010, and in the subsequent interim period through March 20, 2013, the date of Hood’s resignation, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K. Hood provided the Company with a letter addressed to the SEC confirming Hood’s agreement with the foregoing disclosures. A copy of Hood’s letter, dated March 20, 2013, is included with Form 8-K filed with the SEC on March 26, 2013.

On March 22, 2013, the Company approved the engagement of GBH CPAs, PC (“GBH”), as the Company’s new independent registered public accounting firm. During the fiscal years ended December 31, 2011 and December 31, 2010, and the subsequent interim period prior to the engagement of GBH, the Company has not consulted GBH regarding (i) the application of accounting principles to any specified transaction, either completed or proposed; (ii) the type of audit opinion that might be rendered on the Company’s financial statements, and either a written report was provided to the registrant or oral advice was provided that the new accountant concluded was an important factor considered by the registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(v)) or a reportable event (as defined in Item 304(a)(1)(v)).

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable to smaller reporting companies.

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

The following table and biographical summaries set forth information, including principal occupation and business experience, about our directors and executive officers at July 10, 2013:

Name	Age	Position	Officer and/or Director Since

Rondald Wheet	48	Chairman, Chief Executive Officer	March 2005

Thomas Beahm	62	Director	October 2007

Vincent Olmo	47	Chief Operating Officer	April 2011

Rondald L. Wheet

Rondald L. Wheet is the Chief Executive Officer and Chairman of the board of directors of Revolutions Medical Corporation and has served in this capacity since March 2005. Mr. Wheet has over 15 years’ experience in the investment banking industry. Working for several registered broker dealers, including Scott and Stringfellow and Cohig and Associates, Mr. Wheet was instrumental in the capital campaigns for several small cap companies, particularly in the medical field. Between January 2002 and March 2005, Mr. Wheet worked as an outside consultant advising numerous micro and small cap companies on capital financing, strategic partnerships, stock awareness, professional recruiting, and the mechanics of public offerings. He received a Bachelor of Science degree from the University of Towson in Finance and International Business, and he is a past President of the Metropolitan Exchange Club of Charleston, SC. In 2009, he was presented the South Carolina Palmetto Patriot Award.

Thomas M. Beahm

Thomas M. Beahm, MD, FACS, is a member of the board of directors of Revolutions Medical. Dr. Beahm is a practicing plastic surgeon, who lives in Chattanooga, Tennessee. He is an active member of the American Society of Plastic Surgeons, American College of Surgeons, and American Medical Association, and simultaneously owns and runs his own practice. In addition, he is Secretary of Integrated Voice Systems, which has software in over 130 hospitals. Dr. Beahm also has experience directing plastic surgery mission work in various third world countries, coming to the aid of thousands of people in Asia, Africa, and South America. Dr. Beahm received a bachelor’s degree from Pittsburg State University in Pittsburg, KS and a medical doctorate degree from the University of Kansas.

Vincent Olmo

Mr. Olmo is currently Chief Operating Officer of the Company. Mr. Olmo combines over five years of experience in information technology and operations senior management, following an eighteen year career as a delivery manager and application architect. Previously, he was involved with several large financial institutions holding various positions, including chief architect and application services executive. From 2001 through 2006, Mr. Olmo was a Chief Architect for EDS, Inc., an information services company. From 2006 to 2007, he was Vice President of Application Delivery for Realogy, Inc., a company managing franchising rights in the real estate industry. From June 2007 to April 2011, he was an Application Services Executive for Hewlett-Packard, Inc., an information services company which focuses on delivering application development and management services for Fortune 500 companies. Mr. Olmo has a Bachelor of Science degree in Electrical Engineering from Fairleigh Dickinson University and an MBA from Rutgers.

Board of Directors

Directors are elected at our annual meeting of shareholders and serve for one year until the next annual meeting of shareholders or until their successors are elected and qualified. We reimburse all directors for their expenses in connection with their activities as directors of the Company.

Board Leadership Structure and Role in Risk Oversight

Although we have not adopted a formal policy on whether the Chairman and Chief Executive Officer positions should be separate or combined, we have traditionally determined that it is in the best interests of the Company and its shareholders to combine these roles. Rondald L. Wheet has served as our Chief Executive Officer and Chairman since March 2005. Due to the small size and early stage of the Company, we believe it is currently most effective to have the Chairman and Chief Executive Officer positions combined.

Our board of directors is primarily responsible for overseeing our risk management processes. The board of directors receives and reviews periodic reports from management, auditors, legal counsel, and others, as considered appropriate regarding our company’s assessment of risks. The board of directors focuses on the most significant risks facing our company and our company’s general risk management strategy, and also ensures that risks undertaken by our Company are consistent with the board’s appetite for risk. While the board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that our board leadership structure supports this approach.

Family Relationships

Mr. Olmo is the brother-in-law of Mr. Wheet.  Other than the previously disclosed relationship, there are no family relationships among our directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Subsequent Executive Relationships

No director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past five years. No director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past five years. No director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past five years. No director or officer has been found by a court to have violated a federal or state securities or commodities law during the past five years.

None of our directors or executive officers or their respective immediate family members or affiliates are indebted to us.

Legal Proceedings

Except as disclosed herein, none of the members of the board of directors or other executives has been involved in any bankruptcy proceedings, criminal proceedings, any proceeding involving any possibility of enjoining or suspending members of our board of directors or other executives from engaging in any business, securities or banking activities, and have not been found to have violated, nor been accused of having violated, any Federal or State securities or commodities laws.

Compliance with Section 16(A) of the Exchange Act

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and persons who beneficially own 10% or more of a class of securities registered under Section 12 of the Exchange Act to file reports of beneficial ownership and changes in beneficial ownership with the SEC. Directors, executive officers and greater than 10% stockholders are required by the rules and regulations of the SEC to furnish the Company with copies of all reports filed by them in compliance with Section 16(a).

Based solely on our review of certain reports filed with the Securities and Exchange Commission pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended, the reports required to be filed with respect to transactions in our common stock during the fiscal year ended December 31, 2011, were timely.

Code of Ethics

We do not currently have a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller, or persons performing similar functions. Because we have only limited business operations and four officers and directors, we believe a code of ethics would have limited utility. We intend to adopt such a code of ethics as our business operations expand and we have more directors, officers and employees.

EXECUTIVE COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named executive officers paid by us during the years ended December 31, 2012, 2011 and 2010.

Name And Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(3)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	All Other Compen- sation ($)	Total ($)
Rondald L. Wheet	2012	$240,000	$0	$0	$153,000	$0	$0	$393,000
Chief Executive Officer	2011	$225,000	$40,580	$0	$162,100	$0	$0	$427,680
	2010	$225,000	$0	$0	$0	$0	$0	$225,000
Thomas O’Brien (1)	2012	$0	$0	$0	$0	$0	$0	$0
Former President	2011	$124,790	$0	$0	$0	$0	$0	$124,790
	2010	$180,000	$0	$0	$0	$0	$0	$180,000
Burt Hodges	2012	$168,217	$0	$0	$41,958	$0	$0	$210,175
Former Chief Financial Officer (2)	2011	$89,375	$0	$0	$69,163	$0	$0	$158,538
Vincent Olmo	2012	$168,580	$0	$0	$118,458	$0	$0	$287,038
Chief Operating Officer	2011	$124,625	$0	$0	$117,588	$0	$0	$242,213

(1)	Mr. O’Brien resigned from his position on September 21, 2011.

(2)	Mr. Hodges resigned from his position on June 15, 2013.
(3)	The value of options was based on Black-Scholes Model. See notes to the financial statements.

2012 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

OPTION AWARDS						STOCK AWARDS
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#) (j)
Rondald L. Wheet Chief Executive Officer	7,000,000	—	—	$0.12	12/31/2013	—	—	—	—

Thomas O’Brien (1) Former President	—	—	—	—	12/31/2013	—	—	—	—

Burt Hodges Chief Financial Officer(2)	800,000	—	—	$0.43	12/31/2013	—	—	—	—

Vincent Olmo Chief Operating Officer	1,500,000	—	—	$0.32	12/31/2013	—	—	—	—

Thomas M. Beahm Director	1,500,000	—	—	$0.20	12/31/2013
(1)	Mr. O’Brien resigned from his position on September 21, 2011.
(2)	Mr. Hodges resigned from his position on June 15, 2013.

DIRECTOR COMPENSATION

The following summary compensation table sets forth all compensation awarded to, earned by, or paid to the named directors by us during the years ended December 31, 2012, 2011 and 2010.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(b)	(b)	(b)	(b)	(b)	(b)	(b)
Rondald L. Wheet	2012	$0	$0	$0	$153,000	$0	$0	$153,000
Director	2011	$0	$0	$0	$0	$0	$0	$0
	2010	$0	$0	$0	$0	$0	$0	$0
Thomas M. Beahm	2012	$0	$0	$0	$153,000	$0	$0	$153,000
Director	2011	$0	$0	$0	$0	$0	$0	$0
	2010	$0	$0	$0	$0	$0	$0	$0
Thomas O’Brien (1)	2012	$0	$0	$0	$0	$0	$0	$0
Former Director	2011	$0	$0	$0	$0	$0	$0	$0
	2010	$0	$0	$0	$0	$0	$0	$0
(1)	Mr. O’Brien resigned from his position as a member of the board of directors on September 21, 2011.

Employment Agreements

Effective May 15, 2012, the Company and Mr. Wheet, our Chief Executive Officer, entered into a two (2) year employment agreement, which provides for an annual salary of $247,500.  Under such agreement, Mr. Wheet shall administer, supervise, manage and control the business development of the Company, including the research, development, manufacture, marketing and sales of its current products and any future products that may be added to the Company's business. The Company will provide him with all reasonable and customary fringe benefits, including, but not limited to, participation in pension plans, profit sharing plans, employee stock ownership plans, stock option plans (whether statutory or not), stock appreciation rights plans, hospitalization, medical dental disability and life insurance, car allowance, vacation and sick leave.  The Company will reimburse of all his reasonable and necessary travel, entertainment or other related expenses incurred by him in carrying out his duties and responsibilities under the agreement.  The Company will also provide him with a cell phone, suitable office space, and membership dues in professional organizations and for any seminars and conferences related to Company business.

Mr. Wheet may elect, by written notice to the Company, to terminate his employment with continued pay through the employment agreement term if (i) the Company sells all of its assets, (ii) the Company merges with another business entity with a change in control,(iii) more than 50% of the outstanding stock is acquired by a third party, (iv) the Company requires Mr. Wheet to relocate or assigns duties not commensurate with his position as Chief Executive Officer, (v) Mr. Wheet is removed from the Board of Directors or (vi) the Company defaults in making payments required to Mr. Wheet under this employment agreement. During the term of his employment, Mr. Wheet will not work for or provide any services in any capacity to any competitor and, during the term of his employment and for two years following termination of his employment, Mr. Wheet will not solicit any of the Company’s employees, consultants, customers, vendors or accounts.

Employment Agreement with Vincent Olmo, Chief Operating Officer

Effective April 11, 2011, the Company and Mr. Olmo, our Chief Operating Officer, entered into a three (3) year employment agreement. The agreement provides for an annual salary of $165,000 modified with a cost of living adjustment annually.  He is responsible for all daily operating and production activities of the Company. The Company will provide him with all reasonable and customary fringe benefits, including, but not limited to, participation in pension plans, profit sharing plans, employee stock ownership plans, stock option plans (whether statutory or not), stock appreciation rights plans, hospitalization, medical dental disability and life insurance, car allowance, vacation and sick leave.  The Company will reimburse all of his reasonable and necessary travel, entertainment or other related expenses incurred by him in carrying out his duties and responsibilities under the agreement.  The Company will also provide him with a cell phone, suitable office space, and membership dues in professional organizations and for any seminars and conferences related to Company business.

Mr. Olmo may elect, by written notice to the Company, to terminate his employment with continued pay through the employment agreement term if (i) the Company sells all or substantially all of its assets, (ii) the Company merges with another business entity with a change in control,(iii) more than 50% of the outstanding stock is acquired by a third party, (iv) the Company requires Mr. Olmo to relocate or assigns duties not commensurate with his position as the Chief Operating Officer  and (v) the Company defaults in making payments required to Mr. Olmo under this agreement.  For two years following his resignation or termination, Mr. Olmo will not work for or provide any services in any capacity to any competitor and will not solicit any of the Company’s customers or accounts.

Employment Agreement with Burton Hodges, Former Chief Financial Officer

Effective June 1, 2011, the Company and Mr. Hodges, entered into a three (3) year employment agreement, for Mr. Hodges to serve as Chief Financial Officer. Mr. Hodges resigned effective June 15, 2013.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 10, 2013, the number of shares of our common stock owned by (i) each person who is known by us to own of record or beneficially five percent (5%) or more of our outstanding shares, (ii) each of our directors, (iii) each of our executive officers and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, each of the persons listed below has sole voting and investment power with respect to the shares of our common stock beneficially owned.

Name and Address (1)	Beneficial Relationship to Company	Outstanding Common Stock		Percentage of Ownership of Common Stock (3)
Rondald L. Wheet	Chief Executive Officer, Chairman	4,371,282		4.67	%(2)
Dr. Thomas Beahm	Director	3,439,849		3.68%
Vincent Olmo	Chief Operating Officer	735,811	(4)	*	%
Thomas O’Brien		3,645,625	(5)	3.90%

Officers and Directors (3 persons)	-	12,219,567		13.04%

* less than 1%

(1)	Unless otherwise indicated, the address of each beneficial owner listed above is c/o Rondald L. Wheet, Revolutions Medical Corporation, 670 Marina Drive, 3rd Floor, Charleston, SC 29492.

(2)	This percentage does not include shares of Preferred Stock or options to purchase shares of common stock.
(3)	Based on 93,530,337 shares outstanding as of July 10, 2013.
(4)	This total does not include options to purchase 800,000 shares of the Company’s common stock.
(5)	This total does not include options to purchase 1,500,000 shares of the Company’s common stock.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS

AND CERTAIN CONTROL PERSONS

The Company incurred $120,000 in office rent to Osprey South, LLC in 2012. The Company’s CEO and Chairman of the Board, Rondald Wheet is the sole member of Osprey South, LLC. The contract is a triple net lease with terms based upon market rates for Class A office space at the time of the lease signing. The monthly rent under such lease is $10,000.

MATERIAL CHANGES

We have had no material changes to our business.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Nevada corporate law and our bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

LEGAL MATTERS

The validity of the issuance of the common stock hereby will be passed upon for us by Lucosky Brookman LLP.

REVOLUTIONS MEDICAL CORPORATION

INDEX TO FINANCIAL STATEMENTS

Balance Sheets at March 31, 2013 and December 31, 2012 (unaudited)	F-2

Statements of Operations for the Three Months Ended March 31, 2013 and 2012 and From Inception (August 16, 1996) Through March 31, 2013 (unaudited)	F-3

Statements of Cash Flows for the Three Months Ended March 31, 2013 and 2012 and From Inception (August 16, 1996) Through March 31, 2013 (unaudited)	F-4

Notes to Financial Statements (unaudited)	F-6

Reports of Independent Registered Public Accounting Firms	F-21

Balance Sheets at December 31, 2012 and 2011	F-23

Statements of Operations for the Years Ended December 31, 2012 and 2011and From Inception (August 16, 1996) Through December 31, 2012	F-24

Statements of Shareholders' Equity (Deficit) for the Years Ended December 31, 2012 and 2011 and From Inception (August 16, 1996) Through December 31, 2012	F-25

Statements of Cash Flows for the Years Ended December 31, 2012 and 2011 and From Inception (August 16, 1996) Through December 31, 2012	F-26

Notes to Financial Statements	F-28

REVOLUTIONS MEDICAL CORPORATION

(A Development Stage Company)

BALANCE SHEETS

(Unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash and cash equivalent	$1,272	$54
Inventories	316,167	321,791
Prepaid expenses and other current assets	3,131	4,859
Total current assets	320,570	326,704

Property and equipment, net	335,039	356,656
Intangibles	110,110	106,687

Total assets	$765,719	$790,047

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued liabilities	$1,420,594	$1,122,371
Payable to Yeso-med	1,765,704	1,280,860
Accounts payable and accrued liabilities, related parties	147,725	73,957
Payable for indemnification	1,355,735	1,347,806
Convertible notes, net of discounts of $194,056 and $187,039, respectively	176,932	184,289
Convertible notes, related parties, net of discount of $24,041 and $42,534, respectively	50,959	32,466
Derivative liability, note conversion feature	268,249	364,802
Total liabilities	5,185,898	4,406,551

Commitments and contingencies

Stockholders’ deficit:
Series 2006 Preferred stock, $0.001 par value, 5,000,000 shares authorized; 1,000,000 shares issued and outstanding	1,000	1,000
Common stock, $0.001 par value; 250,000,000 shares authorized; 77,610,014 and 72,784,907 shares issued and outstanding, respectively.	77,610	72,785
Additional paid-in capital	35,156,704	34,319,432
Subscriptions receivable	(71,000)	(71,000)
Deficit accumulated during the development stage	(39,584,493)	(37,938,721)
Total stockholders' deficit	(4,420,179)	(3,616,504)

Total liabilities and stockholders’ deficit	$765,719	$790,047

The accompanying notes are an integral part of the financial statements.

 REVOLUTIONS MEDICAL CORPORATION

(A Development Stage Company)

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012	From Inception (August 16, 1996) Through March 31, 2013
		(Restated)
Revenue	$1,300	$-	$2,489

Cost of revenue	574	-	9,774
Loss on firm purchase commitment	484,091	-	1,267,684
Cost of goods sold	484,665	-	1,277,458

Gross loss	(483,365)	-	(1,274,969)
Operating expenses:
Research and development	-	71,388	2,935,949
Depreciation and amortization	24,176	6,099	229,287
General and administrative expenses	1,086,754	1,573,095	28,385,558
Impairment of assets	-	-	4,570,007
Gain on disposal of assets	-	-	(794)
Total operating expenses	1,110,930	1,650,582	36,120,007

Operating loss	(1,594,295)	(1,650,582)	(37,394,976)
Other income (expense):
Interest expense	(117,370)	(533,436)	(2,747,075)
Investment income	-	-	170,753
Loss on extinguishment of debt	(6,250)	-	(145,962)
Gain on change in fair value of derivative liabilities	72,896	82,009	26,920
Other income, net	(753)	-	322,425
Total other income (expense)	(51,477)	(451,427)	(2,372,939)

Net loss	(1,645,772)	(2,102,009)	(39,767,915)
Net loss attributable to the non-controlling interest	-	-	(183,422)
Net loss attributable to Revolutions Medical Corporation	$(1,645,772)	$(2,102,009)	$(39,584,493)

Weighted average common shares outstanding – basic and diluted	75,454,170	56,554,145

Net loss per common share – basic and diluted	$(0.02)	$(0.04)

The accompanying notes are an integral part of the financial statements.

REVOLUTIONS MEDICAL CORPORATION

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31,		From Inception (August 16, 1996) Through March 31,
	2013	2012	2013
		(Restated)
Cash flows from operating activities:
Net loss	$(1,645,772)	$(2,102,009)	$(39,584,493)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	24,176	6,099	229,287
Stock-based compensation expense	351,408	978,172	12,968,139
Stock options and warrants modification expense	148,127	-	198,127
Impairment of assets	-	-	4,570,007
Gain on disposal of assets	-	-	(794)
Amortization debt discounts	103,067	494,324	1,964,285
Interest expense incurred on issuance of convertible debt	-	-	174,745
Gain on change in fair value of derivative liabilities	(72,896)	(82,009)	(26,920)
Change in operating assets and liabilities:
Inventories	5,624	(1,950)	(316,167)
Prepaid expenses and other current assets	1,728	(8,025)	(3,131)
Accounts payable and accrued liabilities	822,541	207,792	3,896,913
Accounts payable and accrued liabilities – related parties	73,768	-	147,725
Payable for indemnification	7,929	-	1,813,325
Net cash used in operating activities	(180,300)	(507,606)	(13,968,952)

Cash flows from investing activities:
Purchase of property and equipment	-	(116,098)	(992,907)
Proceeds from sale of fixed assets	-	-	794
Payments for license and patents	(5,982)	(24,301)	(167,520)
Investment in Ives Health Company and The Health Club	-	-	(261,997)
Net cash used in investing activities	(5,982)	(140,399)	(1,421,630)

Cash flows from financing activities:
Capital contribution	-	-	802,154
Proceeds from issuance of common stock through cash- exercise of stock options and warrants	85,000	26,775	3,497,412
Proceeds from issuance of notes for cash	102,500	653,450	3,078,501
Proceeds from loans from shareholders	-	-	15,707
Repayment of loans from shareholders	-	-	(8,005)
Repayment of notes	-	-	(157,325)
Proceeds for issuance of common stock for cash	-	-	8,163,410
Net cash provided by financing activities	187,500	680,225	15,391,854

Net change in cash	1,218	32,220	1,272
Cash at beginning of period	54	4,844	-
Cash at end of period	$1,272	$37,064	$1,272

The accompanying notes are an integral part of the financial statements.

REVOLUTIONS MEDICAL CORPORATION

(A Development Stage Company)

STATEMENTS OF CASH FLOWS (continued)

(Unaudited)

	Three Months Ended March 31,		From Inception (August 16, 1996) Through March 31,
	2013	2012	2013
		(Restated)

Supplemental disclosure of cash flow information:
Interest paid	$-	$-	$-
Taxes paid	$-	$-	$-

Non-cash financing and investing activities:
Common stock issued for conversion of debt	$102,840	$322,345	$4,687,415
Shares issued for indemnification agreement	-	140,560	457,590
Debt discount on convertible notes	71,271	153,165	2,405,422
Beneficial conversion feature	-	117,124	58,762
Common stock issued in connection with Merger	-	-	300
Common stock issued for acquisition of Clear Image	-	-	3,093,948
Common stock issued for investment	-	-	289,009
Preferred stock forfeited	-	-	500

The accompanying notes are an integral part of the financial statements.

REVOLUTIONS MEDICAL CORPORATION

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – NATURE OF BUSINESS AND BASIS OF PRESENTATION

Revolutions Medical Corporation, a Nevada corporation, (“the Company” or “RevMed”) has been endeavoring to design, develop and commercialize auto retractable vacuum safety syringes.  Our present product development effort is focused on the RevVac™ Auto Retractable Vacuum Safety Syringe, which is designed specifically to reduce accidental needle stick injuries and lower the spread of blood borne diseases.  The Company also has developed a suite of proprietary MRI software tools; RevColor™, Rev3D™, and RevDisplay™.  These tools are designed to enhance general diagnostic confidence through education and research use and in the future the Company believe will have specific commercial applications. The Company’s administrative facilities are located in Charleston, South Carolina. The Company’s primary manufacturing facility is located in Wuxi, China.

The accompanying unaudited interim financial statements of Revolutions Medical Corporation have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission (“SEC”), and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s annual report for the year ended December 31, 2012 on Form 10-K filed on May 2, 2013.

In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein.  The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited consolidated financial statements for the most recent fiscal year ended December 31, 2012 have been omitted.

NOTE 1 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Development Stage Company

Since its inception in 1996, the Company has been considered a development stage enterprise for financial reporting purposes as significant efforts have been devoted to raising capital and to research and development of various safety syringes and its proprietary MRI software tools.

Accounting Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ significantly from those estimates.

Reclassification

Certain prior period amounts have been reclassified to conform to current period presentation.

Cash and Cash Equivalents

The Company considers highly liquid investments (those readily convertible to cash) purchased with original maturity dates of three months or less to be cash equivalents.

Accounts Receivable

The Company records trade receivables when revenue is recognized.  No product has been consigned to customers.  The Company’s allowance for doubtful accounts is primarily determined by review of specific trade receivables.  Those accounts that are doubtful of collection are included in the allowance.  These provisions are reviewed to determine the adequacy of the allowance for doubtful accounts.  Trade receivables are charged off when there is certainty as to their being uncollectible.  Trade receivables are considered delinquent when payment has not been made within contract terms.

The Company requires certain distributors to make a prepayment prior to beginning production or shipment of their order.  Distributors may apply such prepayments to their outstanding invoices or pay the invoice and continue to carry forward the deposit for future orders.  Such amounts are included in other accrued liabilities on the balance sheets.  The Company records an allowance for estimated returns as a reduction to accounts receivable and gross profit.  To date, returns have been immaterial.

Inventories

Inventories include only finished goods and are valued at the lower of cost or market, with cost being determined using weighted average cost.  The Company compares the average cost to the market price and records the lower value.  Management considers such factors as the amount of inventory on hand and in the distribution channel, estimated time to sell such inventory, the shelf life of inventory, and current market conditions when determining excess or obsolete inventories.  A reserve is established for any excess or obsolete inventories or they may be written off. As of March 31, 2013 and December 31, 2012, no allowance for inventory was recorded.

Property and Equipment

Property and equipment, including significant improvements, are stated at cost. Expenditures for maintenance and repairs are charged to operating expenses as incurred. When properties are retired or otherwise disposed of, the cost of the asset and the related accumulated depreciation are removed from the accounts with the resulting gain or loss being reflected in results of operations.

Depreciation and amortization expense is recorded on a straight-line basis over the estimated useful life of the asset as listed below:

Asset Category	Useful Lives
Machinery and equipment (years)	5
Furniture and fixtures (years)	7
Leasehold improvements	Shorter of leasehold improvement life or remaining term of lease

Intangibles

Intangible assets include patents and trademarks, which are valued at acquisition through independent appraisals and amortized on a straight-line basis over periods varying from 17 to 20 years.

Impairment of Long-lived Assets

The Company reviews the carrying value of the long-lived assets periodically to determine if facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. Among the factors the Company considers in making the evaluation are changes in market position and profitability. If facts and circumstances exist which may indicate impairment, the Company will prepare a projection of the undiscounted cash flows of the asset group and determine if the long-lived assets are recoverable based on these undiscounted cash flows. If impairment is indicated, an adjustment will be made to reduce the carrying amount of these assets to their fair value.

Research and Development

Research and development costs are expensed as incurred.  The Company incurred $0, $71,388 and $2,935,949 of research and development expenses for the three months ended March 31, 2013 and 2012, and for the period from August 16, 1996 (inception) through March 31, 2013.

Beneficial Conversion Feature

From time to time, the Company may issue convertible notes that have conversion prices that create an embedded beneficial conversion feature on the issuance date. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid-in capital.  The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Derivative Instruments

Derivatives are measured at their fair value on the balance sheet.  In determining the appropriate fair value, the Company uses the Black-Scholes option pricing formula.  Changes in fair value are recorded in the statement of operations.

Fair Value of Financial Instruments

The Company measures its financial assets and liabilities at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e. exit price), in an orderly transaction between market participants at the measurement date.  The Company categorizes its assets and liabilities measured at fair value based upon the level of judgment associated with the inputs used to measure the fair value. Level inputs are classified as follows:

●	Level 1 – quoted prices in active markets for identical assets or liabilities.

●	Level 2 – other significant observable inputs for the assets or liabilities through corroboration with market data at the measurement date.

●	Level 3 – significant unobservable inputs that reflect management’s best estimate of what market participants would use to price the assets or liabilities at the measurement date.

The following table summarizes fair value measurements by level at March 31, 2013, for assets and liabilities measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$1,272	$—	$—	$1,272

Derivative liability	$—	$—	$268,249	$268,249

The following table summarizes fair value measurements by level at December 31, 2012, for assets and liabilities measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$54	$—	$—	$54

Derivative liability	$—	$—	$364,802	$364,802

Revenue Recognition

Revenue is recognized for sales when title and risk of ownership passes to the customer, generally upon shipment from the manufacturing facility in Wuxi, China or from our warehouse facility in Ladson, South Carolina; when price is fixed or determinable; and when collection is reasonably assured.  Sales through the Company’s distribution relationship with McKesson Corporation (“McKesson”) are recognized according to the terms of the distribution contract. Under these terms, McKesson has the right to return any unsold product shipped by the Company from its initial stocking order for a full refund. The Company will recognize these shipments as revenue when McKesson sells the product to an end user or customer and is no longer able to return unused product for a refund.  Any subsequent orders from McKesson that go directly to end user or customer are recognized as revenue in accordance with Company revenue recognition policies.

Share-based Compensation

The Company estimates the fair value of each stock option award at the grant date by using the Black-Scholes option pricing model and value of common shares based on the trading price on the date of the share grant. The fair value determined represents the cost for the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. As share-based compensation expense is recognized based on awards ultimately expected to vest, the Company reduces the expense for estimated forfeitures based on historical forfeiture rates. Previously recognized compensation costs may be adjusted to reflect the actual forfeiture rate for the entire award at the end of the vesting period. Excess tax benefits, if any, are recognized as an addition to paid-in capital.

Income Taxes

The Company uses the liability method of accounting for income taxes.  Under the liability method, deferred taxes are determined based on the differences between the financial statement and tax basis of assets and liabilities at enacted tax rates in effect in the years in which the differences are expected to reverse.

Earnings (Loss) Per Common Share

Basic net income (loss) per common share is calculated by dividing net income (loss) available to common stockholders for the period by the weighted average shares of common stock outstanding during the period. Diluted net income per common share is computed by dividing the net income for the period by the weighted average number of common and common equivalent shares outstanding during the period. The calculation of diluted income (loss) per common share assumes the dilutive effect of stock options, warrants and any other potentially dilutive securities outstanding. During a loss period, the potentially dilutive securities have an anti-dilutive effect and are not included in the calculation of dilutive net loss per common share. For the three months ended March 31, 2013, potentially issuable shares, including options and warrants to purchase 18,689,008 shares of the Company’s common stock and notes payable convertible to 8,577,214 shares of the Company’s common stock, have been excluded from the calculation. For the three months ended March 31, 2012, potentially issuable shares, including options and warrants to purchase 22,895,350 shares of the Company’s common stock and notes payable convertible to 7,826,910  shares of the Company’s common stock have been excluded from the calculation.

Subsequent Events

The Company has evaluated all transactions occurring through the date of issuance of the financial statements for subsequent event disclosure consideration.

New Accounting Standards

The Company does not expect that any recently issued accounting pronouncements will have a significant impact on the results of operations, financial position, or cash flows of the Company.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has not established significant sources of revenues to fund the development of its business and pay operating expenses, resulting in a cumulative net loss of $39,584,493 for the period from inception (August 16, 1996) to March 31, 2013. The ability of the Company to continue as a going concern during the next year depends on successful sales of its RevVac™ safety syringe and completion of the Company’s capital raising efforts to fund the development of its 1ml, including insulin, 5ml and 10ml auto- retractable vacuum safety syringes. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – PROPERTY AND EQUIPMENT

The following is a summary of property and equipment:

	March 31, 2013	December 31, 2012
Equipment	$353,235	$353,235
Leasehold improvement	44,000	44,000
Furniture	49,147	49,147
Subtotal	446,382	446,382
Less: accumulated depreciation	(111,343)	(89,726)
Property and equipment, net	$335,039	$356,656

For the three months ended March 31, 2013 and 2012, the Company recognized depreciation and amortization expense related to property and equipment of $21,617 and $1,957, respectively.

During 2012, the Company impaired $710,000 of the $760,000 production mold payments made to Medical Investment Group, Inc. (“MIG”) in 2011 and wrote off an $80,000 prepayment to MIG. The impairment charge was based upon the arbitration hearing against MIG in November, 2012. The hearing and the final ruling made clear that all production mold payments made by the Company to MIG for the manufacturing of production molds had instead been used by Mr. Theriault, a representative of MIG, for other non-production related purposes. The American Arbitration Association panel ruled that the only assets in which production was funded by MIG from the Company’s production payments were $50,000 in trial molds. From the time that these payments were made by the Company, the Company believed that each mold payment was being used by MIG for the manufacturing of the final production molds for the 3ml RevVac™ auto-retractable vacuum safety syringe. During the arbitration proceeding, Mr. Theriault disclosed that no such payments, besides $50,000 in trial mold payments, were ever used for the production of the final molds for the RevVac™ auto-retractable vacuum safety syringe. The arbitration panel ruled that a total of $770,000 awarded to the Company.  The Company has not received such payment to date. Gain related to this award will be recorded when collected of which there is no assurance.

NOTE 4 – INTANGIBLES

Intangibles

The following is a summary of the Company’s intangibles:

	March 31, 2013	December 31, 2012
Patent	$152,520	$146,538
Less: accumulated amortization	(42,410)	(39,851)
Intangibles , net	$110,110	$106,687

The Company owns one published patent on its Auto Retractable Vacuum RevVac™ safety syringe issued in January 2005 and one published patent on its safety blood drawing device issued in June 2003.  In January 2009, a second patent for the RevVac™ auto retractable vacuum safety syringe was issued by the U.S. patent office and published in April 2009 related to the Globe/Revolutions Medical Joint Venture.  Upon the ruling in the Globe Med Tech lawsuit, the Company now has full ownership of the entire patent.  The Company also filed international patent protection rights regarding the RevVac™ Auto Retractable Vacuum Safety Syringe in the following countries: Australia, China, Japan, Taiwan, Mexico, Canada and in Europe. Patents in Mexico and in China were issued in June 2011 and January 2012, respectively. The Japan patent was issued in the third quarter of 2012.

The Company filed a U.S. provisional patent on May 2, 2011, on its new vacuum design for the pre-filled market.  On May 2, 2012, the Company also filed an international Patent Cooperation Treaty (PCT) for this new design.

The Company is also engaged in the development of technology which can segment and reference MRI images.  By “segmenting” an image, the Company’s technology will let the user select a part of the image (bone, fluid, tissue) and render that selection in three dimensions.  Essentially, different components of an image are given different colors and the user can choose the color or colors to be studied, thus eliminating those portions colored with the colors being discarded.  By “referencing” the image to a database, the user can obtain similar, identified images to aid the user in interpretation of the image being studied.  The Company currently owns 4 separate patent applications, filed in June of 2007, each of which received USPTO office actions, which is the need for more information, during 2010, 2011 and 2012.  The Company has been working through this patent application process and believes that new additional provisional patents and software copyrights will be filed protecting improvements to its software and this proprietary technology

For the three months ended March 31, 2013 and 2012, the Company recognized amortization expense of $2,559 and $4,142, respectively.

NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The following is a summary of the Company’s accounts payable and accrued liabilities:

	March 31, 2013	December 31, 2012
Accounts payable	$660,363	$432,436
Accrued payroll liabilities and related penalties	505,146	411,670
Accrued salary	103,936	143,167
Accrued interest	143,070	134,559
Other accruals	8,079	539
Total accounts payable and accrued liabilities	$1,420,594	$1,122,371

As of March 31, 2013 and December 31, 2012, the Company had accrued $505,146 and $411,670, respectively, pursuant to employment state and federal payroll tax liabilities and related penalties.  Although the Company plans to settle these amounts, there is no assurance that its efforts to settle will be successful.  A tax lien in the amount of $1,227 was filed against the Company on June 18, 2012 by the South Carolina Department of Revenue due to these delinquent payments.  Action by federal taxing authorities has not been initiated or threatened at this point.  There is no assurance, however, that such action will not be initiated in the future.

NOTE 6 – PAYABLE TO YESO-MED

On December 1, 2011, the Company entered into a 5-year agreement with Wuxi Yushou Medical Appliance Co., Ltd (“Yeso-med”). Pursuant to the agreement, commencing from the date that Yeso-med demonstrates to the Company’s satisfaction that it has the capacity to commence regular production of the syringes in the 3ml size in the minimum amount of at least 2,500,000 units per month, the Company will place orders of at least 2,500,000 units per month for the term of this agreement. If the Company does not place with Yeso-med the minimum order for a single month, Yeso-med shall have the right to receive payments from the Company equal to 50% of the supply price of each unit below the minimum order amount required for that month.  The Company has the right to have the amount paid under this requirement to serve as payment against future orders provided the quantity ordered exceeds the minimum quantity for that month. In July 2012, Yeso-med met the capacity requirement. However, the Company has not yet placed any order after July 2012.  As of March 31, 2013 and December 31, 2012, a payable was recorded to Yeso-med related to this minimum purchase requirement of $1,267,684 and $783,593, respectively. During the three months ended March 31, 2013, $484,091 was recorded as a loss on firm purchase commitments.

The payable to Yeso-med also included amounts due for product purchased of $208,501 and $208,258 as of March 31, 2013 and December 31, 2012, respectively, and amounts due for equipment purchased of $289,519 and $289,009 as of March 31, 2013 and December 31, 2012, respectively.

NOTE 7 – CONVERTIBLE NOTES PAYABLE

At March 31, 2013 and December 31, 2012, notes payable consisted of the following:

	March 31, 2013	December 31, 2012
Convertible Promissory Note Payable to JMJ Financial, unsecured, one time interest charge of 8%, due on February 22, 2014	$191,663	$191,663
Convertible Promissory Note Payable to Asher Enterprises, unsecured, interest rate of 8.0% per annum, with payment due on March 21, 2013, fully converted in January 2013	-	7,500
Convertible Promissory Note Payable to Asher Enterprises, unsecured, interest rate of 8.0% per annum, with payment due on May 10, 2013	-	42,500
Convertible Promissory Note Payable to Asher Enterprises, unsecured, interest rate of 8.0% per annum, with payment due on August 27, 2013	42,500	42,500
Convertible Promissory Note Payable to Asher Enterprises, unsecured, interest rate of 8.0% per annum, with payment due on December 6, 2013	42,500	-
Convertible Promissory Note Payable to Carebourn Capital, L.P., unsecured, interest rate of 8.0% per annum, with payment due on December 19, 2013	60,000	-
Convertible Promissory Note Payable to TCA Global Credit Master Fund, LP, secured by all of the Company’s assets, interest rate of 12.0% per annum, with payment due on January 3, 2013	34,325	62,165
Convertible Promissory Note Payable issued in the course of a private placement to individuals, unsecured, interest rate of 8.0% per annum, with payment due on June 26, 2013	75,000	100,000
Total	445,988	446,328
Less: debt discount	(218,097)	(229,573)
	$227,891	$216,755

Asher Enterprises

On February 28, 2013, the Company issued a convertible promissory note to Asher Enterprises for proceeds of $42,500 in cash (“2013 Asher Note”). The note was convertible to the Company’s common stock at a conversion price equal to the greater of (1) 55% multiplied by the average of the lowest 3 trading prices for the Company’s common stock during the 10 trading day period ending on the latest complete trading day prior to the conversion date market price and (2) a fixed conversion price of $0.00009 per share. The Company analyzed the conversion feature of the 2013 Asher Note for derivative accounting consideration and determined that the conversion feature for the 2013 Asher Notes does not qualify for accounting treatment as a financial derivative. The 2013 Asher Note has a beneficial conversion feature discount of $42,500, within which $4,143 has been amortized. During the three months ended March 31, 2012, the Company also recorded interest expense of $44,385 related to the amortization of debt discount on notes issued in 2012 to Asher Enterprises. At March 31, 2013, there was $60,902 of unamortized discount related to the unconverted Asher Notes.

During the three months ended March 31, 2013, Asher Enterprises converted principal of $50,000 with accrued interest into 1,166,657 shares of the Company’s common stock.

TCA Global Credit Master Fund, LP

On January 3, 2012, the Company entered into a securities purchase agreement with TCA Global Credit Master Fund, LP (“TCA”), pursuant to which, TCA would purchase up to $2,000,000 of the Company’s common stock. The Company agreed to pay a $100,000 facility fee by issuing to TCA a number of the Company’s common shares (“facility shares”). To determine the number of shares issuable to TCA for the facility fee, the Company’s common stock was valued at a volume weighted average price at January 2, 2012. The facility shares should be adjusted 9 months after January 2, 2012 by the volume weighted average prices of the Company’s common stock 5 trading days prior to the revaluation date. On August 13, 2012, the Company and TCA agreed to terminate the committed equity financing agreement based on the Company’s failure to achieve bulletin board listing as required under the agreement. The Company has issued 559,268 common shares in 2012 to TCA which only satisfied $51,924 of the facility fee upon revaluation. As of March 31, 2012, accounts payable included $48,076 for the remaining payable to TCA related to the facility fee.

In connection with the securities purchase agreement with TCA, the Company issued a convertible promissory note to TCA for a principal amount of $225,000 (“TCA Note”).  The note bears interest at a rate of 12% per annum and provides for the payment of all principal and interest 12 months from the date of the note’s respective issuance.  The conversion price was determined by multiplying 95% by the average of the two lowest daily volume weighted average prices of the Company’s common stock on the OTC Markets during the 5 business days immediately preceding the date of conversion.    The Company analyzed the TCA Note for derivative accounting consideration and determined that the TCA Note qualifies for accounting treatment as a financial derivative. The conversion feature of the TCA note was valued at $174,448 on the issuance date and recorded as debt discount which was fully amortized in 2012.

TCA converted principal of $27,840 into 300,000 shares of the Company’s common stock on January 3, 2013.

JMJ Financial

On February 22, 2011, the Company issued a $1,050,000 convertible promissory note to JMJ Financial, Inc. (“JMJ”). The note bears interest in the form of a one-time interest charge of 8%, payable with the note’s principal amount on the maturity date, February 22, 2014. The note is convertible to the Company’s common stock at a price equal to 70% of the average of the 3 lowest closing prices of the Company’s common stock in the 20 trading days prior to the conversion date. In connection with the note, the Company entered into a registration rights agreement with JMJ to provide JMJ registration rights for common shares underlying this note. The note will only be funded when the conversion price calculated on each payment date is equal to or greater than $0.015 per share and there are sufficient shares remaining in the registration statement. During 2012, JMJ converted $15,498 under this agreement into 180,000 shares of the Company’s common stock. The principal amount owed to JMJ at March 31, 2013 and December 31, 2012, is $191,663 and $191,663, respectively, from the $1,050,000 convertible promissory note. The Company analyzed the JMJ note for derivative accounting consideration and determined that the note qualifies for accounting treatment as a financial derivative and recorded an initial discount of $450,000 on the issuance date. During the three months ended March 31, 2013 and 2012, the Company recorded $19,726 and $19,726 of interest expense related to the amortization of the debt discount. At March 31, 2013 and December 31, there was $86,965 and $106,691, respectively, of unamortized debt discount related to the JMJ notes.

The Company is currently in litigation with JMJ. See Note 11.

Individual Convertible Notes Payable

During 2012, the Company issued 22 convertible notes payable to individuals for proceeds of $956,501 in cash (“Individual Convertible Notes”). The Individual Convertible Notes mature one year from the date of issuance. Interest accrues at the rate of 8% per year on the outstanding principal amount to be paid at maturity.

The principal amount of the Individual Convertible Notes and accrued interest are convertible into the Company’s common stock at a conversion price equal to 75% of the average of the daily volume weighted average prices of the Company's Common Stock during the 5 trading days immediately prior to the conversion date, provided that in no event, shall the note holders convert any portion of the Individual Convertible Notes when the sum of 1) the number of shares of common stock beneficially owned by the holder and its affiliates and 2) the number of shares of common stock issuable upon conversion would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the Company’s outstanding common shares. During 2013, $25,000 of the Individual Convertible Notes with accrued interest were converted into 353,727 shares of the Company’s common stock. The Company reclassified the $25,000 to stock payable as such shares have not been issued. As of March 31, 2013 and December 31, 2012, Individual Convertible Notes includes principal of $75,000 payable to Vincent Olmo, the Company’s COO, with a debt discount of $24,041 and $42,534, respectively.

In connection with the issuance of the Individual Convertible Notes, warrants to purchase 3,826,005 shares of the Company’s common stock at $0.25 per share (“ $0.25 Warrant”) and warrants to purchase 1,913,003 shares of the Company’s common stock at $0.50 per share (“$0.50 Warrant”) were issued to investors. The warrants have a term of less than one year and original expire during December 31, 2012 and June 30, 2013.

$347,097 of the proceeds received from the Individual Convertible Notes was allocated to the warrants based on a grant date fair value of $589,416 calculated using a Black Scholes Model with the following assumptions: (1) 3.9% risk-free discount rate, (2) expected volatility of 155.60 ~218.64%, (3) $0 expected dividends, and (4) an expected term of 0.3~1 years based on the term of warrant.

On March 1, 2013, the Company extended the expiration date of the $0.25 Warrant to June 30, 2013 and the $0.50 Warrant to September 30, 2013. Warrants to purchase 2,859,008 shares of the Company’s common stock originally expired on December 31, 2012 were reissued to the note holders. The Company recorded $148,127 modification expense related to the extension.

The Company analyzed the Individual Convertible Notes for derivative accounting consideration and determined that the conversion feature of the Individual Convertible Notes qualify for accounting treatment as a financial derivative. The conversion feature of Individual Convertible Notes was valued at $777,766 on the issuance date. As a result, some of the Individual Convertible Notes were fully discounted and the fair value of the conversion feature in excess of the principal amount allocated to the Individual Convertible Notes of $182,733 was expensed immediately as additional interest expense. During the three months ended March 31, 2013 and 2012, the Company recognized $32,671 and $142,075 of interest expense related to the amortization of the debt discount. At March 31, 2013 and December 31, 2012, there was $24,041 and $56,712 of unamortized discount related to the Individual Convertible Notes, respectively.

Carebourn Capital

On March 19, 2013, the Company issued a convertible promissory note to Carebourn Capital for proceeds of $60,000 in cash. (“2013 Carebourn Note”). The note was convertible to the Company’s common stock at a conversion price equal to 55% multiplied by the average of the lowest 3 trading prices for the Company’s common stock during the 10 trading day period ending on the latest complete trading day prior to the conversion date market price. The Company analyzed the conversion feature of the 2013 Carebourn Note for derivative accounting consideration and determined that the conversion feature for the 2013 Carebourn Notes does not qualify for accounting treatment as a financial derivative. The 2013 Carebourn Note has a beneficial conversion feature discount of $49,091, within which $2,142 has been amortized. At March 31, 2013, there was $46,949 of unamortized discount related to the 2013 Carebourn Note.

NOTE 8 – PAYABLE FOR INDEMNIFICATION

On February 5, 2009, the Company entered into an Indemnification Settlement Agreement with Gifford M. Mabie, founder and former Chief Executive Officer of the Company. Pursuant to the agreement, the Company agreed to indemnify Mr. Mabie for the payment of penalties, prejudgment interest and post-judgment interest to the United States Securities and Exchange Commission (“SEC”) that is part of the Final Judgment, dated March 11, 2005, in SEC v. Maxxon, Inc., Gifford M. Mabie, Jr., Thomas R. Coughlin, Jr. 02-CV-975-H(J) which resulted from actions taken in good faith by Mabie and Coughlin in the performance of duties as an officer and directors of the Company.  The payment amount stated in the Final Judgment is $1,088,067.

The agreement specifies that the Company is to periodically issue shares to a special account for Gifford Mabie in order that shares can be sold each day the market is open until the liability is satisfied.  The special account was initially funded by the Company’s common stock owned by Mr. Mabie. Total amount of stock traded by the special account is limited to 5% of the total trading volume each day. A percentage equal to Mr. Mabie’s federal and state tax liabilities to a maximum of 40% will be retained by the brokerage firm and remitted to the Internal Revenue Service and to the Oklahoma Tax Commission or the Tax Commission where Mr. Mabie resides. If Mr. Mabie receives a tax refund, that refund will be forwarded to the SEC.

On December 14, 2010, the Company issued 400,000 shares of the Company’s common stock, initially valued at $184,000, to the special account. An additional 400,000 shares were issued to the special account on March 15, 2012 with an initial value of $140,560 determined based upon the 10-day average share price prior to the date of issuance.  At each reporting date, the Company revalues the shares held in the special account and adjusts the outstanding balance. Net increases and decreases in the value of the Company’s common shares held in the special account are recorded in the current period statement of operations. As of March 31, 2013 and December 31, 2012, the remaining principal balance, including the estimated taxes, to be paid was $1,355,735 and $1,347,806, respectively based upon the Company’s valuation of the stock. For the three months ended March 31, 2013 and 2012, net loss related to the stock held in the special account was $7,929 and $5,731 respectively.

NOTE 9 – DERIVATIVES – NOTE CONVERSION FEATURE

Due to the conversion feature contained in some of the notes the Company issued, the actual number of shares of common stock that would be required if a conversion of the notes was made through the issuance of the Company’s common stock cannot be predicted, and the Company could be required to issue an amount of shares that may cause it to exceed its authorized share amount. As a result, the conversion feature requires derivative accounting treatment and will be bifurcated from the note and “marked to market” each reporting period through the income statement. The fair value of the conversion future of these notes was recognized as a derivative liability instrument and will be measured at fair value at each reporting period. In determining the fair value, the Company uses the Black-Scholes option-pricing model. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model.

The following is a reconciliation of the derivative liability:

Fair value at December 31, 2012	$364,802
Decrease in value	72,896
Reclassification from liability to equity as a result of note conversions	23,657
Fair value at March 31, 2013	$268,249

The derivative liability was valued under the Black-Scholes model with the following assumptions:

	March 31, 2013			December 31, 2012
Risk free interest rate		0.14%		0.11%	to	0.16%
Expected life (years)	0.0001	to	0.9	0.01	to	2.1
Dividend Yield		0%			0%
Volatility	161%	to	216%	130%	to	219%

NOTE 10 - MAXXON/GLOBE JOINT VENTURE AGREEMENT

In September 2005, the Company filed a patent on its RevVac™ safety syringe with Globe Med Tech which gives a 50% ownership of this patent to the Company and 50% to Globe Med Tech. On November 3, 2005, the Company (f.k.a. Maxxon, Inc.,) and Globe Med Tech, Inc. (“Globe”) entered into a definitive joint venture agreement to patent, develop, manufacture, market and distribute safety needle products throughout the world.  The Company and Globe each own 50% of the joint venture.  The Company contributed its safety syringe technology and patent rights related thereto and Globe contributed its safety syringe IV catheter and patent rights related thereto.  In connection with the agreement, the Company issued restricted shares of its common stock, valued at $625,066, to Globe.  Subsequent to December 31, 2006, the Company ended the joint venture and cancelled the shares of common stock and options that were issued to Globe pursuant to the agreement.  This patent was issued January 13, 2009.

On March 1, 2007, the Company filed a lawsuit in the District Court of Tulsa County, Oklahoma against Globe to rescind, terminate and seek monetary damages for the non-fulfillment and breach of a joint venture agreement entered into November 3, 2005, and other related agreements, in addition to an accounting of expenditures of funds under the terms and provisions of the agreements.  On October 29, 2008, the Company filed in the District Court of Harris County, Texas, a lawsuit for fraud and contempt of court for Globe and Andy Hu, individually.  On October 21, 2011, the Company was granted its request for summary judgment against Globe and awarded $311,440 and the return of 266,667 shares of the Company’s common stock by a Federal District Court in Tulsa County, Oklahoma.  In addition to the monetary award and the return of the Company’s common stock, Globe is also required to return all syringes, design files, and sample molds to the Company.  Furthermore, the Court ordered that Globe assign to the Company all rights to the January 2009 United States patent issued for the RevVac™ auto-retractable vacuum safety syringe.  Globe is prohibited from claiming any interest or ownership in the Company’s safety vacuum syringes going forward in the future.

On December 13, 2011, the Supreme Court of Oklahoma denied Globe’s appeal. On January 30, 2013, the court ordered a Nunc Pro Tunc decision denying all counterclaims and third party claims by Globe and Globe filed another appeal on March 1, 2013.  On April 30, 2013, the Company exercised its legal rights under a writ of execution in Harris County, Texas, pursuant to which the Company, along with its attorneys and county constables, seized all valuable property from Globe Med Tech’s office including 266,667 restricted shares of common stock of Revolutions Medical, all design and patent files relating to its auto retractable vacuum safety syringe, furniture, computers, phones and other office equipment and information.  Globe’s web hosting company has been notified and ordered under the judgment and writ of execution to shut down Globe’s website until all information and references of ownership, patents and awards regarding the auto-retractable vacuum safety syringe are removed from the website. The Company will continue to use all available legal means under the judgment until all monies are collected and the judgment is satisfied in full.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

MIG and SPD

On January 2, 2013, the Company won its arbitration proceeding concerning its counter claims against Richard Theriault, former manufacturer MIG and former consultant, Strategic Product Development ("SPD").  The monetary award included $770,000 in recoupment of production costs plus interest, legal fees and other arbitration costs, which will total close to $1 million. In other claims, Theriault was found guilty of fraud in the inducement and breach of contract and was found to have no rights to any of the Company's proprietary technology, files, drawings, designs, patents or products. The ruling determined that all production mold payments made by the Company to MIG for the manufacturing of production molds had instead been used by Mr. Theriault for other non-production related purposes. The panel of American Arbitration Association ruled that the only assets in which production was funded by MIG from the Company’s production payments were $10,000 in trial molds. The equipment asset on the balance sheet has been reduced by $710,000 and charged to impairment for the payments no longer associated with a production or trial mold. The $770,000 award is for the recovery of damages related to these production payments.  The gain related to this award will be recorded when collected. The Company has retained counsel in Massachusetts and South Carolina to assist in efforts to collect these damages.

On September 26, 2012, the Company filed suit in South Carolina Federal District Court against SPD, Richard H. Theriault, Vita S. Theriault, Darius R. Theriault, Raminta Theriault, Goddard Technologies, Inc. ("GTI") and others, claiming that the defendants purposely and materially misled and misrepresented capabilities and progress on a variety of initiatives related to the development and manufacture of the Company's RevVac™ Auto-Retractable Vacuum safety syringe to officers and directors of Revolutions Medical, which caused a delay in its production of approximately one year. The suit further alleges that Richard H. Theriault and other defendants defrauded the Company and misappropriated funds in violation of the United States' Racketeer Influenced and Corrupt Organizations ("RICO") Act and that GTI improperly assigned certain rights to the Company's new provisional patents to SPD without authorization. On February 2, 2013, Richard H. Theriault filed for bankruptcy in Massachusetts under Chapter 11.  The South Carolina lawsuit has been temporarily stayed until such time when the arbitration award against Richard H. Theriault and MIG can be ruled on in United States Federal District Court in Massachusetts, seeking judgment outside the bankruptcy court. On March 13, 2013, United States Federal District Court in Massachusetts granted an injunction against Richard H. Theriault and MIG, enjoining and restraining them from transferring or alienating any assets in their possession without approval from the Court. On May 6, 2013 that court upheld its ruling in favor of continuing the injunction. The Company is now awaiting a ruling from the bankruptcy court to set aside its arbitration award outside of the bankruptcy so that the Company can lift the stay, confirm the judgment and proceed with its court cases and its efforts to seek monetary satisfaction of its award against Theriault and MIG.

JMJ Financial, Inc.

On March 12, 2012, the Company filed a lawsuit against Justin Keener and JMJ in Charleston County, South Carolina.  The Company sought a rescission and financial relief for the convertible debt agreement signed February 22, 2011. The Company claimed that it was unable to deliver the shares requested in the common stock conversion requests dated January 9, 2012 for 1,000,000 shares and January 30, 2012 for 1,226,049 shares due to the risk of defaulting on the convertible debt agreement by losing Depository Trust Company “DTC” eligibility. The contract stated that the Company would be considered in default of the agreement if the Company lost DTC eligibility due to a “chill” placed upon the electronic transfer of the stock. The Company had previously been made aware of other companies that had entered into similar agreements losing DTC eligibility and felt that JMJ had put the Company in an untenable position of either defaulting by losing DTC eligibility or defaulting by failing to issue the requested shares.  The Company claimed that JMJ’s unreasonably high demands for conversion caused a “frustration” of the principal purpose of the contract and supports the rescission of the contract and a return of the parties to their respective positions before the contract was signed.  On April 12, 2012 the Company withdrew the lawsuit filed in South Carolina to pursue its rights and counterclaims in Miami-Dade County, Florida, described below.

The Company also claims the default notice issued by JMJ obligated the Company to pay JMJ the outstanding principal balance under the note along with the accrued and unpaid interest. The principal balance due at the time JMJ issued the default notice amounted to $191,663.  The Company disputes JMJ’s claims that the Company was liable for a sum far in excess of this amount based upon the default provision of the contract.

A lawsuit was filed against the Company by JMJ in Miami-Dade County, Florida on March 15, 2012. The lawsuit claims that the Company breached the terms of the convertible debt agreement by failing to issue shares requested in a stock conversion by JMJ on January 9, 2012 for 1,000,000 shares and on January 30, 2012 for 1,226,049 shares.  JMJ is seeking the delivery of 2,226,049 shares of common stock of the Company, plus costs and prejudgment interest. On August 30, 2012, the Company filed its counterclaims against JMJ which included Fraud by Concealment, among other claims. The Company alleges that Keener and JMJ had a responsibility and obligation under Florida law to disclose not to conceal during the negotiations of the agreement the fact that Keener and JMJ had outstanding and current issues with these type of convertible notes with DTC which could do detrimental harm to liquidity and electronic transfer of the Company's stock if DTC eligibility was "chilled". This would severely hamper future capital raises and harm its current shareholders but would solely benefit Keener and JMJ under the default clauses in this agreement.

SEC

On September 20,2012, the SEC filed a civil complaint in Federal District Court in Georgia against the Company, alleging that the Company issued four misleading press releases during the period from August 2010 through October 2010 and one misleading press release in July 2011, related to the Company’s production schedule of its auto retractable safety syringe. The SEC names the Company’s current Chief Executive Officer, Rondald L. Wheet, as a co-defendant. Among other relief, the SEC seeks an order requiring the defendants to disgorge money received from its equity line financing from August 2010 through May 2011, in addition to other civil penalty amounts. In April 2013, the SEC identified Phillip Maurice Hicks a/k/a Marty Hicks as its client or whistle blower. In September of 2011, a South Carolina Circuit Court declared Mr. Hicks to be liable by default for internet defamation of the Company and Rondald L. Wheet, CEO. The Company and Mr. Wheet are awaiting a hearing by a special referee to determine monetary damages against Mr. Hicks. The Company, in consultation with its legal counsel, intends to vigorously defend itself and its Chief Executive Officer, Rondald L. Wheet, against these claims.

Employment Agreements

Effective May 15, 2012, the Company and Mr. Wheet, Chief Executive Officer, entered into a 2-year employment agreement.  The agreement provides for an annual salary of $247,500 and other reasonable and customary fringe benefits.

Effective April 11, 2011, the Company and Mr. Olmo, Chief Operating Officer, entered into a 3-year employment agreement. The agreement provides for an annual salary of $165,000 modified with a cost of living adjustment annually and other reasonable and customary fringe benefits.

Effective June 1, 2011, the Company and Mr. Hodges, Chief Financial Officer, entered into a 3-year employment agreement. The agreement provides for an annual salary of $165,000 modified with a cost of living adjustment annually and other reasonable and customary fringe benefits.

Lease Agreement

On September 1, 2009, the Company entered into a 5-year lease agreement with Osprey South, LLC (“Osprey”), to lease the property at 670 Marina Drive, Suite 301, Building F, Charleston, South Carolina, 29492.  Pursuant to the lease agreement, the Company was to pay Osprey $4,500 per month.  On July 1, 2011, the Company amended the lease agreement to include the office space adjacent to the existing office space. According to the amended lease agreement, the lease ends on July 1, 2016, and the Company is to pay Osprey $10,000 per month.  Rondald L. Wheet, our Chairman and Chief Executive Officer, is the sole member of Osprey.

NOTE 12 - PREFERRED STOCK AND COMMON STOCK TRANSACTIONS

Preferred Stock

Shares Outstanding: Currently, 1,000,000 shares of preferred stock (“Preferred Stock”) are outstanding. Rondald L. Wheet, our Chief Executive Officer, owns 1,000,000 shares of Series 2006 Preferred Stock. Tom O’Brien, our former President, returned 500,000 shares of Series 2009 Preferred Stock upon his resignation in 2011.

Dividends: The holder of the Preferred Stock is entitled to receive, ratably, dividends when, as and if declared by the board of directors out of funds legally available therefore. If any dividend or other distributions are declared on our common stock, then a dividend or other distribution must also be declared on the outstanding Preferred Stock at the same time and on the same terms and conditions, so that each holder of Preferred Stock will receive the same dividend or distribution such holder would have received if the holder had converted his Preferred Stock as of the record date for determining stockholders entitled to receive such dividend or distribution.

Liquidation Preference: In the event of the liquidation, dissolution or winding up, the holders of Preferred Stock are entitled to receive a liquidation preference of $0.001 for each share of Preferred Stock prior to payment being made to any junior stock.

Conversion: The holders of Preferred Stock may convert each share into 1 share of common stock.

Preemption: The holders of Preferred Stock have no preemptive rights and they are not subject to further calls or assessments.

Voting Rights: The holders of Preferred Stock are entitled to 125 votes for each share of common stock into which their Preferred Stock is then convertible (currently 1 share), voting together with our common stock as a single class. Cumulative voting is not permitted. Upon conversion of a share of Preferred Stock, each share of common stock issued upon the conversion will be entitled to only one vote per share.

Redemption: There are no redemption or sinking fund provisions applicable to the Preferred Stock.

2013 Common Stock Transactions

During the three months ended March 31, 2013, the Company issued 1,818,750 shares of common stock with a total value of $160,750 for consulting services, legal services and director fees; issued 789,700 shares to employees for wages accrued  in 2012 totaling $71,074.

Also, during the three months ended March 31, 2013, the Company received $85,000 cash for the exercise of warrants and options for 850,000 shares of common stock. The Company recorded a stock payable of $10,000 related to 100,000 shares that have not been issued.

Also, during the three months ended March 31, 2013, the Company issued 1,466,657 shares of common stock for the conversions of convertible notes and accrued interest totaling $81,240. The derivative fair value of $23,658 for the conversion feature of these notes was reclassified on the date of conversion to additional paid-in capital.

NOTE 13 - STOCK OPTIONS AND WARRANTS OUTSTANDING

The Company’s 2007 Stock Option Plan, revised July 2011, permits the granting of stock options to its employees, directors, consultants and independent contractors for up to 20 million shares of its common stock.  The Company believes that such awards encourage employees to remain employed by the Company and also to attract persons of exceptional ability to become employees of the Company.  The plan allows the Company to issue either stock options or common shares.

During the three months ended March 31, 2012, under the terms of the Company’s 2007 Stock Option Plan, 850,000 options were issued for consulting services exercisable at $0.10 per share, 850,000 options were issued for consulting services exercisable at $0.25 per share, and 75,000 options were issued for consulting services exercisable at $0.50 per share. The options have a term of 10 days~6 months and vest upon issuance. Fair value of $44,908 was calculated using the Black-Scholes Model with the following assumptions: (1) discount rate of 0.10% to 0.18% (2) expected life of 0.03 to 1.06 years (3) expected volatility of 163% to 215% and (4) zero expected dividends.

From time to time, the Company enters into consulting agreements to perform marketing services for the Company as it begins to enter into the production stage for the RevVac™ safety syringe. Consultants are obligated under the contract to promote the product within various spheres of influence. These spheres of influence include, but are not limited to, medical product distributors, hospitals, doctors and government agencies.

Consultants are issued options at a discount to the market price at the date of issuance. The amount to be determined for the consulting expense is determined based upon the options issued using the Black-Scholes model.

The following tables summarize information about the stock options for the three months ended March 31, 2013:

	Number of Units	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding, December 31, 2012	12,100,000	$0.20	1.18	$150,000
Granted	1,775,000	0.19	0.12	22,367
Exercised	(850,000)	0.10	0.00
Expired/ Forfeited	(75,000)	0.50
Outstanding, March 31, 2013	12,950,000	0.20	0.89	50,000

The following tables summarize information about the warrants for the three months ended March 31, 2013:

	Number of Units	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding, December 31, 2012	2,880,000	0.33	0.30	-
Granted	2,859,008	0.33	0.33
Exercised	-	-
Expired/ Forfeited	-	-
Outstanding, March 31, 2013	5,739,008	0.33	0.33	-

NOTE 14 - RELATED PARTY TRANSACTIONS

The Company rents its office space from Osprey South, LLC. Rondald L. Wheet, Chief Executive Officer, is the sole member of Osprey.  Rent expense to Osprey was $30,000 and $30,000 for the three months ended March 31, 2013 and 2012, respectively.  Rent payable to Osprey was $22,962 and $19,761 as of March 31, 2013 and December 31, 2012, respectively.

As of March 31, 2013 and December 31, 2012, the Company had advances from Vincent Olmo, Chief Operating Officer of $13,880 and $9,194, respectively, for expenses paid on behalf of the Company. As of March 31, 2013 and December 31, 2012, the Company had advances from Mr. Wheet of $96,324 and $32,502, respectively, for expenses paid on behalf of the Company. As of March 31, 2013 and December 31, 2012, the Company had advances from Burt Hodges, Chief Financial Officer of $2,059 and $0, respectively, for expenses paid on behalf of the Company. The Company also had a convertible note payable to Mr. Olmo with principal amount of $75,000 at March 31, 2013.

NOTE 15 – RESTATEMENT

The Company restated its statements of operations and cash flows for the three months ended March 31, 2012 to reflect the following adjustments:

●	The increase of $73,136 option expense which represents the difference between the valuation of employee stock option based on the Black-Scholes Model and the original valuation improperly determined.

●	The increase in payable for estimated penalties of $20,252 related payroll tax liabilities.

●	The decrease of $4,416 amortization expense to properly amortize the patent costs.

●	The increase of interest expense of $96,873 related to the amortization of beneficial conversion feature of certain convertible notes issued.

The impact of the reclassifications and prior period adjustments on the accompanying statement of operations for the three months ended March 31, 2012 are as follows:

	As Originally Reported	Change	As Restated
General and administrative expenses	$1,479,707	$93,388	$1,573,095
Depreciation and amortization	10,515	(4,416)	6,099
Interest expense	436,563	96,873	533,436
Net loss attributable to common shareholders	1,916,164	185,845	2,102,009
Income per common share – basic and diluted	(0.03)		(0.04)

The impact of the reclassifications and prior period adjustments on the accompanying statement of cash flows for the three months ended March 31, 2012 is as follows:

	As Originally Reported	Change	As Restated
Net cash used in operating activities	$(1,038,427)	$530,821	$(507,606)
Net cash used in investing activities	(15,743)	(124,656)	(140,399)
Net cash provided by financing activities	1,086,390	(406,165)	680,225

NOTE 16 – SUBSEQUENT EVENTS

On April 23, 2013, the Company issued a convertible promissory note to an individual for proceeds of $50,000 in cash. The note is convertible to the Company’s common stock at a conversion price equal to 63% multiplied by the average of the daily volume weighted average prices of the Company’s  common stock during the five trading days immediately prior to the conversion date. The note carries 8% annual interest and is due in one year. In connection with the issuance of the note, the Company also issued 1) Warrant A to purchase 200,000 shares of the Company’s common stock at $0.25 per share and 2) Warrant B to purchase 100,000 shares of the Company’s common stock at $0.5 per share. Warrant A expires on June 30, 2013 or such later date as determined in the agreement. Warrant B expires on September 30, 2013 or such later date as determined in the agreement.

Effective on April 24, 2013, the Branded Distribution Agreement dated January 1, 2013 between the Company and Cardinal Health is terminated without cause pursuant to the agreement.

On May 8, 2013, the Company issued 200,000 shares of common stock to a consultant for the exercise of 200,000 options and received $10,000 in cash.

On May 9, 2013 the Company issued 3,250,000 shares of common stock to TCA Global Credit Master Fund, LP (“TCA”). According to the terms of the securities purchase agreement (the “Purchase Agreement”), TCA shall purchase from the Company up to $2,000,000 of senior secured convertible redeemable debentures (the “Debentures”). The Debentures shall be purchased in a series of closings and pursuant to the first such closing, TCA purchased that certain senior convertible redeemable debenture in the amount of $250,000. The Company also issued to TCA 9,375,000 shares, which were pledged as security for the Purchase Agreement and will be held with an escrow agent until such time as the full payment and performance of all of the obligations of the Company have been satisfied in accordance with the terms of the Purchase Agreement.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Revolutions Medical Corporation

(A Development Stage Company)

Charleston, South Carolina

We have audited the accompanying balance sheet of Revolutions Medical Corporation as of December 31, 2012, and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year then ended and for the period from August 16,1996 (inception) to December 31, 2012.  Revolutions Medical Corporation’s management is responsible for these financial statements.  Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements for the period from August 16, 1996 (inception) through December 31, 2011 were audited by other auditors whose report expressed an unqualified opinion on those financial statements. The financial statements for the period from August 16, 1996 (inception) through December 31, 2011 include a net loss of $30,774,410. Our opinion on the financial statements for the period from August 16, 1996 (inception) through December 31, 2012, insofar as it relates to amounts from August 16, 1996 (inception) through December 31, 2011, is based solely on the report of other auditors.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Revolutions Medical Corporation as of December 31, 2012, and the results of its operations and its cash flows for the year then ended and for the period from August 16, 1996 (inception) to December 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that Revolutions Medical Corporation will continue as a going concern.  As discussed in Note 2 to the financial statements, Revolutions Medical Corporation has suffered recurring losses from operations and has a working capital deficiency.  These factors raise substantial doubt about its ability to continue as a going concern.  Management’s plans in regard to these matters are also described in Note 2.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs,PC

www.gbhcpas.com

Houston, Texas

April 29, 2013

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of Revolutions Medical Corporation:

We have audited the accompanying consolidated balance sheet of Revolutions Medical Corporation (formerly Maxxon, Inc.) (a development stage company) as of December 31, 2011, and the related statements of operations, shareholders’ equity, and cash flows for the year ended December 31, 2011 and for the period from August 16, 1996 (inception) to December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Revolutions Medical Corporation as of December 31, 2011, and the results of its operations and its cash flows for the year ended December 31, 2011 and for the period from August 16, 1996 (inception) to December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 15, the financial statements as of December 31, 2011 and the year then ended have been restated to correct for certain errors.

/s/ Hood & Associates CPAs, P.C.

Hood & Associates CPAs, P.C.

Certified Public Accountants

March 30, 2012 (April 26, 2013 as to the effects of the restatement described in Note 15)

Tulsa, Oklahoma

REVOLUTIONS MEDICAL CORPORATION

(A Development Stage Company)

BALANCE SHEETS

	As of December 31,
	2012	2011
		(Restated)
ASSETS
Current assets:
Cash and cash equivalent	$54	$4,844
Inventories	321,791	-
Prepaid expenses and other current assets	4,859	279,868
Total current assets	326,704	284,712

Property and equipment, net	356,656	1,185,664
Intangibles	106,687	116,426
Goodwill	-	23,276

Total assets	$790,047	$1,610,078

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current liabilities:
Accounts payable and accrued liabilities	$1,122,371	$468,468
Payable to Yeso-med	1,280,860	352,544
Accounts payable and accrued liabilities, related parties	73,957	87,944
Payable for indemnification	1,347,806	1,424,019
Convertible notes, net of discounts of $187,039 and $307,126, respectively	184,289	80,535
Convertible notes, related parties, net of discount of $42,534 and $0, respectively	32,466	-
Derivatives, note conversion feature	364,802	442,311
Total liabilities	4,406,551	2,855,821

Commitments and contingencies

Stockholders’ deficit:
Series 2006 Preferred stock, $0.001 par value, 5,000,000 shares authorized; 1,000,000 shares issued and outstanding	1,000	1,000
Common stock, $0.001 par value; 250,000,000 shares authorized; 72,784,907 and 54,729,606 shares issued and outstanding, respectively.	72,785	54,730
Additional paid-in capital	34,319,432	29,497,937
Subscriptions receivable	(71,000)	(25,000)
Deficit accumulated during the development stage	(37,938,721)	(30,774,410)
Total stockholders' deficit	(3,616,504)	(1,245,743)

Total liabilities and stockholders’ deficit	$790,047	$1,610,078

The accompanying notes are an integral part of the financial statements.

REVOLUTIONS MEDICAL CORPORATION

 (A Development Stage Company)

 STATEMENTS OF OPERATIONS

	Year Ended December 31, 2012	Year Ended December 31, 2011	From Inception (August 16, 1996) Through December 31, 2012
		(Restated)
Revenue	$1,189	$-	$1,189

Cost of revenue	9,200	-	9,200
Loss on firm purchase commitment	783,593	-	783,593
Cost of goods sold	792,793	-	792,793

Gross loss	(791,604)	-	(791,604)
Operating expenses:
Research and development	35,544	57,000	2,935,949
Depreciation and amortization	102,971	17,023	205,111
General and administrative expenses	4,046,080	3,781,286	27,298,804
Impairment of assets	878,276	-	4,570,007
Gain on disposal of assets	-	-	(794)
Total operating expenses	5,062,871	3,855,309	35,009,077

Operating loss	(5,854,475)	(3,855,309)	(35,800,681)
Other income (expense):
Interest income	-	10	17,286
Interest expense	(1,727,512)	(567,081)	(2,629,705)
Investment income	-	-	170,753
Gain (loss) on extinguishment of debt	13,202	-	(139,712)
Gain (loss) on change in fair value of derivative liabilities	131,397	(119,138)	(45,976)
Other income, net	273,077	-	305,892
Total other income (expense)	(1,309,836)	(686,209)	(2,321,462)

Net loss	(7,164,311)	(4,541,518)	(38,122,143)
Net loss attributable to the non-controlling interest	-	-	(183,422)
Net loss attributable to Revolutions Medical Corporation	$(7,164,311)	$(4,541,518)	$(37,938,721)

Weighted average common shares outstanding – basic and diluted	61,779,765	49,149,099

Net loss per common share – basic and diluted	$(0.12)	$(0.09)

The accompanying notes are an integral part of the financial statements.

REVOLUTIONS MEDICAL CORPORATION

(A Development Stage Company)

STATEMENTS OF STOCKHOLDERS’ EQUITY (DEFICIT)

	Preferred Stock		Common Stock		Additional Paid-In	Deficit Accumulated during the Development	Subscriptions	Treasury stock
	Shares	Amount	Shares	Amount	Capital	Stage	Receivable	Reserved	Total
Balance at Inception (August 16, 1996)	-	$-	-	$-	$-	$-	$-	$-	$-
Cerro Mining/Maxxon- OK merger:
Cerro Mining	-	-	26,550	27	273	-	-	-	300
Maxxon-OK:
Shares issued to founders	-	-	350,000	350	6,650	-	-	-	7,000
Shares sold for cash to third-party investors	-	-	28,900	29	574,448	-	-	-	574,477
Ives transactions:
Investment in Ives Health Company	-	-	15,562	16	311,246	-	-	-	311,262
Investment in The Health Club	-	-	1,750	2	34,998	-	-	-	35,000
Conversion of Ives debt	-	-	926	1	26,999	-	-	-	27,000
Issuance of common stock for:
Cash from third-party investors	-	-	10,928	11	353,709	-	-	-	353,720
Cash from related party promissory notes	-	-	3,225	3	128,997	-	-	-	129,000
Subscriptions receivable	-	-	2,638	2	69,798	-	(69,800)	-	-
Services rendered	-	-	4,525	4	173,423	-	-	-	173,427
Debentures converted	-	-	5,134	5	74,995	-	-	-	75,000
Net loss	-	-	-	-	-	(795,376)	-	-	(795,376)
Balance at December 31, 1997	-	-	450,138	450	1,755,536	(795,376)	(69,800)	-	890,810
Issuance of common stock for:
Conversion of Ives debt	-	-	2,241	2	54,998	-	-	-	55,000
Cash from third- party investor	-	-	2,500	3	90,997	-	-	-	91,000
Options exercised by third-parties for cash	-	-	27,293	27	359,873	-	-	-	359,900
Options exercised by third-parties for services	-	-	1,207	1	18,099	-	-	-	18,100
Services rendered by third-parties	-	-	49,400	49	574,499	-	-	-	574,548
Debentures converted by third parties	-	-	27,429	27	274,973	-	-	-	275,000
Settlement with related party	-	-	17,500	18	332	-	-	-	350
Certificates canceled	-	-	(4,579)	(4)	(40,261)	-	-	-	(40,265)
Value of services contributed by officer and employees	-	-	-	-	114,154	-	-	-	114,154
Compensation cost for stock options granted to non-employees	-	-	-	-	918,187	-	-	-	918,187
Cancellation of subscriptions receivable from related party	-	-	-	-	-	-	69,800	-	69,800
Net loss	-	-	-	-	-	(2,584,383)	-	-	(2,584,383)
Balance at December 31, 1998	-	-	573,129	573	4,121,387	(3,379,759)	-	-	742,201
Issuance of common stock for:
Cash from third-party investor	-	-	19,535	20	342,404	-	-	-	342,424
Less: issue costs	-	-	-	-	(16,743)	-	-	-	(16,743)
Options exercised by third-parties for cash	-	-	15,000	15	149,985	-	-	-	150,000
Services rendered by third-parties	-	-	8,203	8	166,735	-	-	-	166,743
Value of services contributed by officer and employees	-	-	-	-	280,000	-	-	-	280,000
Compensation cost for stock options granted to non-employees	-	-	-	-	89,728	-	-	-	89,728
Net loss	-	-	-	-	-	(1,014,555)	-	-	(1,014,555)
Balance at December 31, 1999	-	-	615,867	616	5,133,496	(4,394,314)	-	-	739,798
Issuance of common stock for:
Cash from third-party investor	-	-	43,139	43	250,345	-	-	-	250,388
Value of services contributed by officer and employees	-	-	-	-	405,000	-	-	-	405,000
Net loss	-	-	-	-	-	(1,347,859)	-	-	(1,347,859)
Balance at December 31, 2000	-	-	659,006	659	5,788,841	(5,742,173)	-	-	47,327
Issuance of common stock for:
Cash from third-party investor	-	-	327,917	328	1,604,372	-	-	-	1,604,700
Purchased by employees	-	-	182,500	183	547,317	-	(547,500)	-	-
Issued for repayment of debt	-	-	2,500	3	7,497	-	-	-	7,500
Less: issue costs	-	-	-	-	(85,575)	-	-	-	(85,575)
Services rendered by third-parties	-	-	22,500	23	422,427	-	-	-	422,450
Compensation cost of stock issued and options granted for services	-	-	10,000	10	1,487,690	-	-	-	1,487,700
Compensation cost of stock issued and options granted for services to be amortized	-	-	-	-	(1,048,754)	-	-	-	(1,048,754)
Net loss	-	-	-	-	-	(2,199,085)	-	-	(2,199,085)
Balance at December 31, 2001	-	-	1,204,423	1,206	8,723,815	(7,941,258)	(547,500)	-	236,263
Issuance of common stock for:
Cash from third-party investor	-	-	181,250	181	362,319	-	-	-	362,500
Exercise of options	-	-	100,341	100	(100)	-	-	-	-
Issued for repayment of debt	-	-	-	-	-	-	102,803	-	102,803
Cost of stock issued and options granted for services	-	-	-	-	759,795	-	-	-	759,795
Compensation cost of stock issued and options granted for services	-	-	60,000	60	324,440	-	-	-	324,500
Net loss	-	-	-	-	-	(1,933,676)	-	-	(1,933,676)
Balance at December 31, 2002	-	-	1,546,014	1,547	10,170,269	(9,874,934)	(444,697)	-	(147,815)
Issuance of common stock for:
MPI settlement costs of stock issued and options granted for services	-	-	57,000	57	140,643	-	-	-	140,700
Compensation cost of stock issued and options granted for services	-	-	350,000	350	139,650	-	-	-	140,000
Amortized compensation cost of stock issued and options granted for services	-	-	-	-	288,959	-	-	-	288,959
Indemnification cost of stock issued and options granted for services	-	-	200,000	200	79,800	-	-	-	80,000
Payment towards promissory note balances	-	-	-	-	-	-	69,201	-	69,201
Net loss	-	-	-	-	-	(1,391,518)	-	-	(1,391,518)
Balance at December 31, 2003	-	-	2,153,014	2,154	10,819,321	(11,266,452)	(375,496)	-	(820,473)
Issuance of common stock for:
Cash from third- party investor	-	-	5,000	5	4,995	-	-	-	5,000
Exercise of options	-	-	293,300	293	253,807	-	-	-	254,100
Exercise of warrants	-	-	73,100	73	73,027	-	(1,000)	-	72,100
Compensation cost of stock issued for services	-	-	1,642,500	1,643	912,357	-	-	-	914,000
Payment towards promissory note balances	-	-	-	-	-	-	18,750	-	18,750
Net loss	-	-	-	-	-	(1,552,008)	-	-	(1,552,008)
Balance at December 31, 2004	-	-	4,166,914	4,168	12,063,507	(12,818,460)	(357,746)	-	(1,108,531)
Issuance of Common Stock for Cash:
From third-party investors	-	-	651,959	652	290,048	-	-	-	290,700
From the exercise of options	-	-	90,000	90	44,910	-	-	-	45,000
Issuance of common stock for subscription	-	-	260,000	260	33,740	-	(34,000)	-	-
Common stock issued for services	-	-	1,062,500	1,063	475,437	-	-	-	476,500
Common stock issued pursuant to joint venture	-	-	291,667	292	137,541	-	-	-	137,833
Value of warrants granted pursuant to joint venture	-	-	-	-	499,733	-	-	-	499,733
Value of options granted for services	-	-	-	-	130,900	-	-	-	130,900
Reclassification of receivables against amounts owed	-	-	-	-	-	-	357,746	-	357,746
Net loss	-	-	-	-	-	(1,310,783)	-	-	(1,310,783)
Balance at December 31, 2005	-	-	6,523,040	6,525	13,675,816	(14,129,243)	(34,000)	-	(480,902)
Issuance of common stock:
From the exercise of options for services	-	-	50,000	50	950	-	-	-	1,000
From the exercise of options for cash	-	-	150,000	150	74,850	-	-	-	75,000
From the exercise of warrants	-	-	300,000	300	5,700	-	-	-	6,000
Payment of common stock subscription	-	-	-	-	-	-	34,000	-	34,000
Common Stock issued for services	-	-	275,000	275	107,225	-	-	-	107,500
Preferred Stock issued for services	1,000,000	1,000	-	-	19,000	-	-	-	20,000
Capital contributed by shareholder	-	-	-	-	3,000	-	-	-	3,000
Cancellation of Joint Venture with Globe	-	-	-	-	(625,066)	-	-	-	(625,066)
Common stock issued to Globe then returned to treasury	-	-	(25,000)	(25)	(12,475)	-	-	-	(12,500)
Compensation cost for option price reduction	-	-	-	-	50,000	-	-	-	50,000
Net loss	-	-	-	-	-	(598,302)	-	-	(598,302)
Balance at December 31, 2006	1,000,000	1,000	7,273,040	7,275	13,299,000	(14,727,545)	-	-	(1,420,270)
Sale of common stock for cash	-	-	845,000	845	299,155	-	-	-	300,000
Issuance of common stock for Clear Image stock	-	-	8,273,788	8,274	3,301,241	-	-	-	3,309,515
Stock compensation	-	-	-	-	223,246	-	-	-	223,246
Issuance of common stock:
From the exercise of options for cash	-	-	125,000	125	9,875	-	-	-	10,000
warrants	-	-	345,662	346	6,568	-	-	-	6,914
Common stock issued for services	-	-	1,225,000	1,225	388,775	-	-	-	390,000
Issuance of restricted stock	-	-	40,000	40	9,960	-	-	-	10,000
Net loss	-	-	-	-	-	(4,475,017)	-	-	(4,475,017)
Balance at December 31, 2007	1,000,000	1,000	18,127,490	18,130	17,537,820	(19,202,562)	-	-	(1,645,612)
Sale of common stock for cash	-	-	4,720,978	4,722	300,101	-	-	-	304,823
Issuance of common stock from the exercise of options for cash	-	-	2,300,000	2,300	395,317	-	-	-	397,617
Common stock issued for services	-	-	1,419,704	1,419	258,501	-	-	-	259,920
Common stock issued for repayment of debt	-	-	271,491	271	132,759	-	-	-	133,030
Common stock issued to Clear Image investors to participate in the merger	-	-	43,600	43	12,164	-	-	-	12,207
Stock compensation	-	-	-	-	342,801	-	-	-	342,801
Acquired deficit of former minority interest now owned 100%	-	-	-	-	(209,776)	-	-	-	(209,776)
Net loss	-	-	-	-	-	(1,335,154)	-	-	(1,335,154)
Balance at December 31, 2008	1,000,000	1,000	26,883,193	26,885	18,769,687	(20,537,716)	-	-	(1,740,144)

Sale of common stock for cash	-	-	5,946,446	5,946	1,396,188	-	-	-	1,402,134
Issuance of Common Stock from the exercise of options for cash	-	-	171,250	171	13,529	-	-	-	13,700
Preferred stock issued for services	500,000	500	-	-	249,500	-	-	-	250,000
Common stock issued for services	-	-	1,530,000	1,530	346,770	-	-	-	348,300
Common stock issued for repayment of debt	-	-	667,000	667	306,074	-	-	-	306,741
Stock compensation	-	-	-	-	1,452,231	-	-	-	1,452,231
Acquired deficit of former minority interest now owned 100%	-	-	-	-	(17,998)	-	-	-	(17,998)
Net loss	-	-	-	-	-	(2,463,751)	-	-	(2,463,751)
Balance at December 31, 2009	1,500,000	1,500	35,197,959	35,199	22,515,981	(23,001,467)	-	-	(448,787)
Sale of common stock for cash:	-	-	4,810,287	4,810	1,525,181	-	-	-	1,529,991
Issuance of Common Stock from the exercise of options for cash	-	-	150,000	150	37,350	-	-	-	37,500
From exercise of warrants for cash	-	-	117,400	117	58,583	-	-	-	58,700
Common stock issued for services	-	-	2,194,891	2,194	558,578	-	-	-	560,772
Common stock issued for repayment of debt	-	-	399,441	400	530,356	-	-	-	530,756
Treasury stock	-	-	-	-	-	-	-	(969)	(969)
Net loss	-	-	-	-	-	(3,231,425)	-	-	(3,231,425)
Balance at December 31, 2010 (Restated)	1,500,000	1,500	42,869,978	42,870	25,226,029	(26,232,892)	-	(969)	(963,462)
Sale of common stock for cash:	-	-	656,015	656	201,915	-	-	-	202,571
Issuance of common stock from the exercise of options for cash	-	-	6,668,000	6,668	1,672,752	-	(25,000)	-	1,654,420
Preferred stock forfeited	(500,000)	(500)	-	-	500	-	-	-	-
Common stock issued for services	-	-	1,513,874	1,514	479,586	-	-	-	481,100
Common stock issued for repayment of debt	-	-	3,191,367	3,191	959,105	-	-	-	962,296
From convertible debt beneficial conversion feature	-	-	-	-	94,624	-	-	-	94,624
Treasury stock	-	-	(169,628)	(169)	-	-	-	969	800
Issuance of unexercised options	-	-	-	-	863,426	-	-	-	863,426
Net loss	-	-	-	-	-	(4,541,518)	-	-	(4,541,518)
Balance at December 31, 2011 (Restated)	1,000,000	1,000	54,729,606	54,730	29,497,937	(30,774,410)	(25,000)	-	(1,245,743)
Issuance of common stock from the exercise of options and warrants for cash	-	-	1,235,000	1,235	303,040	-	(46,000)	-	258,275
Common stock issued for services	-	-	2,751,229	2,751	513,360	-	-	-	516,111
Options issued for services	-	-	-	-	974,961	-	-	-	974,961
Warrants issued with convertible notes payable	-	-	-	-	347,097	-	-	-	347,097
Convertible notes payable beneficial conversion feature	-	-	-	-	237,774	-	-	-	237,774
Common stock issued for repayment of debt	-	-	13,669,072	13,669	2,305,103	-	-	-	2,318,772
Common stock issued for indemnification settlement	-	-	400,000	400	140,160	-	-	-	140,560
Net loss	-	-	-	-	-	(7,164,311)	-	-	(7,164,311)
Balance at December 31, 2012	1,000,000	$1,000	72,784,907	$72,785	$34,319,432	$(37,938,721)	$(71,000)	$-	$(3,616,504)

The accompanying notes are an integral part of the financial statements.

REVOLUTIONS MEDICAL CORPORATION

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Year Ended December 31,		From Inception (August 16, 1996) Through December 31,
	2012	2011	2012
		(Restated)
Cash flows from operating activities:
Net loss	$(7,164,311)	$(4,541,518)	$(37,938,721)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	102,971	17,023	205,111
Stock-based compensation expense	1,491,072	1,065,458	12,616,731
Stock option modification expense	-	-	50,000
Impairment of assets	878,276	-	4,570,007
Gain on disposal of assets	-	-	(794)
Amortization of debt discounts	1,428,978	489,080	1,861,218
Interest expense incurred on issuance of convertible debt	182,733	165,442	396,474
(Gain) loss on change in fair value of derivative liabilities	(131,397)	(40,030)	(175,753)
Change in operating assets and liabilities:
Inventories	(321,791)	-	(321,791)
Prepaid expenses and other current assets	275,009	162,181	(4,859)
Accounts payable and accrued liabilities	1,533,758	(11,439)	3,074,372
Accounts payable and accrued liabilities – related parties	(13,987)	63,659	73,957
Payable for indemnification	64,347	67,071	1,805,396
Net cash used in operating activities	(1,674,342)	(2,563,073)	(13,788,652)

Cash flows from investing activities:
Purchase of property and equipment	-	(31,777)	(992,907)
Proceeds from sale of fixed assets	-	-	794
Purchase of license and patents	(39,224)	(97,314)	(161,538)
Investment in Ives Health Company and The Health Club	-	-	(261,997)
Net cash used in investing activities	(39,224)	(129,091)	(1,415,648)

Cash flows from financing activities:
Capital contribution	-	-	802,154
Proceeds from issuance of common stock through cash- exercise of stock options and warrants	258,275	1,654,420	3,412,412
Proceeds from issuance of notes for cash	1,450,501	770,500	2,976,001
Proceeds from loans from shareholders	-	-	15,707
Repayment of loans from shareholders	-	-	(8,005)
Repayment of notes	-	-	(157,325)
Proceeds for issuance of common stock for cash	-	202,571	8,163,410
Net cash provided by financing activities	1,708,776	2,627,491	15,204,354

Net change in cash	(4,790)	(64,673)	54
Cash at beginning of period	4,844	69,517	-
Cash at end of period	$54	$4,844	$54

The accompanying notes are an integral part of the financial statements.

REVOLUTIONS MEDICAL CORPORATION

(A Development Stage Company)

STATEMENTS OF CASH FLOWS

	Year Ended December 31,		From Inception (August 16, 1996) Through December 31,
	2012	2011	2012
		(Restated)

Supplemental disclosure of cash flow information:
Interest paid	$-	$-	$-
Taxes paid	$-	$-	$-

Non-cash financing and investing activities:
Common stock issued for conversion of debt	$2,318,772	$962,296	$4,687,415
Shares issued for indemnification agreement	140,560	184,000	457,590
Debt discount on convertible notes	584,871	769,624	2,405,422
Common stock issued in connection with Merger	-	-	300
Common stock issued for acquisition of Clear Image	-	-	3,093,948
Common stock issued for investment			358,762
Preferred stock forfeited	-	500	500
Payable recorded for purchase of equipment	-	352,544	289,009

REVOLUTIONS MEDICAL CORPORATION

 (A Development Stage Company)

  NOTES TO FINANCIAL STATEMENTS

NOTE 1 –DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations

Revolutions Medical Corporation, a Nevada corporation, (“the Company” or “RevMed”) has been endeavoring to design, develop and commercialize auto retractable vacuum safety syringes.  Our present product development effort is focused on the RevVac™ Auto Retractable Vacuum Safety Syringe, which is designed specifically to reduce accidental needle stick injuries and lower the spread of blood borne diseases.  The Company also has developed a suite of proprietary MRI software tools; RevColor™, Rev3D™, and RevDisplay™.  These tools are designed to enhance general diagnostic confidence through education and research use and in the future the Company believe will have specific commercial applications. The Company’s administrative facilities are located in Charleston, South Carolina. The Company’s primary manufacturing facility is located in Wuxi, China.

Development Stage Company

Since its inception in 1996, the Company has been considered a development stage enterprise for financial reporting purposes as significant efforts have been devoted to raising capital and to research and development of various safety syringes and its proprietary MRI software tools.

Accounting Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ significantly from those estimates.

Reclassification

Certain prior period amounts have been reclassified to conform to current period presentation.

Cash and Cash Equivalents

The Company considers highly liquid investments (those readily convertible to cash) purchased with original maturity dates of three months or less to be cash equivalents.

Accounts Receivable

The Company records trade receivables when revenue is recognized.  No product has been consigned to customers.  The Company’s allowance for doubtful accounts is primarily determined by review of specific trade receivables.  Those accounts that are doubtful of collection are included in the allowance.  These provisions are reviewed to determine the adequacy of the allowance for doubtful accounts.  Trade receivables are charged off when there is certainty as to their being uncollectible.  Trade receivables are considered delinquent when payment has not been made within contract terms.

The Company requires certain distributors to make a prepayment prior to beginning production or shipment of their order.  Distributors may apply such prepayments to their outstanding invoices or pay the invoice and continue to carry forward the deposit for future orders.  Such amounts are included in other accrued liabilities on the balance sheets.  The Company records an allowance for estimated returns as a reduction to accounts receivable and gross profit.  To date, returns have been immaterial.

Inventories

Inventories include only finished goods and are valued at the lower of cost or market, with cost being determined using weighted average cost.  The Company compares the average cost to the market price and records the lower value.  Management considers such factors as the amount of inventory on hand and in the distribution channel, estimated time to sell such inventory, the shelf life of inventory, and current market conditions when determining excess or obsolete inventories.  A reserve is established for any excess or obsolete inventories or they may be written off. For the years ended December 31, 2012 and 2011, no allowance for inventory was recorded.

Property and Equipment

Property and equipment, including significant improvements, are stated at cost. Expenditures for maintenance and repairs are charged to operating expenses as incurred. When properties are retired or otherwise disposed of, the cost of the asset and the related accumulated depreciation are removed from the accounts with the resulting gain or loss being reflected in results of operations.

Depreciation and amortization expense is recorded on a straight-line basis over the estimated useful life of the asset as listed below:

Asset Category	Useful Lives
Machinery and equipment (years)	5
Furniture and fixtures (years)	7
Leasehold improvements	Shorter of leasehold improvement life or remaining term of lease

Intangibles

Intangible assets include patents and trademarks, which are valued at acquisition through independent appraisals and amortized on a straight-line basis over periods varying from 17 to 20 years.

Impairment of Long-lived Assets

The Company reviews the carrying value of the long-lived assets periodically to determine if facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. Among the factors the Company considers in making the evaluation are changes in market position and profitability. If facts and circumstances exist which may indicate impairment, the Company will prepare a projection of the undiscounted cash flows of the asset group and determine if the long-lived assets are recoverable based on these undiscounted cash flows. If impairment is indicated, an adjustment will be made to reduce the carrying amount of these assets to their fair value.

Research and Development

Research and development costs are expensed as incurred.  The Company incurred $35,544, $57,000 and $2,935,949 of research and development expenses for the years ended December 31, 2012 and 2011, and for the period from August 16, 1996 (inception) through December 31, 2012.

Beneficial Conversion Feature

From time to time, the Company may issue convertible notes that have conversion prices that create an embedded beneficial conversion feature on the issuance date. A beneficial conversion feature exists on the date a convertible note is issued when the fair value of the underlying common stock to which the note is convertible into is in excess of the remaining unallocated proceeds of the note after first considering the allocation of a portion of the note proceeds to the fair value of any attached equity instruments, if any related equity instruments were granted with the debt. The intrinsic value of the beneficial conversion feature is recorded as a debt discount with a corresponding amount to additional paid-in capital.  The debt discount is amortized to interest expense over the life of the note using the effective interest method.

Derivative Instruments

Derivatives are measured at their fair value on the balance sheet.  In determining the appropriate fair value, the Company uses the Black-Scholes option pricing formula.  Changes in fair value are recorded in the statement of operations.

 Fair Value of Financial Instruments

The Company measures its financial assets and liabilities at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e. exit price), in an orderly transaction between market participants at the measurement date.  The Company categorizes its assets and liabilities measured at fair value based upon the level of judgment associated with the inputs used to measure the fair value. Level inputs are classified as follows:

●	Level 1 – quoted prices in active markets for identical assets or liabilities.

●	Level 2 – other significant observable inputs for the assets or liabilities through corroboration with market data at the measurement date.

●	Level 3 – significant unobservable inputs that reflect management’s best estimate of what market participants would use to price the assets or liabilities at the measurement date.

The following table summarizes fair value measurements by level at December 31, 2012, for assets and liabilities measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$54	$—	$—	$54

Derivative liability	$—	$—	$364,802	$364,802

The following table summarizes fair value measurements by level at December 31, 2011, for assets and liabilities measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3	Total
Cash and cash equivalents	$4,844	$—	$—	$4,844

Derivative liability	$—	$—	$442,311	$442,311

Revenue Recognition

Revenue is recognized for sales when title and risk of ownership passes to the customer, generally upon shipment from the manufacturing facility in Wuxi, China or from our warehouse facility in Ladson, South Carolina; when price is fixed or determinable; and when collection is reasonably assured.

Share-based Compensation

The Company estimates the fair value of each stock option award at the grant date by using the Black-Scholes option pricing model and value of common shares based on the trading price on the date of the share grant. The fair value determined represents the cost for the award and is recognized over the vesting period during which an employee is required to provide service in exchange for the award. As share-based compensation expense is recognized based on awards ultimately expected to vest, the Company reduces the expense for estimated forfeitures based on historical forfeiture rates. Previously recognized compensation costs may be adjusted to reflect the actual forfeiture rate for the entire award at the end of the vesting period. Excess tax benefits, if any, are recognized as an addition to paid-in capital.

Income Taxes

The Company uses the liability method of accounting for income taxes.  Under the liability method, deferred taxes are determined based on the differences between the financial statement and tax basis of assets and liabilities at enacted tax rates in effect in the years in which the differences are expected to reverse.

Earnings (Loss) Per Common Share

Basic net income (loss) per common share is calculated by dividing net income (loss) available to common stockholders for the period by the weighted average shares of common stock outstanding during the period. Diluted net income per common share is computed by dividing the net income for the period by the weighted average number of common and common equivalent shares outstanding during the period. The calculation of diluted income (loss) per common share assumes the dilutive effect of stock options, warrants and any other potentially dilutive securities outstanding. During a loss period, the potentially dilutive securities have an anti-dilutive effect and are not included in the calculation of dilutive net loss per common share. For the year ended December 31, 2011, potentially issuable shares, including options and warrants to purchase 18,845,350 shares of the Company’s common stock and notes payable convertible to 4,637,152 shares of the Company’s common stock, have been excluded from the calculation. For the year ended December 31, 2012, potentially issuable shares, including options and warrants to purchase 14,980,000 shares of the Company’s common stock and notes payable convertible to 6,603,582  shares of the Company’s common stock have been excluded from the calculation.

Subsequent Events

The Company has evaluated all transactions occurring between the end of its fiscal year, December 31, 2012, through the date of issuance of the financial statements for subsequent event disclosure consideration.

New Accounting Standards

The Company does not expect that any recently issued accounting pronouncements will have a significant impact on the results of operations, financial position, or cash flows of the Company.

NOTE 2 – GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company is in the development stage and has not established sources of revenues to fund the development of its business and pay operating expenses, resulting in a cumulative net loss of $37,938,721 for the period from inception (August 16, 1996) to December 31, 2012. The ability of the Company to continue as a going concern during the next year depends on the successful completion of the Company’s capital raising efforts to fund the development of its retractable safety syringe. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

NOTE 3 – PROPERTY AND EQUIPMENT

The following is a summary of property and equipment at December 31, 2012 and 2011:

	December 31, 2012	December 31, 2011
Equipment	$353,235	$1,113,235
Leasehold improvement	44,000	44,000
Furniture	49,147	49,147
Subtotal	446,382	1,206,382
Less: accumulated depreciation	(89,726)	(20,718)
Property and equipment, net	$356,656	$1,185,664

For the years ended December 31, 2012 and 2011, the Company recognized depreciation and amortization expense related to property and equipment of $69,008 and $11,135, respectively.

During 2012, the Company impaired $710,000 of the $760,000 production mold payments made to Medical Investment Group, Inc. (“MIG”) in 2011 and wrote off an $80,000 prepayment to MIG. The impairment charge was based upon the arbitration hearing against MIG in November, 2012. The hearing and the final ruling made clear that all production mold payments made by the Company to MIG for the manufacturing of production molds had instead been used by Mr. Theriault, a representative of MIG, for other non-production related purposes. The American Arbitration Association panel ruled that the only assets in which production was funded by MIG from the Company’s production payments were $50,000 in trial molds. From the time that these payments were made by the Company, the Company believed that each mold payment was being used by MIG for the manufacturing of the final production molds for the 3ml RevVac™ auto-retractable vacuum safety syringe. During the arbitration proceeding, Mr. Theriault disclosed that no such payments, besides $50,000 in trial mold payments, were ever used for the production of the final molds for the RevVac™ auto-retractable vacuum safety syringe. The arbitration panel ruled that a total of $770,000 awarded to the Company.  The Company has not received such payment to date. The gain related to this award will be recorded when collected.

 During 2012, the Company also impaired $50,000 for a trial mold that is no longer considered useful to the Company.

NOTE 4 – INTANGIBLES AND GOODWILL

Intangibles

The following is a summary of the Company’s intangibles at December 31, 2012 and 2011:

	December 31, 2012	December 31, 2011
Patent	$146,538	$107,314
Licensing agreement	-	15,000
Subtotal	146,538	122,314
Less: accumulated amortization	(39,851)	(5,888)
Intangibles , net	$106,687	$116,426

The Company owns one published patent on its Auto Retractable Vacuum RevVac™ safety syringe issued in January 2005 and one published patent on its safety blood drawing device issued in June 2003.  In January 2009, a second patent for the RevVac™ auto retractable vacuum safety syringe was issued by the U.S. patent office and published in April 2009 related to the Globe/Revolutions Medical Joint Venture.  Upon the ruling in the Globe Med Tech lawsuit, the Company now has full ownership of the entire patent.  The Company also filed international patent protection rights regarding the RevVac™ Auto Retractable Vacuum Safety Syringe in the following countries: Australia, China, Japan, Taiwan, Mexico, Canada and in Europe. Patents in Mexico and in China were issued in June 2011 and January 2012, respectively. The Japan patent was issued in the third quarter of 2012.

The Company filed a U.S. provisional patent on May 2, 2011, on its new vacuum design for the pre-filled market.  On May 2, 2012, the Company also filed an international Patent Cooperation Treaty (PCT) for this new design.

The Company is also engaged in the development of technology which can segment and reference MRI images.  By “segmenting” an image, the Company’s technology will let the user select a part of the image (bone, fluid, tissue) and render that selection in three dimensions.  Essentially, different components of an image are given different colors and the user can choose the color or colors to be studied, thus eliminating those portions colored with the colors being discarded.  By “referencing” the image to a database, the user can obtain similar, identified images to aid the user in interpretation of the image being studied.  The Company currently owns 4 separate patent applications, filed in June of 2007, each of which received USPTO office actions during 2010, 2011 and 2012.

The licensing agreement provided licensing rights to a Traxis biopsy software product. The Company decided not to pursue this technology and impaired the cost of $15,000 during 2012.

For the years ended December 31, 2012 and 2011, the Company recognized amortization expense of $33,963 and $5,888, respectively.

Goodwill

In 2007, the Company acquired a 62.2% interest in Clear Image, Inc. (“Clear Image”).  Clear Image was a privately held company and was conducting research and development on Color MRI Technology.   The Company exchanged approximately 8.2 million of its common shares which were trading between $0.40 and $0.50 per share at the time of the acquisition.  To arrive at a value for the Color MRI Technology, the Company and Clear Image determined the amount of funding provided for the research and development of this technology by evaluating the amount expended from 1999 until the acquisition date.  The value of the Company’s stock exchanged for the controlling interest exceeded net assets acquired by $23,276 which was recorded as goodwill.  During 2012, all goodwill was impaired.

 NOTE 5 – ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The following is a summary of the Company’s accounts payable and accrued liabilities at December 31, 2012 and 2011:

	December 31, 2012	December 31, 2011
Accounts payable	$432,436	$99,342
Accrued payroll liabilities and related penalties	411,670	125,239
Accrued salary	143,167	120,000
Accrued interest	134,559	64,670
Other accruals	539	59,217
Total accounts payable and accrued liabilities	$1,122,371	$468,468

As of December 31, 2012 and 2011, the Company had accrued $411,670 and $125,239, respectively, pursuant to employment state and federal payroll tax liabilities and related penalties.  Although the Company plans to settle these amounts, there is no assurance that its efforts to settle will be successful.  A tax lien in the amount of $1,227 was filed against the Company on June 18, 2012 by the South Carolina Department of Revenue due to these delinquent payments.  Action by federal taxing authorities has not been initiated or threatened at this point.  There is no assurance, however, that such action will not be initiated in the future.

During the year ended December 31, 2012, the Company wrote off $199,336 of accrued salary to and advances from Rhonda Vincent, former CFO, and $79,890 of payables to various vendors as such claims have passed the statute of limitations in Oklahoma, where the Company formerly conducted operations.  Other income of $279,226 was recorded in the statement of operations.

NOTE 6 – PAYABLE TO YESO-MED

On December 1, 2011, the Company entered into a 5-year agreement with Wuxi Yushou Medical Appliance Co., Ltd (“Yeso-med”). Pursuant to the agreement, commencing from the date that Yeso-med demonstrates to the Company’s satisfaction that it has the capacity to commence regular production of the syringes in the 3ml size in the minimum amount of at least 2,500,000 units per month, the Company will place orders of at least 2,500,000 units per month for the term of this agreement. If the Company does not place with Yeso-med the minimum order for a single month, Yeso-med shall have the right to receive payments from the Company equal to 50% of the supply price of each unit below the minimum order amount required for that month.  The Company has the right to have the amount paid under this requirement to serve as payment against future orders provided the quantity ordered exceeds the minimum quantity for that month. In July 2012, Yeso-med met the capacity requirement. However, the Company has not yet placed any order after July 2012.  As of December 31, 2012, a payable was recorded to Yeso-med related to this minimum purchase requirement of $783,593. During the year ended December 31, 2012, $783,593 was recorded as a loss on firm purchase commitments.

The payable to Yeso-med also included amounts due for product purchased of $208,258 as of December 31, 2012 and amounts due for equipment purchased of $289,009 and $352,544 as of December 31, 2012 and 2011, respectively.

NOTE 7 – CONVERTIBLE NOTES PAYABLE

At December 31, 2012 and 2011, notes payable consisted of the following:

	December 31, 2012	December 31, 2011
Convertible Promissory Note Payable to JMJ Financial, unsecured, one time interest charge of 8%, due on February 22, 2014	$191,663	$207,161
Convertible Promissory Note Payable to Asher Enterprises, unsecured, interest rate of 8.0% per annum, with payment due on April 26, 2012	-	40,000
Convertible Promissory Note Payable to Asher Enterprises, unsecured, interest rate of 8.0% per annum, with payment due on June 1, 2012	-	45,000
Convertible Promissory Note Payable to Asher Enterprises, unsecured, interest rate of 8.0% per annum, with payment due on August 7, 2012	-	42,500
Convertible Promissory Note Payable to Asher Enterprises, unsecured, interest rate of 8.0% per annum, with payment due on September 19, 2012	-	53,000
Convertible Promissory Note Payable to Asher Enterprises, unsecured, interest rate of 8.0% per annum, with payment due on March 21, 2013, fully converted in January 2013	7,500	-
Convertible Promissory Note Payable to Asher Enterprises, unsecured, interest rate of 8.0% per annum, with payment due on May 10, 2013	42,500	-
Convertible Promissory Note Payable to Asher Enterprises, unsecured, interest rate of 8.0% per annum, with payment due on August 27, 2013	42,500	-
Convertible Promissory Note Payable to TCA Global Credit Master Fund, LP, secured by all of the Company’s assets, interest rate of 12.0% per annum, with payment due on January 3, 2013	62,165	-
Convertible Promissory Note Payable issued in the course of a private placement to individuals, unsecured, interest rate of 8.0% per annum, with payment due on June 26, 2013	100,000	-
Total	446,328	387,661
Less: debt discount	(229,573)	(307,126)
	$216,755	$80,535

Asher Enterprises

During the year ended December 31, 2012, the Company issued 6 convertible promissory notes to Asher Enterprises for total proceeds of $269,000 in cash (“2012 Asher Notes”). All of the notes were convertible to the Company’s common stock at a conversion price equal to the greater of (1) 55% multiplied by the average of the lowest 3 trading prices for the Company’s common stock during the 10 trading day period ending on the latest complete trading day prior to the conversion date market price and (2) a fixed conversion price of $0.00009 per share. The Company analyzed the conversion feature of the 2012 Asher Notes for derivative accounting consideration and determined that the conversion feature for the 2012 Asher Notes does not qualify for accounting treatment as a financial derivative. The 2012 Asher Notes have a beneficial conversion feature discount of $237,774, within which $170,844 has been amortized. During the year ended December 31, 2012, the Company also recorded interest expense of $118,268 related to the amortization of debt discount on notes issued in 2011 to Asher Enterprises. At December 31, 2012, there was $66,930 of unamortized discount related to the 2012 Asher Notes.

During the year ended December 31, 2012, Asher Enterprises converted principal of $357,000 with accrued interest into 4,952,916 shares of the Company’s common stock.

The 2012 Asher Notes are currently in default as a result of the Company’s failure to timely file its periodically report with the SEC.

 TCA Global Credit Master Fund, LP

On January 3, 2012, the Company entered into a securities purchase agreement with TCA Global Credit Master Fund, LP (“TCA”), pursuant to which, TCA would purchase up to $2,000,000 of the Company’s common stock. The Company agreed to pay a $100,000 facility fee by issuing to TCA a number of the Company’s common shares (“facility shares”). To determine the number of shares issuable to TCA for the facility fee, the Company’s common stock was valued at a volume weighted average price at January 2, 2012. The facility shares should be adjusted 9 months after January 2, 2012 by the volume weighted average prices of the Company’s common stock 5 trading days prior to the revaluation date. On August 13, 2012, the Company and TCA agreed to terminate the committed equity financing agreement based on the Company’s failure to achieve bulletin board listing as required under the agreement. The Company has issued 559,268 common shares in 2012 to TCA which only satisfied $51,924 of the facility fee upon revaluation. As of December 31, 2012, accounts payable included $48,076 for the remaining payable to TCA related to the facility fee.

In connection with the securities purchase agreement with TCA, the Company issued a convertible promissory note to TCA for a principal amount of $225,000 (“TCA Note”).  The note bears interest at a rate of 12% per annum and provides for the payment of all principal and interest 12 months from the date of the note’s respective issuance.  The conversion price was determined by multiplying 95% by the average of the two lowest daily volume weighted average prices of the Company’s common stock on the OTC Markets during the 5 business days immediately preceding the date of conversion.    The Company analyzed the TCA Note for derivative accounting consideration and determined that the TCA Note qualifies for accounting treatment as a financial derivative. The conversion feature of the TCA note was valued at $174,448 on the issuance date and recorded as debt discount. During the year ended December 31, 2011, the Company recognized $174,448 of interest expense related to the amortization of the debt discount.

TCA converted principal of $162,835 into 1,601,255 shares of the Company’s common stock during 2012 and principal of $27,840 into 300,000 shares of the Company’s common stock on January 3, 2013.

JMJ Financial

On February 22, 2011, the Company issued a $1,050,000 convertible promissory note to JMJ Financial, Inc. (“JMJ”). The note bears interest in the form of a onetime interest charge of 8%, payable with the note’s principal amount on the maturity date, February 22, 2014. The note is convertible to the Company’s common stock at a price equal to 70% of the average of the 3 lowest closing prices of the Company’s common stock in the 20 trading days prior to the conversion date. In connection with the note, the Company entered into a registration rights agreement with JMJ to provide JMJ registration rights for common shares underlying this note. The note will only be funded when the conversion price calculated on each payment date is equal to or greater than $0.015 per share and there are sufficient shares remaining in the registration statement. During 2012, JMJ converted $15,498 under this agreement into 180,000 shares of the Company’s common stock. The principal amount owed to JMJ at December 31, 2012 and 2011, is $191,663 and $207,161, respectively, from the $1,050,000 convertible promissory note. The Company analyzed the JMJ note for derivative accounting consideration and determined that the note qualifies for accounting treatment as a financial derivative and recorded an initial discount of $450,000 on the issuance date. During the year ended December 31, 2012 and 2011, the Company recorded $80,000 and $263,309 of interest expense related to the amortization of the debt discount. At December 31, 2012 and 2011, there was $106,691 and $186,691, respectively, of unamortized debt discount related to the JMJ notes.

On February 28, 2011, the Company issued a $500,000 convertible promissory note to JMJ.  The note bears interest in the form of a onetime interest charge of 8%, payable with the note’s principle amount on the maturity date, February 28, 2014.  All or a portion of this note’s principle and interest is convertible at the option of JMJ from time to time, into shares of the Company’s common stock, originally fixed at a per share conversion price equal to 70% of the average of the 3 lowest closing prices for the Company’s common stock in the 20 trading days previous to the effective date of each such conversion. No amount is owed to JMJ from the $500,000 convertible promissory note at December 31, 2012 and 2011.

The Company is currently in litigation with JMJ. See Note 11.

Individual Convertible Notes Payable

During 2012, the Company issued 22 convertible notes payable to individuals for proceeds of $956,501 in cash (“Individual Convertible Notes”). The Individual Convertible Notes mature one year from the date of issuance. Interest accrues at the rate of 8% per year on the outstanding principal amount to be paid at maturity.

The principal amount of the Individual Convertible Notes and accrued interest are convertible into the Company’s common stock at a conversion price equal to 75% of the average of the daily volume weighted average prices of the Company's Common Stock during the 5 trading days immediately prior to the conversion date, provided that in no event, shall the note holders convert any portion of the Individual Convertible Notes when the sum of 1) the number of shares of common stock beneficially owned by the holder and its affiliates and 2) the number of shares of common stock issuable upon conversion would result in beneficial ownership by the holder and its affiliates of more than 4.99% of the Company’s outstanding common shares. During 2012, $856,501 of the Individual Convertible Notes with accrued interest were converted into 6,934,901 shares of the Company’s common stock. As of December 31, 2012, Individual Convertible Notes includes principal of $75,000 payable to Vincent Olmo, the Company’s COO, with a debt discount of $42,534.

In connection with the issuance of the Individual Convertible Notes, warrants to purchase 3,826,005 shares of the Company’s common stock at $0.25 per share and warrants to purchase 1,913,003 shares of the Company’s common stock at $0.50 per share were issued to investors. The warrants have a term of less than one year and expire on December 31, 2012, March 31, 2013, or June 30, 2013. $347,097 of the proceeds received from the Individual Convertible Notes was allocated to the warrants based on a grant date fair value of $589,416 calculated using a Black Scholes Model with the following assumptions: (1) 3.9% risk-free discount rate, (2) expected volatility of 155.60 ~218.64%, (3) $0 expected dividends, and (4) an expected term of 0.3~1 years based on the term of warrant.

The Company analyzed the Individual Convertible Notes for derivative accounting consideration and determined that the conversion feature of the Individual Convertible Notes qualify for accounting treatment as a financial derivative. The conversion feature of Individual Convertible Notes was valued at $777,766 on the issuance date. As a result, some of the Individual Convertible Notes were fully discounted and the fair value of the conversion feature in excess of the principal amount allocated to the Individual Convertible Notes of $182,733 was expensed immediately as additional interest expense. During the year ended December 31, 2012, the Company recognized $885,418 of interest expense related to the amortization of the debt discount. At December 31, 2012, there was $55,952 of unamortized discount related to the Individual Convertible Notes.

NOTE 8 – PAYABLE FOR INDEMNIFICATION

On February 5, 2009, the Company entered into an Indemnification Settlement Agreement with Gifford M. Mabie, founder and former Chief Executive Officer of the Company. Pursuant to the agreement, the Company agreed to indemnify Mr. Mabie for the payment of penalties, prejudgment interest and post-judgment interest to the United States Securities and Exchange Commission (“SEC”) that is part of the Final Judgment, dated March 11, 2005, in SEC v. Maxxon, Inc., Gifford M. Mabie, Jr., Thomas R. Coughlin, Jr. 02-CV-975-H(J) which resulted from actions taken in good faith by Mabie and Coughlin in the performance of duties as an officer and directors of the Company.  The payment amount stated in the Final Judgment is $1,088,067.

The agreement specifies that the Company is to periodically issue shares to a special account for Gifford Mabie in order that shares can be sold each day the market is open until the liability is satisfied.  The special account was initially funded by the Company’s common stock owned by Mr. Mabie. Total amount of stock traded by the special account is limited to 5% of the total trading volume each day. A percentage equal to Mr. Mabie’s federal and state tax liabilities to a maximum of 40% will be retained by the brokerage firm and remitted to the Internal Revenue Service and to the Oklahoma Tax Commission or the Tax Commission where Mr. Mabie resides. If Mr. Mabie receives a tax refund, that refund will be forwarded to the SEC.

On December 14, 2010, the Company issued 400,000 shares of the Company’s common stock, initially valued at $184,000, to the special account. An additional 400,000 shares were issued to the special account on March 15, 2012 with an initial value of $140,560 determined based upon the 10-day average share price prior to the date of issuance.  At each reporting date, the Company revalues the shares held in the special account and adjusts the outstanding balance. Net increases and decreases in the value of the Company’s common shares held in the special account are recorded in the current period statement of operations. As of December 31, 2012, the remaining principal balance, including the estimated taxes, to be paid was $1,347,806 based upon the Company’s valuation of the stock. For the years ended December 31, 2012 and 2011, net loss related to the stock held in the special account was $63,347 and $67,071, respectively.

NOTE 9 – DERIVATIVES – NOTE CONVERSION FEATURE

Due to the conversion feature contained in some of the notes the Company issued, the actual number of shares of common stock that would be required if a conversion of the notes was made through the issuance of the Company’s common stock cannot be predicted, and the Company could be required to issue an amount of shares that may cause it to exceed its authorized share amount. As a result, the conversion feature requires derivative accounting treatment and will be bifurcated from the note and “marked to market” each reporting period through the income statement. The fair value of the conversion future of these notes was recognized as a derivative liability instrument and will be measured at fair value at each reporting period. In determining the fair value, the Company uses the Black-Scholes option-pricing model. In addition, the fair value of freestanding derivative instruments such as warrants, are also valued using the Black-Scholes option-pricing model.

 The following is a reconciliation of the derivative liability:

Fair value at December 31, 2010	$160,659
Issuance of instruments	840,442
Decrease in value	(40,030)
Reclassification from liability to equity as a result of note conversions	(518,760)
Fair value at December 31, 2011	442,311
Issuance of instruments	952,214
Decrease in value	(131,397)
Reclassification from liability to equity as a result of note conversions	(898,326)
Fair value at December 31, 2012	$364,802

The derivative liability was valued under the Black-Scholes model with the following assumptions:

	2012			2011
Risk free interest rate	0.11%	to	0.16%	0.17%	to	0.19%
Expected life (years)	0.01	to	2.1	0	to	3
Dividend Yield		0%			0%
Volatility	130%	to	219%	0%	to	205%

NOTE 10 - MAXXON/GLOBE JOINT VENTURE AGREEMENT

In September 2005, the Company filed a patent on its RevVac™ safety syringe with Globe Med Tech which gives a 50% ownership of this patent to the Company and 50% to Globe Med Tech. On November 3, 2005, the Company (f.k.a. Maxxon, Inc.,) and Globe Med Tech, Inc. (“Globe”) entered into a definitive joint venture agreement to patent, develop, manufacture, market and distribute safety needle products throughout the world.  The Company and Globe each own 50% of the joint venture.  The Company contributed its safety syringe technology and patent rights related thereto and Globe contributed its safety syringe IV catheter and patent rights related thereto.  In connection with the agreement, the Company issued restricted shares of its common stock, valued at $625,066, to Globe.  Subsequent to December 31, 2006, the Company ended the joint venture and cancelled the shares of common stock and options that were issued to Globe pursuant to the agreement.  This patent was issued January 13, 2009.

On March 1, 2007, the Company filed a lawsuit in the District Court of Tulsa County, Oklahoma against Globe to rescind, terminate and seek monetary damages for the non-fulfillment and breach of a joint venture agreement entered into November 3, 2005, and other related agreements, in addition to an accounting of expenditures of funds under the terms and provisions of the agreements.  On October 29, 2008, the Company filed in the District Court of Harris County, Texas, a lawsuit for fraud and contempt of court for Globe and Andy Hu, individually.  On October 21, 2011, the Company was granted its request for summary judgment against Globe and awarded $311,440 and the return of 266,667 shares of the Company’s common stock by a Federal District Court in Tulsa County, Oklahoma.  In addition to the monetary award and the return of the Company’s common stock, Globe is also required to return all syringes, design files, and sample molds to the Company.  Furthermore, the Court ordered that Globe assign to the Company all rights to the January 2009 United States patent issued for the RevVac™ auto-retractable vacuum safety syringe.  Globe is prohibited from claiming any interest or ownership in the Company’s safety vacuum syringes going forward in the future.

On December 13, 2011, the Supreme Court of Oklahoma denied Globe’s appeal. On January 30, 2013, the court ordered a Nunc Pro Tunc decision denying all counterclaims and third party claims by Globe. Globe filed another appeal on March 1, 2013. The Company has hired legal counsel in Texas to assist in efforts to collect these damages and execute on the court order.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

MIG and SPD

On January 2, 2013, the Company won its arbitration proceeding concerning its counter claims against Richard Theriault, former manufacturer MIG and former consultant, Strategic Product Development ("SPD").  The monetary award included $770,000 in recoupment of production costs plus interest, legal fees and other arbitration costs, which will total close to $1 million. In other claims, Theriault was found guilty of fraud in the inducement and breach of contract and was found to have no rights to any of the Company's proprietary technology, files, drawings, designs, patents or products. The ruling determined that all production mold payments made by the Company to MIG for the manufacturing of production molds had instead been used by Mr. Theriault for other non-production related purposes. The panel of American Arbitration Association ruled that the only assets in which production was funded by MIG from the Company’s production payments were $50,000 in trial molds. The equipment asset on the balance sheet has been reduced by $710,000 and charged to impairment for the payments no longer associated with a production or trial mold. The $770,000 award is for the recovery of damages related to these production payments.  The gain related to this award will be recorded when collected. The Company has hired legal counsel in Massachusetts and South Carolina to assist in efforts to collect these damages.

On September 26, 2012, the Company filed suit in South Carolina Federal District Court against SPD, Richard H. Theriault, Vita S. Theriault, Darius R. Theriault, Raminta Theriault, Goddard Technologies, Inc. ("GTI") and others, claiming that the defendants purposely and materially misled and misrepresented capabilities and progress on a variety of initiatives related to the development and manufacture of the Company's RevVac™ Auto-Retractable Vacuum safety syringe to officers and directors of Revolutions Medical, which caused a delay in its production of approximately one year. The suit further alleges that Richard H. Theriault and other defendants defrauded the Company and misappropriated funds in violation of the United States' Racketeer Influenced and Corrupt Organizations ("RICO") Act and that GTI improperly assigned certain rights to the Company's new provisional patents to SPD without authorization. On February 2, 2013, Richard H. Theriault filed for bankruptcy in Massachusetts under Chapter 11.  The South Carolina lawsuit has been temporarily stayed until such time when the arbitration award against Richard H. Theriault and MIG can be ruled on in United States Federal District Court in Massachusetts, seeking judgment outside the bankruptcy court. On March 13, 2013, United States Federal District Court in Massachusetts granted an injunction against Richard H. Theriault and MIG, enjoining and restraining them from transferring or alienating any assets in their possession without approval from the Court and a hearing has been scheduled for May 7, 2013.

JMJ Financial, Inc.

On March 12, 2012, the Company filed a lawsuit against Justin Keener and JMJ in Charleston County, South Carolina.  The Company sought a rescission and financial relief for the convertible debt agreement signed February 22, 2011. The Company claimed that it was unable to deliver the shares requested in the common stock conversion requests dated January 9, 2012 for 1,000,000 shares and January 30, 2012 for 1,226,049 shares due to the risk of defaulting on the convertible debt agreement by losing Depository Trust Company “DTC” eligibility. The contract stated that the Company would be considered in default of the agreement if the Company lost DTC eligibility due to a “chill” placed upon the electronic transfer of the stock. The Company had previously been made aware of other companies that had entered into similar agreements losing DTC eligibility and felt that JMJ had put the Company in an untenable position of either defaulting by losing DTC eligibility or defaulting by failing to issue the requested shares.  The Company claimed that JMJ’s unreasonably high demands for conversion caused a “frustration” of the principal purpose of the contract and supports the rescission of the contract and a return of the parties to their respective positions before the contract was signed.  On April 12, 2012 the Company withdrew the lawsuit filed in South Carolina to pursue its rights and counterclaims in Miami-Dade County, Florida, described below.

The Company also claims the default notice issued by JMJ obligated the Company to pay JMJ the outstanding principal balance under the note along with the accrued and unpaid interest. The principal balance due at the time JMJ issued the default notice amounted to $191,663.  The Company disputes JMJ’s claims that the Company was liable for a sum far in excess of this amount based upon the default provision of the contract.

A lawsuit was filed against the Company by JMJ in Miami-Dade County, Florida on March 15, 2012. The lawsuit claims that the Company breached the terms of the convertible debt agreement by failing to issue shares requested in a stock conversion by JMJ on January 9, 2012 for 1,000,000 shares and on January 30, 2012 for 1,226,049 shares.  JMJ is seeking the delivery of 2,226,049 shares of common stock of the Company, plus costs and prejudgment interest. On August 30, 2012, the Company filed its counterclaims against JMJ which included Fraud by Concealment, among other claims. The Company alleges that Keener and JMJ had a responsibility and obligation under Florida law to disclose not to conceal during the negotiations of the agreement the fact that Keener and JMJ had outstanding and current issues with these type of convertible notes with DTC which could do detrimental harm to liquidity and electronic transfer of the Company's stock if DTC eligibility was "chilled". This would severely hamper future capital raises and harm its current shareholders but would solely benefit Keener and JMJ under the default clauses in this agreement.

 SEC

The SEC filed a civil complaint in Federal District Court in Georgia against the Company, alleging that the Company issued four misleading press releases during the period from August 2010 through October 2010 and one misleading press release in July 2011, related to the Company’s production schedule of its auto retractable safety syringe. The SEC names the Company’s current Chief Executive Officer, Rondald L. Wheet, as a co-defendant. Among other relief, the SEC seeks an order requiring the defendants to disgorge money received from its equity line financing from August 2010 through May 2011, in addition to other civil penalty amounts.  The Company believes that these claims are unfounded and is vigorously defending against them; however, should the Company not prevail in such defense the amount of damages owed to the SEC could be substantial and could adversely affect the Company’s financial condition or cause the Company to cease operations.

Employment Agreements

Effective May 15, 2012, the Company and Mr. Wheet, Chief Executive Officer, entered into a 2-year employment agreement.  The agreement provides for an annual salary of $247,500 and other reasonable and customary fringe benefits.

Effective April 11, 2011, the Company and Mr. Olmo, Chief Operating Officer, entered into a 3-year employment agreement. The agreement provides for an annual salary of $165,000 modified with a cost of living adjustment annually and other reasonable and customary fringe benefits.

Effective June 1, 2011, the Company and Mr. Hodges, Chief Financial Officer, entered into a 3-year employment agreement. The agreement provides for an annual salary of $165,000 modified with a cost of living adjustment annually and other reasonable and customary fringe benefits.

Lease Agreement

On September 1, 2009, the Company entered into a 5-year lease agreement with Osprey South, LLC (“Osprey”), to lease the property at 670 Marina Drive, Suite 301, Building F, Charleston, South Carolina, 29492.  Pursuant to the lease agreement, the Company was to pay Osprey $4,500 per month.  On July 1, 2011, the Company amended the lease agreement to include the office space adjacent to the existing office space. According to the amended lease agreement, the lease ends on July 1, 2016, and the Company is to pay Osprey $10,000 per month.  Rondald L. Wheet, our Chairman and Chief Executive Officer, is the sole member of Osprey.

NOTE 12 - PREFERRED STOCK AND COMMON STOCK TRANSACTIONS

PREFERRED STOCK

Shares Outstanding: Currently, 1,000,000 shares of preferred stock (“Preferred Stock”) are outstanding. Rondald L. Wheet, our Chief Executive Officer, owns 1,000,000 shares of Series 2006 Preferred Stock. Tom O’Brien, our former President, returned 500,000 shares of Series 2009 Preferred Stock upon his resignation in 2011.

Dividends: The holder of the Preferred Stock is entitled to receive, ratably, dividends when, as and if declared by the board of directors out of funds legally available therefore. If any dividend or other distributions are declared on our common stock, then a dividend or other distribution must also be declared on the outstanding Preferred Stock at the same time and on the same terms and conditions, so that each holder of Preferred Stock will receive the same dividend or distribution such holder would have received if the holder had converted his Preferred Stock as of the record date for determining stockholders entitled to receive such dividend or distribution.

Liquidation Preference: In the event of the liquidation, dissolution or winding up, the holders of Preferred Stock are entitled to receive a liquidation preference of $0.001 for each share of Preferred Stock prior to payment being made to any junior stock.

 Conversion: The holders of Preferred Stock may convert each share into 1 share of common stock.

Preemption: The holders of Preferred Stock have no preemptive rights and they are not subject to further calls or assessments.

Voting Rights: The holders of Preferred Stock are entitled to 125 votes for each share of common stock into which their Preferred Stock is then convertible (currently 1 share), voting together with our common stock as a single class. Cumulative voting is not permitted. Upon conversion of a share of Preferred Stock, each share of common stock issued upon the conversion will be entitled to only one vote per share.

Redemption: There are no redemption or sinking fund provisions applicable to the Preferred Stock.

2012 COMMON STOCK TRANSACTIONS

During the year ended December 31, 2012, 400,000 shares were issued under the terms of the SEC settlement agreement with Gifford Mabie.  The initial value of these shares totaled $140,560.

In the year ended December 31, 2012, the Company issued 2,751,229 shares of common stock with a total value of $516,111 for outside services.

Also, in the year ended December 31, 2012, the Company issued 1,235,000 shares of common stock for the exercise of warrants and options. The Company received cash of $258,275 and recorded a subscription receivable of $46,000.

Also, in the year ended December 31, 2012, the Company issued 13,669,072 shares of common stock for the conversions of convertible notes and accrued interest totaling $1,420,446. The derivative fair value of $898,326 for the conversion feature of these notes was reclassified on the date of conversion to additional paid-in capital.

2011 COMMON STOCK TRANSACTIONS

During the year ended December 31, 2011, 6,668,000 shares of common stock were issued as option holders exercised their options to purchase common stock receiving proceeds of $1,654,420.  Of these options exercised, 2,000,000 options were exercised by our former President, Tom O’Brien at $0.08 per share. The remainder of the options exercised was due from consultants according to the terms of their consulting agreements. 656,015 shares were issued to third party investors and investors under the terms of a Drawdown Equity Financing Agreement. The Company received net proceeds of $202,571 in connection with these share issuances.

Also during the year ended December 31, 2011, the Company issued 1,513,874 shares of common stock with a total value of $481,100 in lieu of cash as payment for outside services.

During the year ended December 31, 2011, the Company issued 3,021,738 shares of common stock for conversions of notes and accrued interest. In connection with the conversions, the reclassification of the derivative fair value related to note conversion feature totaled $963,096.

NOTE 13 - STOCK OPTIONS AND WARRANTS OUTSTANDING

The Company’s 2007 Stock Option Plan, revised July 2011, permits the granting of stock options to its employees, directors, consultants and independent contractors for up to 20 million shares of its common stock.  The Company believes that such awards encourage employees to remain employed by the Company and also to attract persons of exceptional ability to become employees of the Company.  The plan allows the Company to issue either stock options or common shares.

During the year ended December 31, 2012, under the terms of the Company’s 2007 Stock Option Plan, 75,000 options were issued for consulting services exercisable at $0.25 per share, 300,000 options were issued for consulting services exercisable at $0.40 per share, and 2.5 million shares were issued to directors and an employee for service provided. The options have a term of 1~2 years and vest upon issuance. Fair value of $429,824 was calculated using the Black-Scholes Model with the following assumptions: (1) discount rate of 0.12% to 0.21% (2) expected life of 0.7 to 2.0 years (3) expected volatility of 159% to 161% and (4) zero expected dividends.

During the course of 2012 and 2011, the Company entered into several consulting agreements to perform marketing services for the Company as it begins to enter into the production stage for the RevVac™ safety syringe. Consultants are obligated under the contract to promote the product within various spheres of influence. These spheres of influence include, but are not limited to, medical product distributors, hospitals, doctors and government agencies.

Consultants are issued options at a discount to the market price at the date of issuance. These options must be exercised within a 10 day window from the time of issuance. The consultants therefore are committed to purchasing these options in order to enter into the consultant agreement and are obligated to adhere to the terms of the agreement. The agreements are recorded as a prepaid consulting expense upon the commencement of the agreement and expensed each quarter for the duration of the agreement. The amount to be determined for the consulting expense is determined based upon the options issued using the Black-Scholes model. Since the exercise window for these options is so short, the amount of the consulting expense is recorded as the difference between the exercise price and the market price as of the date of issuance. The Company also issued options with a term of 6 months to 1 year. Value for options with such term was calculated using Black-Scholes model.

The following tables summarize information about the stock options for the years ended December 31, 2012 and 2011:

	Number of Units	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding, December 31, 2010	12,834,750	$0.20	1.62	$2,708,463
Granted	9,307,000	0.34	1.02
Exercised	(6,668,000)	0.25
Expired/ Forfeited	-
Outstanding, December 31, 2011	15,473,750	0.39	2.45	869,825
Granted	2,875,000	0.18	0.98
Exercised	(575,000)	0.25
Expired/ Forfeited	(5,673,750)
Outstanding, December 31, 2012	12,100,000	0.20	1.18	150,000

The following tables summarize information about the warrants for the years ended  December 31, 2012 and 2011:

	Number of Units	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value
Outstanding, December 31, 2010	1,871,600	$0.50	3.45	$-
Granted	1,500,000	0.50	1.00
Exercised	-
Expired/ Forfeited	-
Outstanding, December 31, 2011	3,371,600	0.39	2.45	-
Granted	5,739,008	0.33	0.15
Exercised	(660,000)	0.50
Expired/ Forfeited	(5,570,608)
Outstanding, December 31, 2012	2,880,000	0.33	0.30	-

NOTE 14 - RELATED PARTY TRANSACTIONS

In connection with the acquisition of Clear Image Acquisition Corp. by the Company, Rondald L. Wheet, Chairman and Chief Executive Officer, received 2,286,000 shares of restricted Company common stock.  Dr. Beahm, a Director, received 1,599,125 shares of restricted RevMed common stock, and Mr. O’Brien, a former Director, received 1,645,625 shares of restricted Company common stock.  Mr. Wheet and Mr. O’Brien were directors and shareholders and Dr. Beahm was a shareholder of Clear Image Acquisition Corp. prior to its acquisition by the Company.

The Company rents its office space from Osprey South, LLC. Rondald L. Wheet, Chief Executive Officer, is the sole member of Osprey.  Rent expense to Osprey was $120,000 and $99,608 for the years ended December 31, 2012 and 2011, respectively.  Rent payable to Osprey was $19,761 and $8,608 as of December 31, 2012 and 2011, respectively.

As of December 31, 2012, the Company had advances from Vincent Olmo, Chief Operating Officer, and Mr. Wheet of $9,194 and $32,502, respectively, for expenses paid on behalf of the Company. The Company also had a convertible note payable to Mr. Olmo with principal amount of $75,000 and debt discount of $42,534 at December 31, 2012.

At December 31, 2011, the Company had advances from Rhonda Vincent, former CFO, of $79,336 for expenses paid on behalf of the Company. Such payable has passed the statute of limitations and has been written off as of December 31, 2012.

NOTE 15 – RESTATEMENT

The Company restated its December 31, 2011 balance sheet and the statements of operations, changes in equity, and cash flows for the year ended December 31, 2011 to reflect the following adjustments:

●	The reclassification of subscription receivable from shareholder of $25,000 to contra equity (originally reported as other current assets).

●	The elimination of $311,000 gain from litigation and the corresponding amount reflected as due from litigation as the collectability of the gain is not certain.

●

The decrease of $32,633 prepaid consulting expense which represents the difference between the valuation of warrants  based on the Black-Scholes Model and the original valuation improperly determined using intrinsic value.

●

The increase in payable for indemnification of $616,379 which represents Gifford Mabie’s federal and state tax liability retained by the brokerage firm and remitted to the Internal Revenue Service and the increase of indemnification expenses of $67,072 for the change in the value of stock issued to the special brokerage for the benefit of Gifford Mabie.

●	To decrease a payable to SON Medical for $54,832 for services never performed.

The impact of the reclassifications and prior period adjustments on the accompanying balance sheet at December 31, 2011 is as follows:

	As Originally Reported	Change	As Restated
Total current assets	$1,978,711	$(368,633)	$1,610,078
Total current liabilities	2,294,274	561,547	2,855,821
Total equity	(315,563)	(930,180)	(1,245,743)

The impact of the reclassifications and prior period adjustments on the accompanying statement of operations for the year ended December 31, 2011 are as follows:

	As Originally Reported	Change	As Restated
Research and development	$111,832	$(54,832)	$57,000
General and administrative expenses	3,714,214	67,072	3,781,286
Gain from litigation	311,000	(311,000)	-
Net income available to common shareholders	(4,218,278)	(323,240)	(4,541,518)
Income per common share – basic and diluted	(0.09)		(0.09)

 The impact of the reclassifications and prior period adjustments on the accompanying statement of cash flows for the year ended December 31, 2011 is as follows:

	As Originally Reported	Change	As Restated
Net cash used in operating activities	$(3,010,275)	$447,202	$(2,563,073)
Net cash used in investing activities	(471,347)	342,256	(129,091)
Net cash provided by financing activities	3,416,949	(789,458)	2,627,491

NOTE 16 – SUBSEQUENT EVENTS

Subsequent to December 31, 2012, the Company issued 1,466,657 common shares for the conversion of notes payable of $79,540; 789,700 common shares to officers for settlement of  $71,073 of accrued salaries based on the grant date fair value of the shares; 102,500 common shares valued at  $5,466 to service providers for settlement of accounts payable; 262,500 common shares valued at $26,250, for investor relation services; 1,453,750 shares valued at $130,838 for director fees;  and 750,000 common shares for net cash proceeds of $75,000 related to warrants and options exercised.

REVOLUTIONS MEDICAL CORPORATION

18,138,621 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

The Date of This Prospectus is                   , 2013

PART II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

Other Expenses

The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

SEC registration fee	$380.99
Accounting fees and expenses	$5,000	*
Legal fees and expenses*	$25,000	*
Miscellaneous	$1,000	*
Total	$31,380.99	*

* Estimated

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Nevada Law

Section 78.7502 of the Nevada General Corporation Law contains provisions authorizing indemnification by the company of directors, officers, employees or agents against certain liabilities and expenses that they may incur as directors, officers, employees or agents of the company or of certain other entities. Section 78.7502(3) provides for mandatory indemnification, including attorney’s fees, if the director, officer, employee or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein.

Section 78.751 provides that such indemnification may include payment by the company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under the Section. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the company or such other entities.

Section 78.752 authorizes the company to obtain insurance on behalf of any such director, officer employee or agent against liabilities, whether or not the company would have the power to indemnify such person against such liabilities under the provisions of the Section 78.7502. The indemnification and advancement of expenses provided pursuant to Sections 78.7502 and 78.751 are not exclusive, and subject to certain conditions, the company may make other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents. Because neither the Articles of Incorporation, as amended, or By-laws of the company otherwise provide, notwithstanding the failure of the company to provide indemnification and despite a contrary determination by the board of directors or its shareholders in a specific case, a director, officer, employee or agent of the company who is or was a party to a proceeding may apply to a court of competent jurisdiction for indemnification or advancement of expenses or both, and the court may order indemnification and advancement of expenses, including expenses incurred in seeking court- ordered indemnification or advancement of expenses if it determines that the petitioner is entitled to mandatory indemnification pursuant to Section 78.7502(3) because he has been successful on the merits, or because the company has the power to indemnify on a discretionary basis pursuant to Section 78.7502 or because the court determines that the petitioner is fairly and reasonably entitled to indemnification or advancement of expenses or both in view of all the relevant circumstances.

Articles of Incorporation and Bylaws

Our Articles of Incorporation and bylaws, as amended, empower us to indemnify our current or former directors, officers, employees or agents or persons serving by our request in such capacities in any other enterprise or persons who have served by our request is in such capacities in any other enterprise to the full extent permitted by the laws of the State of Nevada. Pursuant to Nevada law and our Articles of Incorporation and By-laws, our officers and directors (and former officers and directors) are entitled to indemnification from us to the full extent permitted by law. Our Articles of Incorporation and By-laws generally provide for such indemnification for claims arising out of the acts or omissions of our officers and directors in their capacity as such, undertaken in good faith and in a manner reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. The conditions and extent of indemnification are set forth in the Articles of Incorporation and By-laws and in the Indemnity Agreements between us and each officer and director. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to officers, directors or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

On June 13, 2013, Asher Enterprises elected to convert $19,500 of a convertible promissory note ($17,500 in principal plus $1,700 in interest) into 703,297 shares of the Company’s common stock.

On June 11, 2013, pursuant to the Investment Agreement between the Company and KVM, in consideration of KVM entering into the Investment Agreement, the Company issued 250,000 shares of common stock to KVM.

On June 10, 2013, pursuant to a consultant agreement, the Company issued 132,135 shares of the Company’s common stock to a consultant for services rendered. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 28, 2013, Asher Enterprises elected to convert $25,000 of a convertible promissory note into 856,164 shares of the Company’s common stock.

On May 9, 2013, pursuant to a securities purchase agreement, the Company issued 9,375,000 pledged shares in escrow to TCA as collateral for this agreement. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 9, 2013, pursuant to a securities purchase agreement, the Company issued to TCA (i) 1,750,000 shares as consideration for the 100,000 facility fee and (ii) 2,000,000 shares to resolve $80,000 in amounts owed in connection with prior transactions with TCA. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 8, 2013, pursuant to a consultant agreement, the Company issued 200,000 shares of the Company’s common stock to a consultant for services rendered. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 25, 2013, an individual investor elected to convert a $50,000 convertible promissory note into 1,000,000 shares of the Company’s common stock, together with Warrants to purchase 200,000 shares of the Company’s common stock at $.25 per share and 100,000 shares of the Company’s common stock at $.50 per share.

On March 13, 2013, pursuant to a consultant agreement, the Company issued 200,000 shares of the Company’s common stock to a consultant for services rendered. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

 On March 13, 2013, pursuant to a consultant agreement, the Company issued 250,000 shares of the Company’s common stock to a consultant for services rendered. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 4, 2013, Asher Enterprises elected to convert $22,500 of a convertible promissory note plus interest into 536,585 shares of the Company’s common stock.

On March 1, 2013, pursuant to a consultant agreement, the Company issued 300,000 shares of the Company’s common stock to a consultant for services rendered. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 25, 2013, pursuant to a consulting agreement, the Company issued 262,500 shares of the Company’s common stock to a consultant for services in the amount of $26,250.

On February 22, 2013, Asher Enterprises elected to convert $20,000 of a convertible promissory note into 443,459 shares of the Company’s common stock.

On February 8, 2013, 1,453,750 shares of common stock were issued to Dr. Thomas Beahm, a board director of the Company. These shares were issued due to Dr. Beahm electing to exercise stock options into common stock at an exercise price of 0.08 cents. The Company provided the shares at a charge to a director’s fee expense of $130,838. No cash was received from Dr. Beahm from this exercise.

On February 8, 2013, pursuant to an employment agreement, the Company issued 320,550 shares of the Company’s common stock to an employee in lieu of wages in the amount of $28,849.

On February 7, 2013, pursuant to an employment agreement, the Company issued 155,250 shares of the Company’s common stock to an employee in lieu of wages in the amount of $13,972.

On February 7, 2013, pursuant to an employment agreement, the Company issued 313,900 shares of the Company’s common stock to an employee in lieu of wages in the amount of $28,251.

On January 23, 2013, pursuant to a consulting agreement, the Company issued 102,500 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $6,287.

On January 11, 2013, Asher Enterprises elected to convert $9,200 of a convertible promissory note into 186,613 shares of the Company’s common stock.

On January 2, 2013, TCA elected to convert $36,000 of a convertible promissory note into 300,000 shares of the Company’s common stock.

On December 31, 2012, Asher Enterprises elected to convert a convertible promissory note into 733,753 shares of the Company’s common stock for $35,000.

On December 11, 2012, 100,000 shares of common stock were issued to an individual investor. These shares were issued due to the investor electing to exercise stock options into common stock at an exercise price of 0.125 cents. The Company received $12,500 from this exercise.

On December 11, 2012, TCA elected to convert $50,000 of a convertible promissory note into 322,581 shares of the Company’s common stock.

On December 6, 2012, an individual investor elected to convert a $15,000 convertible promissory note into 165,134 shares of the Company’s common stock.

On November 27, 2012, pursuant to a consulting agreement, the Company issued 105,000 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $8,295.

On November 27, 2012, pursuant to a consulting agreement, the Company issued 119,118 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $9,410.

On November 23, 2012, Asher Enterprises elected to convert a convertible promissory note into 1,478,094 shares of the Company’s common stock for $53,000.

On November 21, 2012, TCA elected to convert $50,000 of a convertible promissory note into 714,286 shares of the Company’s common stock.

On November 19, 2012, pursuant to a consulting agreement, the Company issued 18,248 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $2,745.

On November 14, 2012, pursuant to a consulting agreement, the Company issued 150,000 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $12,000.

On November 8, 2012, an individual investor elected to convert a $50,000 convertible promissory note into 800,316 shares of the Company’s common stock.

On November 8, 2012, pursuant to a consulting agreement, the Company issued 312,500 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $25,000.

On November 6, 2012, an individual investor elected to convert a $50,000 convertible promissory note into 780,581 shares of the Company’s common stock.

On November 5, 2012, pursuant to a loan the Company received from a shareholder, the Company issued 50,000 shares of the Company’s common stock as collateral in exchange for $11,000.

On October 31, 2012, pursuant to a consulting agreement, the Company issued 3,004 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $255.

On October 23, 2012, an individual investor elected to convert a $25,000 convertible promissory note into 383,024 shares of the Company’s common stock.

On October 17, 2012, pursuant to a consulting agreement, the Company issued 183,217 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $18,321.

On October 12, 2012, TCA elected to convert $50,000 of a convertible promissory note into 270,270 shares of the Company’s common stock.

On October 10, 2012, an individual investor elected to convert a $25,000 convertible promissory note into 361,227 shares of the Company’s common stock.

On October 9, 2012, an individual investor elected to convert a $15,000 convertible promissory note into 106,151 shares of the Company’s common stock.

On September 28, 2012, Asher Enterprises elected to convert a convertible promissory note into 758,773 shares of the Company’s common stock for $42,500.

On September 7, 2012, an individual investor elected to convert a $25,000 convertible promissory note into 228,934 shares of the Company’s common stock.

On September 6, 2012, pursuant to a consulting agreement, the Company issued 10,744 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $1,500.

On September 4, 2012, an individual investor elected to convert a $25,000 convertible promissory note into 222,244 shares of the Company’s common stock.

On August 27, 2012, Asher Enterprises elected to convert a convertible promissory note into 511,328 shares of the Company’s common stock for $46,000.

On August 20, 2012, pursuant to a consulting agreement, the Company issued 396,476 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $60,000.

On August 20, 2012, pursuant to a consulting agreement, the Company issued 114,875 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $20,000.

On August 15, 2012, TCA elected to convert a portion of a convertible promissory note into 294,118 shares of the Company’s common stock for $50,000.

On August 14, 2012, an individual investor elected to convert a $100,000 convertible promissory note into 730,811 shares of the Company’s common stock.

On August 14, 2012, pursuant to a consulting agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $11,300.

On August 8, 2012, pursuant to a consulting agreement, the Company issued 8,743 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $1,500.

On August 8, 2012, pursuant to a consulting agreement, the Company issued 8,743 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $1,500.

On August 8, 2012, pursuant to a consulting agreement, the Company issued 8,743 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $1,500.

On August 8, 2012, pursuant to a consulting agreement, the Company issued 8,342 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $1,500.

On August 8, 2012, pursuant to a consulting agreement, the Company issued 8,342 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $1,500.

On August 8, 2012, pursuant to a consulting agreement, the Company issued 8,342 shares of the Company’s common stock to a consultant for outside consulting services rendered in the amount of $1,500.

On August 8, 2012, an individual investor elected to convert a $50,000 convertible promissory note into 374,683 shares of the Company’s common stock.

On July 26, 2012, 400,000 shares of common stock were issued to an individual investor. These shares were issued due to the investor electing to exercise stock warrants into common stock at an exercise price of $0.25. The Company received $100,000 from this exercise.

On July 12, 2012, an individual investor elected to convert a $50,000 convertible promissory note into 342,367 shares of the Company’s common stock.

On July 11, 2012, an individual investor elected to convert a $25,000 convertible promissory note into 206,524 shares of the Company’s common stock.

On July 10, 2012, an individual investor elected to convert a $75,000 convertible promissory note into 619,573 shares of the Company’s common stock.

On April 16, 2012, pursuant to a convertible debt agreement, the Company issued 204,594 shares of the Company’s common stock to this note holder in the amount of $50,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 1, 2012, pursuant to a consultant agreement, the Company issued 4,261 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering

On April 1, 2012, pursuant to a consultant agreement, the Company issued 4,261 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 27, 2012, pursuant to a convertible debt agreement, the Company issued 211,177 shares of the Company’s common stock to this note holder in the amount of $50,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering

On March 16, 2012, pursuant to a convertible debt agreement, the Company issued 148,972 shares of the Company’s common stock to this note holder in the amount of $25,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 15, 2012, pursuant to an indemnification settlement agreement, the Company issued 400,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $140,160. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 14, 2012, pursuant to a convertible debt agreement, the Company issued 111,173 shares of the Company’s common stock to a noteholder in the amount of $25,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 13, 2012, pursuant to a consultant agreement, the Company issued 75,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $18,750. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 12, 2012, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $32,100. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 5, 2012, pursuant to a consultant agreement, the Company issued 4,285 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 5, 2012, pursuant to a consultant agreement, the Company issued 4,285 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 28, 2012, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $16,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 6, 2012, pursuant to a debt conversion notice, the Company issued 206,699 shares of the Company’s common stock to a noteholder in satisfaction of $20,000 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 2, 2012, pursuant to a debt conversion notice, the Company issued 190,476 shares of the Company’s common stock to a noteholder in satisfaction of $20,000 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 2, 2012, pursuant to a consultant agreement, the Company issued 7,142 shares of the Company’s common stock to a consultant for services rendered in the amount of $2,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On January 19, 2012, pursuant to a consultant agreement, the Company issued 375,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $123,750. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On January 19, 2012, pursuant to a debt conversion notice, the Company issued 180,000 shares of the Company’s common stock to a noteholder in satisfaction of $15,498 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On January 3, 2012, pursuant to the Equity Agreement, the Company issued 559,268 Facility Fee Shares to TCA as consideration for the 100,000 facility fee. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 22, 2011, pursuant to a consultant agreement, the Company issued 175,000 shares of the Company’s common stock to a consultant for services rendered. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 12, 2011, pursuant to a debt conversion notice, the Company issued 313,351 shares of the Company’s common stock to a noteholder in satisfaction of $20,000 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 12, 2011, pursuant to a debt conversion notice, the Company issued 222,717 shares of the Company’s common stock to a noteholder in satisfaction of $20,000 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 6, 2011, pursuant to a debt conversion notice, the Company issued 188,492 shares of the Company’s common stock to a noteholder in satisfaction of $40,000 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On December 1, 2011, pursuant to a consultant agreement, the Company issued 6,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 28, 2011, pursuant to a debt conversion notice, the Company issued 136,402 shares of the Company’s common stock to a noteholder in satisfaction of $59,000 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 1, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $14,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 1, 2011, pursuant to a consultant agreement, the Company issued 5,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 1, 2011, pursuant to a consultant agreement, the Company issued 5,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 14, 2011, pursuant to a consultant agreement, the Company issued 6,250 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 14, 2011, pursuant to a debt conversion notice, the Company issued 300,000 shares of the Company’s common stock to a noteholder in satisfaction of $46,200 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 5, 2011, pursuant to a debt conversion notice, the Company issued 300,000 shares of the Company’s common stock to a noteholder in satisfaction of $46,620 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On September 20, 2011, pursuant to a consultant agreement, the Company issued 6,521 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On September 12, 2011, pursuant to a debt conversion notice, the Company issued 300,000 shares of the Company’s common stock to a noteholder in satisfaction of $41,433 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On September 1, 2011, pursuant to a debt conversion notice, the Company issued 200,000 shares of the Company’s common stock to a noteholder in satisfaction of $26,642 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 29, 2011, pursuant to a debt conversion notice, the Company issued 100,000 shares of the Company’s common stock to a noteholder in satisfaction of $14,254.10 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 12, 2011, pursuant to a consultant agreement, the Company issued 5,172 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 8, 2011, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 3, 2011, pursuant to a debt conversion notice, the Company issued 157,233 shares of the Company’s common stock to a noteholder in satisfaction of $20,000 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On July 29, 2011, pursuant to a debt conversion notice, the Company issued 145,555 shares of the Company’s common stock to a noteholder in satisfaction of $20,000 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On June 28 2011, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 31 2011, pursuant to a consultant agreement, the Company issued 200,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $50,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 31 2011, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 25 2011, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 24 2011, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 18, 2011, pursuant to a debt conversion notice, the Company issued 230,415 shares of the Company’s common stock to a noteholder in satisfaction of $25,000 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 2, 2011, pursuant to a debt conversion notice, the Company issued 129,666 shares of the Company’s common stock to a noteholder in satisfaction of $25,000 worth of outstanding debt underlying a convertible note.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 26, 2011, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 20 2011, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 1, 2011, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 19, 2011, pursuant to a consultant agreement, the Company issued 200,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $50,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On March 31, 2011, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 13, 2011, pursuant to a consultant agreement, the Company issued 380,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $95,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 12, 2011, pursuant to a consultant agreement, the Company issued 118,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $29,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 8, 2011, pursuant to a consultant agreement, the Company issued 150,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $37,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 7, 2011, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 6, 2011, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 1, 2011, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 24, 2011, the Company issued a convertible promissory note in favor of one accredited investor in the amount of $1,050,000.  The note bears a one-time interest rate of eight percent (8%) and has a maturity date of February 24, 2013.  Prepayment under the note is not permitted, unless approved by the investor.  Under the terms of the Note, the Investor is entitled, at its option, to convert all or part of the principal amount and accrued interest into shares of the Company’s common stock, at a conversion price equal to seventy percent (70%) of the lowest closing price of the common stock in the twenty (20) trading days immediately prior to the conversion, subject to adjustment in certain circumstances.  These securities were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On February 23, 2011, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On January 24, 2011, pursuant to a consultant agreement, the Company issued 500,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $125,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 8, 2010, pursuant to a debt conversion notice, the Company issued 108,000 shares of the Company’s common stock to a noteholder in satisfaction of $25,000 worth of outstanding debt underlying a convertible note.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On November 5, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 18, 2010, pursuant to a debt conversion notice, the Company issued 41,166 shares of the Company’s common stock to a noteholder in satisfaction of $10,000 worth of outstanding debt underlying a convertible note.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 14, 2010, pursuant to a debt conversion notice, the Company issued 78,592 shares of the Company’s common stock to a noteholder in satisfaction of $12,000 worth of outstanding debt underlying a convertible note.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 12, 2010, pursuant to a debt conversion notice, the Company issued 48,844 shares of the Company’s common stock to a noteholder in satisfaction of $15,000 worth of outstanding debt underlying a convertible note.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On October 5, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On September 15, 2010, pursuant to a debt conversion notice, the Company issued 122,839 shares of the Company’s common stock to a noteholder in satisfaction of $37,500 worth of outstanding debt underlying a convertible note. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 30, 2010, pursuant to a consultant agreement, the Company issued 22,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $5,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 27, 2010, pursuant to a consultant agreement, the Company issued 30,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $7,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 27, 2010, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 24, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 18, 2010, pursuant to a consultant agreement, the Company issued 10,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $2,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

 On August 18, 2010, pursuant to a consultant agreement, the Company issued 200,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $5,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 18, 2010, pursuant to a consultant agreement, the Company issued 80,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $20,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 380,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $95,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 30,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $7,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 36,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $8,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 20,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $5,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

 On August 17, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 20,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $5,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 20,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $5,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 80,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $20,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 20,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $5,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 20,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $5,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 80,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $20,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 80,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $20,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 400,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $100,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

 On August 17, 2010, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 60,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $15,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 4,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $1,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 200,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $50,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 300,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $75,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 140,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $35,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 17, 2010, pursuant to a consultant agreement, the Company issued 20,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $5,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 4, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 3 2010, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 2, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 2, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 2 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 2, 2010, pursuant to a consultant agreement, the Company issued 40,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $10,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 2, 2010, pursuant to a consultant agreement, the Company issued 60,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $15,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 2, 2010, pursuant to a consultant agreement, the Company issued 20,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $5,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 2, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On August 2, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On July 1, 2010, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 21, 2010, pursuant to a consultant agreement, the Company issued 300,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $75,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 21, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 21, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 160,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $40,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 262,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $65,500.  These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 50,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $12,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 140,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $35,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 200,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $50,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 400,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $100,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On May 10, 2010, pursuant to a consultant agreement, the Company issued 100,000 shares of the Company’s common stock to a consultant for services rendered in the amount of $25,000. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 22, 2010, the Company issued 25,000 shares of the Company’s common stock to Auctus Private Equity Fund, LLC, as further consideration for entering into a drawdown equity financing agreement. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

On April 1, 2010, pursuant to executed subscription agreements, the Company issued 1,218,000 shares of the Company’s common stock to a total of 15 investors for an aggregate purchase price of $304,500. These shares were issued pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended, afforded the Company under Section 4(2) promulgated thereunder due to the fact that the issuance did not involve a public offering.

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Description

3.1	Amended and Restated Articles of Incorporation, dated November 24, 2010 (filed as Exhibit 3.1 on Form 10-K for the year ended December 31, 2010, as filed with the SEC on March 30, 2011)

3.2	Bylaws (filed as Exhibit 2.2 to our Amended Form 10-SB filed August 15, 2001)

4.1	Form of Common Stock Certificate (filed as Exhibit 3.1 to our Form 10-SB filed December 23, 1999)

4.2	$1,050,000 Convertible Promissory Note, dated February 24, 2011 (filed as Exhibit 4.2 on Form S-1, as filed with the SEC on April 6, 2011)

5.1	Opinion of Lucosky Brookman LLP *

10.1	Joint Venture Agreement with Globe, dated November 3, 2006 (as filed as Exhibit 10.1 of the Company's Form 10-QSB for the quarter ended September 30, 2006, filed with the SEC on November 17, 2006)

10.2

Safety Scalpel Joint Venture agreement with Globe dated August 11, 2006 (as filed as Exhibit 10.2 of the Company's Form 10-QSB for the quarter ended June 30, 2006, filed with the SEC on August 19, 2006)

10.3	Employment Agreement with Rondald L. Wheet (as filed as Exhibit 10.3 of the Company's Form 10-KSB for the year ended December 31, 2007)

10.4	Employment Agreement with Burt Hodges (as filed as Exhibit 10.1 of the Company’s Form 8-K filed June 7, 2011)

10.5

Mutual Release and Settlement Agreement between the Company and Gifford M. Mabie, dated April 14, 2006 (as filed as Exhibit 10.13 of the Company's Form 10-KSB for the year ended December 31, 2004, filed with the SEC on April 15, 2006)

10.6	Agreement and Plan of Merger between Cerro Mining Corporation and the Company. dated May 9, 1997 (filed as Exhibit 6.6 to our Form 10-SB filed December 23, 1999)

10.7	Agreement and Plan of Merger between Clear Image Acquisition Corporation and the Company dated January 26, 2007 (filed as Exhibit 10.6 to our Form 8-K filed January 26, 2007)

10.8	Employee Agreement with Vincent L. Olmo (as filed as Exhibit 10.1 to the Company's Form 8-K filed April 15, 2011)

10.9	Drawdown Equity Financing Agreement, dated April 22, 2010, by and between the Company and Auctus Private Equity Fund, LLC (filed as Exhibit 10.1 to our Form 8-K, filed April 26, 2010)

10.10	Registration Rights Agreement, dated April 22, 2010, by and between the Company and Auctus Private Equity Fund, LLC (filed as Exhibit 10.2 to our Form 8-K, filed April 26, 2010)

10.11	Registration Rights Agreement, dated February 24, 2011, by and between the Company and JMJ Financial, Inc. (filed as Exhibit 10.11 on Form S-1, as filed with the SEC on April 6, 2011)

10.12

Committed Equity Facility Agreement, dated December 29, 2011, by and between Revolutions Medical Corporation and TCA Global Credit Master Fund, LP (as filed as Exhibit 10.12 to the Company’s Registration Statement on Form S-1, filed on February 14, 2012)

10.13

Registration Rights Agreement, dated December 29, 2011, by and between Revolutions Medical Corporation and TCA Global Credit Master Fund, LP (as filed as Exhibit 10.13 to the Company’s Registration Statement on Form S-1, filed on February 14, 2012)

10.14

International Manufacturing Agreement, dated December 1, 2011, by and between Revolutions Medical Corporation and Wuxi Yushou Medical Appliances Co., Ltd. (as filed as Exhibit 10.14 to the Company’s Registration Statement on Form S-1/A,filed on January 29, 2013)”

10.15	Investment Agreement by and between the Company and KVM, dated as of June 10, 2013 (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed on June 18, 2013)

10.16	Registration Rights Agreement by and between the Company and KVM, dated as of June 10, 2013 (filed as Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed on June 18, 2013)

23.1	Consent of GBH CPAs, PC *

23.2	Consent of Hood & Associates "CPAs, P.C". *

23.3	Consent of Legal Counsel (Included in Exhibit 5.1 filed herewith)

* Filed herewith

UNDERTAKINGS

(A) The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

Include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(B) The issuer is subject to Rule 430C (ss. 230. 430C of this chapter): Each prospectus filed pursuant to Rule 424(b)(ss. 230. 424(b) of this chapter) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (ss. 230. 430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the Company’s registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Charleston, State of South Carolina, on July 19, 2013.

REVOLUTIONS MEDICAL CORPORATION

By:	/s/ Rondald L. Wheet
Name: Rondald L. Wheet
Title: Chief Executive Officer
(Principal Executive Officer,
Principal Financial Officer,
Principal Accounting Officer)

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY OR ON BEHALF OF THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED:

Name	Position	Date

/s/ Rondald L. Wheet	Chief Executive Officer (Principal Executive Officer,	July 19, 2013
Rondald L. Wheet	Principal Officer, Principal Accounting Officer) and Chairman

/s/ Dr. Thomas Beahm	Director	July 19, 2013
Dr. Thomas Beahm

/s/ Vincent Olmo	Chief Operating Officer	July 19, 2013
Vincent Olmo